SCHEDULE 14A

Information Required in Proxy Statement

REG. 240.14a-101

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

SPARK NETWORKS PLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

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(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.

PART 2 OF THIS DOCUMENT COMPRISES AN EXPLANATORY STATEMENT IN COMPLIANCE WITH SECTION 426 OF THE UK COMPANIES ACT 1985. If you are in any doubt as to the action you should take, you should seek your own personal financial advice immediately from your stockbroker, bank manager, solicitor, accountant, fund manager or other independent financial adviser authorised under the UK Financial Services and Markets Act 2000 (as amended) if you are taking advice in the United Kingdom or from another appropriately authorised independent financial adviser if you are in a territory outside the United Kingdom.

This document does not constitute and Spark Networks plc and Spark Networks, Inc. are not making an offer of securities to the public within the meanings of sections 85 and 102B of the UK Financial Services and Markets Act 2000 (as amended). Therefore this document is not an approved prospectus for the purposes of and as defined in section 85 of the UK Financial Services and Markets Act 2000 (as amended) and has not been prepared in accordance with the Prospectus Rules and has not been approved by the Financial Services Authority or by any other authority which could be a competent authority for the purposes of the Prospectus Directive.

If you have sold or otherwise transferred all of your Ordinary Shares, Global Depositary Shares or American Depositary Shares, please send this document and the other enclosed documents at once to the purchaser or transferee or to the bank, stockbroker or other agent through whom the sale or transfer was effected for delivery to the purchaser or transferee. However, such documents should not be forwarded or transmitted in or into any jurisdiction in which such act would constitute a violation of the relevant laws in such jurisdiction. If you have sold or transferred only part of your Ordinary Shares, Global Depositary Shares or American Depositary Shares you should retain these documents and should contact the bank, stockbroker or other agent through whom the sale or transfer was effected.

This document should be read as a whole, in conjunction with the accompanying Forms of Proxy and/or GDS/ADS Voting Instruction Card. Capitalized terms used throughout this document have the meanings set forth in Part 8 of this document.

SPARK NETWORKS PLC

(incorporated and registered in England and Wales under the Companies Act 1985,

registered number 03628907)

Recommended proposal

(including a Scheme of Arrangement under section 425 of the

Companies Act 1985) to establish Spark Networks plc as a

wholly-owned subsidiary of Spark Networks, Inc.

Meetings of Ordinary Shareholders to consider the Proposal will be held at the offices of Steptoe & Johnson at Fifth Floor, 99 Gresham Street, London EC2V 7NG on 15 June 2007. The Court Meeting will start at 3:00 pm on that date and the EGM will start at 3:10 pm (or as soon thereafter as the Court Meeting concludes or is adjourned). Your Board is unanimously recommending Shareholders, including GDS and ADS Holders, to vote in favour of the Proposal. The action to be taken in respect of such meetings is set out on pages 16 and 17 of this document. Ordinary Shareholders should complete, sign and return Forms of Proxy for each of the Court Meeting and/or the EGM, to Capita Registrars, Proxy Department, The Registry, 34 Beckenham Road, Beckenham, Kent, BR3 4BR as soon as possible but in any event to arrive not later than the times specified on page 5 of this document. If forms of proxy for the Court Meeting (but not forms of proxy for the EGM) are not lodged by the relevant time they may be handed to the Chairman of the Court Meeting before it starts. GDS and/or ADS Holders should complete, sign and return GDS/ADS Voting Instruction Cards to The Bank of New York as soon as possible but in any event to arrive not later than the times specified on page 5 of this document. These materials are being sent to the Shareholders on or about 25 April 2007.

Hawkpoint Partners Limited, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting as financial adviser to Spark Networks plc, and for no one else in connection with the Proposal and will not be responsible to any other person for providing the protections afforded to its customers or for providing advice relating to the Proposal or the contents of this document. No representation or warranty, express or implied, is made by Hawkpoint as to the contents of this document.

This document does not constitute an offer to sell or the solicitation of an offer to buy any security. None of the securities referred to in this document shall be sold, issued or transferred in any jurisdiction in contravention of any applicable law. The distribution of this document in certain jurisdictions may be restricted by law and therefore persons into whose possession this document comes should inform themselves about and observe such restrictions.

The Spark Networks, Inc. Common Shares to be issued in connection with the Scheme will not be, and are not required to be, registered with the United States Securities and Exchange Commission, or SEC, under the US Securities Act of 1933, as amended, in reliance upon the exemption from the registration requirements of the US Securities Act provided by Section 3(a)(10) thereof. The SEC has not approved or disapproved the Spark Networks, Inc. Common Shares, nor passed upon the adequacy of this document. Any representation to the contrary is a criminal offence in the United States. Shareholders who are affiliates (within the meaning of the US Securities Act) of Spark Networks plc upon or before implementation of the Scheme will be subject to timing, manner of sale and volume restrictions on the sale of Spark Networks, Inc. Common Shares received in connection with the Scheme under Rule 145(d) of the US Securities Act.

The Spark Networks, Inc. Common Shares to be issued in connection with the Scheme will only be made available to Shareholders and will not be made available generally or marketed to the public in the United Kingdom or elsewhere.

This document and the accompanying documents have been prepared in connection with proposals in relation to a scheme of arrangement pursuant to and for the purpose of complying with English law and rules and regulations of the SEC and information disclosed may not be the same as that which would have been prepared in accordance with the laws of jurisdictions outside England. Nothing in this document or the accompanying documents should be relied on for any other purpose.

Further details in relation to Overseas Shareholders are contained in paragraph 13 of Part 2 of this document. All Shareholders or other persons (including nominees, trustees and custodians) who would otherwise intend to or may have a contractual or legal obligation to forward this document and the accompanying forms of proxy or GDS/ADS Voting Instruction Cards to a jurisdiction outside the United Kingdom should refrain from doing so and seek appropriate professional advice before taking any action.

No person has been authorised to make any representations on behalf of Spark Networks plc or Spark Networks, Inc. concerning the Proposal which are inconsistent with the statements contained in this document and any such representations, if made, may not be relied upon as having been so authorised.

The summary of the principal provisions of the Scheme contained in this document is qualified in its entirety by reference to the Scheme itself, the full text of which is set out in Part 5 of this document. Each Shareholder is advised to read and consider carefully the text of the Scheme itself.

Shareholders should not construe the contents of this document as legal, tax or financial advice, and should consult with their own advisers as to the matters described in this document.

The statements contained in this document are made as at the date of this document, unless some other time is specified in relation to them, and the despatch of this document shall not give rise to any implication that there has been no change in the facts set out in this document since such date. Nothing contained in this document shall be deemed to be a forecast, projection or estimate of the future financial performance of Spark Networks plc or Spark Networks, Inc. except where expressly stated.

Company Contact Information

The Company’s principal executive offices are located at 8383 Wilshire Boulevard, Suite 800, Beverly Hills, California 90211 USA. The telephone number at that location is (+1) (323) 836-3000. The Company’s registered office is located at 24/26 Arcadia Avenue, London, N3 2JU, England.

References to “Spark Networks,” “Spark Networks Group” and “Group” mean Spark Networks plc, Spark Networks, Inc. and the following subsidiaries (the “Subsidiaries”): MatchNet Büro Deutschland, MatchNet Succursale Français, MingleMatch, Inc., SN Events, Inc., SN Services, Inc., Spark Networks (Israel) Limited, Spark Networks Canada Inc. / Spark Networks Canada Enterprises Inc. and HurryDate, LLC.

EXPECTED TIMETABLE OF PRINCIPAL EVENTS

GDS/ADS Voting Record Date	Close of business in New York on 18 April 2007

Latest time and date for receipt by the Depositary of GDS/ADS Voting Instruction Cards	3:00 pm New York time on 8 June 2007

Latest time and date for receipt of WHITE form of proxy for the Court Meeting	3:00 pm on 13 June 2007

Latest time and date for receipt of BLUE form of proxy for the EGM	3:10 pm on 13 June 2007

Court Meeting	3:00 pm on 15 June 2007

Extraordinary General Meeting	3:10 pm on 15 June 2007

Hearing Date	10:30 am on 6 July 2007

Scheme Record Time	6:00 pm on 6 July 2007

Effective Date	9 July 2007

Commencement of trading of Spark Networks, Inc. Common Shares	9:30 am in New York on 9 July 2007

Despatch of Direct Registration Transaction Advices for Spark Networks, Inc. Common Shares	by 21 days after Effective Date

The above times and dates will depend upon (among other things) the dates upon which the Court sanctions the Scheme and confirms the Capital Reduction and the date upon which the Court Order sanctioning the Scheme and confirming such Capital Reduction is delivered to and registered by the Registrar of Companies in England and Wales.

All times stated in this document are London times, unless indicated otherwise.

The EGM will begin at the time fixed or as soon as the Court Meeting held immediately beforehand shall have concluded.

Forms of Proxy for the Court Meeting (but not the EGM) may be handed to the Chairman of the Court Meeting if not lodged by 3:00 pm on 13 June 2007.

The existing listing of GDSs on the Frankfurt Stock Exchange will be automatically terminated upon cancellation of the GDSs after the Scheme has taken effect, and the listing of ADSs on AMEX will be cancelled immediately prior to the commencement of dealings of Spark Networks, Inc. Common Shares on AMEX.

The Company has applied for listing on AMEX of the Spark Networks, Inc. Common Shares to be issued pursuant to the Scheme. The application is expected to become effective and trading in the Spark Networks, Inc. Common Shares on AMEX is expected to commence at 9:30 am (New York time) on the Effective Date which, subject to the approval of the Court, is expected to be 9 July 2007. The Spark Networks, Inc. Common Shares will not be admitted to trading on the Frankfurt Stock Exchange or any other securities exchange.

ENCLOSURES

All Ordinary Shareholders will find enclosed with this document:

•	a BLUE form of proxy for use at the EGM;

•	a WHITE form of proxy for use at the Court Meeting; and

•	a postage paid return envelope.

All ADS Holders and GDS Holders will find enclosed with this document:

•	an ADS/GDS Voting Instruction Card; and

•	a postage paid return envelope.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this document, including statements regarding expectations with respect to the timetable for completing the Scheme, future financial and operating results, potential benefits of the Scheme, and future opportunities for Spark Networks, Inc., as well as any other statement about the future expectations, beliefs, goals, plans or prospects of the management of Spark Networks, Inc. constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (United States). In some cases, you can identify forward-looking statements by terminology such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “may,” “will,” “continue,” “should,” “plan,” “predict,” “potential” or the negative of these terms or other similar expressions. The Board has based these forward-looking statements on its current expectations and projections about future events that the Board believes may affect the Spark Networks Group’s financial condition, results of operations, business strategy and the Scheme. The Group’s actual results could differ materially from those anticipated in these forward-looking statements, which are subject to a number of risks, uncertainties and assumptions described in the “Risk Factors” section in Spark Networks plc’s Annual Report on Form 10-K for the year ended December 31, 2006 and subsequent Forms 10-Q filed with the United States Securities and Exchange Commission (and available for inspection at www.sec.gov), regarding, among other things:

•	the Group’s significant operating losses in years prior to 2006 and uncertainties relating to its ability to continue to generate positive cash flow and operating profits in the future;

•	the Group’s ability to attract members to its web sites, convert members into paying subscribers and retain paying subscribers;

•	the highly competitive nature of the Group’s business;

•	the Group’s ability to keep pace with rapid technological change;

•	the strength of the Group’s existing brands and its ability to maintain and enhance those brands;

•	the Group’s ability to effectively manage its growth;

•	the Group’s dependence upon the telecommunications infrastructure and its networking hardware and software infrastructure;

•	uncertainties relating to potential acquisitions of companies;

•	the strain on the Group’s resources and management team of being a public company in the United States;

•	the ability of the Company’s principal shareholders to exercise significant influence over the Group; and

•	other factors referenced in this document and other reports filed with the SEC.

You should not rely upon forward-looking statements as predictions of future events. The Company cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur. Although the Board believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, Spark Networks, undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this document to conform these statements to actual results or to changes in the Board’s expectations.

You should read this document, and the other documents referred to in this document, completely and with the understanding that the Group’s actual future results, levels of activity, performance and achievements may materially differ from what the Board expects. All written, oral and electronic forward-looking statements made on or after the date hereof and attributable to Spark Networks, or to persons acting on behalf of Spark Networks, are expressly qualified in their entirety by this cautionary statement.

QUESTIONS AND ANSWERS ABOUT THE PROPOSAL

The following is designed to assist your understanding of the Proposal. However, it should not be solely relied upon for a full and proper understanding of the Proposal, and you are advised to read the whole of this document.

1.    What is the Proposal?

Spark Networks, Inc. is a new corporation incorporated under the laws of the State of Delaware, United States. Spark Networks plc is proposing to reorganize itself pursuant to a court-approved scheme of arrangement under the laws of England and Wales so that Spark Networks, Inc. will become the holding company and Spark Networks plc will become a wholly-owned subsidiary of Spark Networks, Inc. Under the Proposal, Shareholders, including ADS and GDS holders with interests in Ordinary Shares through their ADSs and GDSs, will become stockholders of Spark Networks, Inc.. The Proposal also includes, as a result of the Scheme taking effect, the listing of the Common Stock in Spark Networks, Inc. (the new holding company) on the American Stock Exchange, and the termination of the listing of Spark Networks plc’s GDSs on the Frankfurt Stock Exchange and ADSs on the American Stock Exchange. In connection with the Scheme, Shareholders are also being asked to approve certain amendments to the Articles of Association of Spark Networks plc, which amendments are in furtherance of implementing the Scheme.

2.    What will be the main effects of the Proposal?

Shareholders, including ADS and GDS Holders, will exchange their existing interests in Ordinary Shares for an equal number of shares of Common Stock in Spark Networks, Inc.. Common Shares issued in respect of Ordinary Shares held by The Bank of New York under the Deposit Agreements will be issued to GDS and ADS Holders through The Bank of New York, in accordance with procedures explained in paragraph 11 of Part 1 of this document.

Shareholders, including ADS and GDS Holders, will not have to pay any fees for their Spark Networks, Inc. Common Shares.

Rights of Stockholders in Spark Networks, Inc. (which will be a Delaware corporation, with its principal place of business in California and with its shares traded on the American Stock Exchange) will be materially different from the current rights of Ordinary Shareholders and GDS/ADS Holders in Spark Networks plc (which is an English public company, with its principal place of business in California and with Global Depositary Shares traded on the Frankfurt Stock Exchange and American Depositary Shares traded on the American Stock Exchange, both representing its Ordinary Shares). Please refer to Part 4 of this document which contains a summary of the main aspects of those respective rights.

The Company has been advised that, prior to the implementation of the Proposal, parts of both the UK Takeover Code and the German Takeover Act may apply to acquisitions of shares in, or offers for shares of, Spark Networks plc.

Following implementation of the Proposal, the UK Takeover Code and the German Takeover Act will not apply to acquisitions of shares in, or offers for shares of, Spark Networks, Inc. Instead, Spark Networks, Inc. will be governed by the General Corporation Law of the State of Delaware and it intends to adopt a stockholder rights plan. Please refer to Part 4 of this document which contains a summary of the main aspects of these rules.

3.    Why is the Board proposing this?

The Board believes that the proposed change of domicile is in the best interests of the Company. The Company believes that it will (a) consolidate trading of the Company’s securities onto one market, (b) eliminate transaction costs inherent in the current structure for those wishing to convert Ordinary Shares into ADSs and GDSs into ADSs, (c) simplify the Company’s regulatory environment, eliminating certain U.K. and German compliance issues, (d) provide greater and improved access to United States capital investment, and (e) reduce administrative costs by concentrating the Group’s activities within one regulatory regime. The reorganization is estimated to cost approximately $2.1 million, including up to $5.00 per 100 GDSs/ADSs related to the cancellation of the GDSs and ADSs. However, as a result of the reorganization, the Company estimates that it will save approximately $600,000 per year in reduced attorney, audit and filing fees, and other international securities related expenses. The Board considers that the anticipated benefits of the Proposal justify the cost. See paragraph 1 of Part 1 for a further discussion.

4.    Who is entitled to vote?

Spark Networks plc Ordinary Shareholders are entitled to attend and vote at the Court Meeting and the EGM if they are registered in the register of members of the Company at the start of the relevant meeting.

ADS and GDS Holders should refer to paragraph 9 of Part 1 of this document for details of how they can become entitled to direct how votes should be cast at the Meetings.

5.    Why are there two shareholder meetings?

The two meetings are for different purposes. The EGM is being held to pass the special resolution required to authorize the implementation of the Proposal. The Court Meeting is being held with the leave of the Court to enable Ordinary Shareholders to approve the Scheme so that, assuming the Scheme is approved by Ordinary Shareholders, the Court has the authority to sanction the Scheme. ADS and GDS Holders can direct how the Ordinary Shares in which they are interested should be voted at the EGM and the Court Meeting.

Both meetings are to be held at the offices of Steptoe & Johnson, Fifth Floor, 99 Gresham Street, London EC2V 7NG from 3:00 p.m. (UK time) on 15 June 2007, the formal notices being set out on pages 85 to 88 of this document. Ordinary Shareholders who are unable to attend the Meetings are entitled to vote by completing and returning both of the enclosed forms of proxy in accordance with the instructions thereon. ADS and GDS Holders are entitled to direct how votes should be cast at the Meetings by completing and returning the GDS/ADS Voting Instruction Card in accordance with the instructions thereon.

6.    Why is High Court approval needed?

The Board has been advised that the court-approved scheme of arrangement is the most appropriate procedure to introduce the new holding company. The Proposal must satisfy precise procedural requirements imposed for the protection of Shareholders and the creditors of Spark Networks plc.

7.    Do I need to vote?

Your vote is important. In particular, the Court needs to be satisfied that there is a fair representation of the opinion of Shareholders, including GDS/ADS Holders, at the Court Meeting.

Ordinary Shareholders are therefore urged to complete, sign and return BOTH forms of proxy as soon as possible. This will not preclude Ordinary Shareholders from attending the Meetings in person. The WHITE form of proxy is for the Court Meeting and the BLUE form of proxy is for the EGM.

ADS and GDS Holders are also urged to complete, sign and return their ADS/GDS Voting Instruction Cards to the Depositary before 3:00 p.m. (New York time) on 8 June 2007.

8.    How do I vote if my Shares are registered in my name?

If you are an Ordinary Shareholder, forms of proxy for your use in connection with the Meetings are enclosed with this document. Whether or not you propose to attend the Meetings, you should complete and sign the attached forms of proxy in accordance with the instructions on them. Completed forms of proxy should be returned to the Company’s registrars, Capita Registrars, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4TU, England.

BLUE forms of proxy, to be valid for use at the EGM, must be lodged at least 48 hours before the time appointed for the EGM. BLUE forms of proxy not lodged by such time will be invalid.

WHITE forms of proxy, to be valid for use at the Court Meeting, must be lodged at least 48 hours before the time appointed for the Court Meeting. WHITE forms of proxy not lodged by such time may be handed to the chairman of the Court Meeting immediately prior to the start of the meeting and will still be valid.

The completion and return of a form of proxy will not prevent you from attending and voting in person at either of the Meetings, or any adjournment thereof, should you wish to do so.

9.    If my broker is the registered holder of my Ordinary Shares will my broker vote my Ordinary Shares for me?

Only the registered holder of your Ordinary Shares is entitled to vote your Ordinary Shares at the EGM and Court Meeting. You should therefore instruct your broker to vote your Ordinary Shares, following the directions provided to you by your broker.

10.    What are the ADSs and GDSs?

Interests in Ordinary Shares are listed on the Frankfurt Stock Exchange in the form of GDSs and the American Stock Exchange in the form of ADSs. Each ADS and each GDS represents the right to receive one Ordinary Share.

If you hold Ordinary Shares only, you do not need to concern yourself with references in this document to ADSs and GDSs.

11.    How do I vote if my GDSs/ADSs are registered in my name?

If you are a GDS/ADS Holder, you should use your GDS/ADS Voting Instruction Card to direct the manner in which the Depositary should vote your underlying Ordinary Shares at the Meetings and to direct the manner in which your proxy should vote the Ordinary Share which will be lent to you when you return the GDS/ADS Voting Instruction Card. Completed GDS/ADS Voting Instruction Cards should be returned to The Bank of New York, as Depositary, at the address indicated on the card as soon as possible and in any event to be received not later than 3:00 p.m. (New York time) on 8 June 2007. Ordinary Shares will be lent to GDS/ADS Holders solely for the purpose of enabling them to vote by proxy at the Court Meeting, so that they can be holders of Ordinary Shares whose votes can be taken into account when determining whether the Scheme is approved by a majority in number of the holders of Scheme Shares. Ordinary Shares will not be lent to GDS/ADS Holders so as to enable them to attend and vote at either of the Meetings in person. Therefore, notwithstanding that the names of GDS/ADS Holders will be entered on the register of members as the Holders of the Ordinary Shares lent to them, GDS/ADS Holders will not be entitled to attend and vote at the Court Meeting or the EGM in person unless they cancel their GDS/ADSs in accordance with the procedures set out in the relevant Deposit Agreement, so that they can become holders of the underlying Ordinary Shares, and they can be registered as holders of the underlying Ordinary Shares prior to the Meetings.

12.    If my broker is the record holder of my GDSs/ADSs, will my broker vote the underlying shares for me?

If you hold GDSs/ADSs through a broker in the United States, your broker will not be able to instruct The Bank of New York as to how to vote the Ordinary Shares underlying the GDSs/ADSs without instructions from you. You should instruct your broker to provide voting instructions to The Bank of New York, consistent with the instructions provided to your broker by you.

13.    When will the Proposal be put into place?

Holdings of Ordinary Shares recorded in the share register at the Scheme Record Time (which is expected to be 6:00 pm on 6 July, 2007) will determine the entitlements to Spark Networks, Inc. Common Shares. Assuming the necessary High Court and Shareholder approvals are obtained, it is expected that the new Spark Networks, Inc. Common Shares will be listed on AMEX on 9 July 2007. The expected timetable of principal events to give effect to the Proposal is set out on page 5 of this document.

14.    What will actually happen to my Shares?

The key steps are as follows:

•	on the Effective Date, the Ordinary Shares (except for one Ordinary Share to be acquired by Spark Networks, Inc.) will be cancelled;

•

Spark Networks plc will issue an equal number of Ordinary Shares to the new holding company, Spark Networks, Inc., such that Spark Networks plc will become a wholly-owned subsidiary of Spark Networks, Inc., and

•

Spark Networks, Inc. will issue to Ordinary Shareholders at the Scheme Record Time (including Bank of New York’s nominee on behalf of GDS/ADS Holders) an equal number of Spark Networks, Inc. Common Shares for the Ordinary Shares cancelled.

15.    When and how will I receive my new Spark Networks, Inc. Common Shares?

New Spark Networks, Inc. Direct Registration Transaction Advices are expected to be sent to Ordinary Shareholders holding their Scheme Shares in certificated form within 21 days after the Effective Date. Alternatively, an Ordinary Shareholder who holds shares in certificated form may, prior to the Effective Date, notify the Company’s registrar in writing of a book entry account of a DTC participant to which the holder’s new Spark Networks, Inc. Common Shares should be credited.

With regards to GDS and ADS Holders, after the Scheme takes effect, The Bank of New York will send to registered GDS and ADS Holders information explaining the procedure for surrendering their ADSs and GDSs to receive their Direct Registration Transaction Advices representing Spark Networks, Inc. Common Shares. Where GDSs and ADSs are held in book-entry form all former GDS and ADS beneficial holders will have their respective entitlements in Spark Networks, Inc. Common Shares automatically credited to their respective accounts by DTC and DTC participants. Spark Networks plc will be responsible for any cancellation fees of the ADSs and GDSs pursuant to the terms of the Deposit Agreements, which fees will be up to $5.00 per 100 GDSs/ADSs. Any questions relating to the ADSs and GDSs may be directed to The Bank of New York at 1-800-507-9357 for calls made within the US and (+1) (212) 815-3700 for calls made outside the US.

For further information please see paragraphs 10 and 11 of Part 1 of this document.

16.    What should I do with my existing certificate for Ordinary Shares?

On the Effective Date (which is expected to be 9 July 2007), your existing certificate for Ordinary Shares will cease to be valid. You will be required to return your existing share certificate to the Company only if the Company requests it. It is expected that Direct Registration Transaction Advices representing new Common Shares in Spark Networks, Inc. will be sent out by 30 July 2007.

17.    What should I do with my existing GDR/ADR certificate?

On the Effective Date, the ADRs and GDRs representing the ADSs and GDSs shall represent only the right to receive the appropriate number of Spark Networks, Inc. Common Shares. After the Effective Date, The Bank of New York will send ADS and GDS holders of record instructions explaining how to surrender their ADRs and GDRs for entitlement to new Spark Networks, Inc. Common Shares. If you hold your GDSs/ADSs indirectly, you will need to rely on the procedures of your bank or broker to exchange your GDSs/ADSs.

18.    What if I am resident outside of the United Kingdom and the United States?

If you are resident outside of the United Kingdom and the United States, or are a national or citizen of jurisdictions outside of the United Kingdom and the United States, you should read paragraph 13 of Part 2 of this document.

19.    Are there any taxation consequences of this Proposal?

Generally, there should be no adverse tax consequences for UK, German and US resident Ordinary Shareholders or ADS and GDS Holders arising from the Proposal. Tax consequences for UK, German and US resident Ordinary Shareholders and ADS and GDS Holders are discussed in paragraphs 7 and 8 of Part 2 of this document. For all other jurisdictions, you should consult your personal professional adviser.

20.    What if I participate in the Spark Networks plc Option Schemes?

You will be written to separately. Assuming the requisite approval is obtained from the option holders, it is intended that all outstanding options be assumed by Spark Networks, Inc. and become options to acquire Common Shares. Please refer to paragraph 10 of Part 2 for further information.

21.    Will I be paid a dividend by Spark Networks, Inc. in pounds sterling or US dollars?

To date, Spark Networks plc has not paid a dividend to Shareholders. There are currently no plans to pay a dividend, but if Spark Networks, Inc. decides to pay a dividend in the future, such dividends will be in US dollars.

22.    Will I be able to sell my Ordinary Shares, ADSs or GDSs during the time between the date of this document and the Effective Date?

Yes, you will be able to sell your Ordinary Shares, ADSs or GDSs during the time between the date of this document and the last business day prior to the Effective Date. The Effective Date is expected to be on or about 9 July 2007.

PART 1

LETTER FROM THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF SPARK NETWORKS PLC

Spark Networks plc

Registered office: 24-26 Arcadia Avenue, Finchley Central, London N3 2JU

Registered in England Registered number 03628907

Directors:

David E. Siminoff, Adam S. Berger,

Michael A. Brown, Jonathan B. Bulkeley,

Benjamin Derhy, Christopher Gaffney,

Michael A. Kumin, Laura B. Lauder and

Scott M. Sassa

25 April 2007

To Ordinary Shareholders, GDS/ADS Holders and, for information only, to Optionholders.

IN ORDER THAT THE COURT CAN BE SATISFIED THAT THE VOTES CAST CONSTITUTE A FAIR REPRESENTATION OF THE VIEWS OF SCHEME SHAREHOLDERS, IT IS IMPORTANT THAT AS MANY VOTES AS POSSIBLE ARE CAST AT THE COURT MEETING. SCHEME SHAREHOLDERS AND GDS/ADS HOLDERS ARE THEREFORE URGED TO TAKE THE ACTION REFERRED TO IN PARAGRAPHS 8 AND 9 BELOW. If you are in any doubt as to what action you should take, you are recommended to seek your own independent advice.

Dear Ordinary Shareholder and/or GDS/ADS Holder,

1.    Introduction

The Proposal, which is being presented to you in this document, to change the place of incorporation of the holding company of the Spark Networks Group to the United States, which, as a result of the Scheme taking effect, also includes the listing of the Common Shares of Spark Networks, Inc. (the new holding company) on the American Stock Exchange, and the termination of the listing of Spark Networks plc’s GDSs on the Frankfurt Stock Exchange and ADSs on the American Stock Exchange, is the result of long and careful consideration by your Board. This document, the forms of proxy and GDS/ADS Voting Instruction Card are being furnished to Ordinary Shareholders and GDS and ADS Holders, as applicable, in connection with the solicitation of proxies by the Board of Directors for use at the Meetings to be held on 15 June 2007 (and at any adjournments thereof) to approve the Proposal. The Board unanimously recommends the Proposal and firmly believes it is in the best interests of the Company and will create long term shareholder value. In reaching our decision, we have received independent advice from Hawkpoint Partners Limited.

Your Board believes that the proposed change of place of incorporation of the parent company of the Spark Networks Group will:

•	consolidate trading of the Company’s securities onto one market;

•	eliminate transaction costs inherent in the current structure for those wishing to convert Ordinary Shares to ADSs and GDSs into ADSs;

•	provide greater and improved access to United States capital investment;

•	simplify the Company’s regulatory environment, eliminating certain UK and German compliance issues;

•

reduce administrative costs by concentrating the Group’s activities within one regulatory regime. The Company estimates that it will save approximately $600,000 per year including attorney, audit and filing fees, and other international securities related expenses.

Your Board strongly believes that Spark Networks plc will for these reasons be much better positioned to implement its growth and value creation strategy as a wholly-owned subsidiary of a newly-formed United States company, Spark Networks, Inc. The cost to the Company of implementing the Proposal is anticipated to be approximately $2.1 million, which includes up to $5.00 per 100 GDSs or ADSs related to the cancellation of the GDSs and ADSs. Your Board considers that the cost is justified in the light of the anticipated benefits from the Proposal. Your Board, therefore, unanimously recommends that you support this Proposal and asks you to complete, sign and return your forms of proxy and, if relevant, GDS/ADS Voting Instruction Card as soon as possible.

2.    Method of Implementing the Proposed Change of the Place of Incorporation of the Group’s Holding Company

The proposed change of the place of incorporation of the Group’s holding company will be effected by way of a scheme of arrangement under section 425 of the UK Companies Act between the Company and the Scheme Shareholders. Shareholders, including ADS and GDS Holders, will exchange their existing interests in Ordinary Shares for an equal number of Common Shares in Spark Networks, Inc. Subject to Scheme Shareholder and Court approval, the Scheme Shares will be cancelled and Scheme Shareholders will receive:

For every One Scheme Share held at the Scheme Record Time—One Spark Networks, Inc. Common Share

Common Shares issued in respect of Ordinary Shares registered to BNY (Nominees) Limited on behalf of The Bank of New York under the Deposit Agreements will be transferred to GDS and ADS Holders by BNY (Nominees) Limited on behalf of The Bank of New York, in accordance with procedures explained in paragraph 17 of Part 2 of this document.

Upon completion of the Scheme, Spark Networks plc will become a wholly-owned subsidiary of Spark Networks, Inc.

Present Ownership Structure	Proposed Ownership Structure

3.    Financial Reporting

Spark Networks plc currently files periodic reports, proxy statements and other information with the United States Securities and Exchange Commission, or SEC. Following the Effective Date, Spark Networks, Inc. will assume the reporting obligations of Spark Networks plc and continue to file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information of Spark Networks plc are, and following the Effective Date in the case of Spark Networks, Inc. will be, available for inspection and copying at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549-USA. The SEC maintains an Internet site at http://www.sec.gov and Spark Networks maintains its web site at www.spark.net. This is a textual reference only, which means that it is a written citation to the web site. The Company does not incorporate the information on its web site into this document, and you should not consider any information on, or that can be accessed through, the Company’s web site as part of this document. As with the current SEC filings of Spark Networks plc, Stockholders and others will be able to access Spark Networks, Inc.’s annual reports on Form 10-K (containing audited financial statements), quarterly reports on Form 10-Q (containing unaudited financial statements), current reports on Form 8-K (containing other information required by the SEC), and amendments to those reports filed or furnished pursuant to the United States Securities Exchange Act of 1934, as amended, with the SEC free of charge at such web sites as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

4.    Directors, Management and Employees

From the Effective Date until its next annual meeting of Stockholders (when a portion of its Board of Directors will stand for re-election by Stockholders), the Board of Directors of Spark Networks, Inc. will be identical to the current Board of Directors of Spark Networks plc. Spark Networks, Inc. will have a staggered Board of Directors meaning that only a portion of Spark Networks, Inc.’s Directors will be subject to re-election each year. Save in respect of wider ranging indemnities to be granted by Spark Networks, Inc. to its Directors and Executive Officers, there will be no other material changes to the rights, including remuneration and pension arrangements, of Spark Networks Group management and other employees arising from the Proposal. For more information as to the new indemnification arrangements to be granted by Spark Networks, Inc. to its Directors and other officers, please refer to paragraph 3 of Part 3 of this document.

In respect of the terms of the Option certificates issued to Laura B. Lauder, Michael A. Brown, and Benjamin A. Derhy, each a Director of the Company, and Gregory R. Liberman, President and Chief Operating Officer, Mark G. Thompson, Chief Financial Officer and Joshua A. Kreinberg, General Counsel, each have waived the acceleration of the vesting of their Options upon the effectiveness of the Scheme.

The interests of the Directors in the Spark Networks Group are set out in Part 3 of this document.

5.    Other Effects of the Proposal

Rights of Stockholders in Spark Networks, Inc. (which will be a Delaware corporation, with its principal place of business in California and with its shares traded on the American Stock Exchange) will be materially different from the current rights of Ordinary Shareholders and GDS/ADS Holders in Spark Networks plc (which is an English public company, with its principal place of business in California and with Global Depositary Shares traded on the Frankfurt Stock Exchange and American Depositary Shares traded on the American Stock Exchange, both representing its Ordinary Shares). Please refer to Part 4 of this document which contains a summary of the main aspects of those respective rights.

The Company has been advised that, prior to the implementation of the Proposal, parts of both the UK Takeover Code and the German Takeover Act may apply to acquisitions of shares in, or offers for shares of, Spark Networks plc.

Following implementation of the Proposal, the UK Takeover Code and the German Takeover Act will not apply to acquisitions of shares in, or offers for shares of, Spark Networks, Inc. Instead, Spark Networks, Inc. will be governed by the General Corporation Law of the State of Delaware and it intends to adopt a stockholder rights plan. Please refer to Part 4 of this document which contains a summary of the main aspects of these rules.

6.    Option Schemes

Details of the proposals relating to Optionholders are set out in paragraph 10 of the Explanatory Statement in Part 2 of this document.

7.    Meetings, Quorum, and Required Vote

The Scheme requires approval at the Court Meeting and the passing of a special resolution at the EGM to implement the changes required to effect the Proposal.

At the close of business on 25 April 2007, the Company had 30,913,570 issued Ordinary Shares, of which 24,576,836 were held in the name of BNY (Nominees) Limited on behalf of The Bank of New York as depositary of the GDSs and ADSs.

Court Meeting

Pursuant to the order of the Court, a Court Meeting of Scheme Shareholders has been convened for 15 June 2007 to consider and, if thought fit, approve the Scheme.

Spark Networks, Inc. is to be issued one Ordinary Share in the Company to obtain exemption from the requirements of section 103 of the UK Companies Act, but Spark Networks, Inc. will not be entitled to attend or vote at the Court Meeting in respect of the Ordinary Share held by it.

Spark Networks, Inc. has confirmed that it will consent to the Scheme at the hearing of the petition to sanction the Scheme and will be represented by Counsel at such hearing to consent to the Scheme and to undertake to the Court to be bound thereby.

Extraordinary General Meeting

The EGM to be held immediately after the Court Meeting has been concluded or adjourned, has been convened to consider and, if thought fit, pass a special resolution to approve the Capital Reduction and subsequent restoration of the share capital of the Company in accordance with the Scheme and to alter the Company’s Articles of Association to provide that any Ordinary Shares issued prior to the Cancellation Record Time be issued on terms that Holders will be bound by the Scheme, and to provide that any Ordinary Shares in the Company issued to anyone other than Spark Networks, Inc. or its nominee after the Scheme Record Time will automatically be transferred to Spark Networks, Inc. or its nominee for the same consideration as would have been received by the holder of those shares under the Scheme had they been Scheme Shares.

Quorum

Persons holding one third of the Company’s Ordinary Shares present, in person or by proxy, at the EGM and entitled to vote constitute a quorum for the transaction of business at the EGM. If a quorum is not present within five minutes from the time appointed for the EGM, the Company’s Articles of Association provide that the EGM shall be adjourned to the same day in the next week at the same time and place, or to such other day, time and place as the Board may determine. In addition, under English law, each Meeting requires the presence of at least two individuals although it is acceptable for such individuals to be either Ordinary Shareholders or their corporate representatives or proxies for Ordinary Shareholders.

Proxies

Duly executed forms of proxy will be voted in accordance with the instructions given or, if in the case of the EGM no instruction is given, will be voted in accordance with the discretion of the proxies. At the EGM, if no alternative proxy is indicated, the chairman of the meeting will act as the proxy, which, in the absence of any instruction, will be in accordance with the recommendations of the board of directors described herein on the Proposal.

Required vote

The Court Meeting and EGM have been convened to begin at 3:00 pm and 3:10 pm respectively on 15 June 2007 and notices of the Meetings are set out in Parts 6 and 7 of this document. The Scheme must be approved at the Court Meeting by a majority in number of the Scheme Shareholders representing at least 75% of the votes cast by Scheme Shareholders present and voting either in person or by proxy. Voting at the Court Meeting will be on a poll, meaning that every Ordinary Shareholder present in person or by proxy will have one vote for every Ordinary Share held. The majority required for the special resolution to be proposed at the EGM is not less than 75% of the votes cast by members present in person or, if a poll is called at the EGM, by proxy. Arrangements are being made to ensure that GDS/ADS Holders who choose to participate in these arrangements can be counted for the purposes of establishing whether the Scheme is approved by a majority in number voting on the Scheme. These arrangements are explained in paragraph 9.

If the Scheme becomes effective, it will be binding on all holders of Scheme Shares, including Scheme Shareholders who did not vote on the Scheme or who voted against the Scheme.

8.    Ordinary Shareholders – Voting and Revocation of Proxies

If you are an Ordinary Shareholder, you will find enclosed with this document two forms of proxy addressed to Capita Registrars:

•	WHITE for use at the Court Meeting to be held on 15 June 2007; and

•	BLUE for use at the EGM to be held on 15 June 2007.

Whether or not you intend to attend both or either of the Meetings, please complete and sign the enclosed forms of proxy and return them in accordance with the instructions printed thereon as soon as possible but in any event so as to be received at least 48 hours before the relevant meeting. If the WHITE form of proxy for use at the Court Meeting is not lodged by then, it may be handed to the chairman of the Court Meeting at that meeting. However, in the case of the EGM, unless the BLUE form of proxy is received by Capita Registrars, Proxy Department, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4BR, England by 3:10 pm on 13 June 2007 it will be invalid. The completion and return of a form of proxy will not prevent a shareholder from attending and voting at either the Court Meeting or the EGM, or any adjournment thereof, in person if he wishes to do so.

Any proxy given may be revoked at any time up to one hour before the start of the relevant Meeting or adjourned Meeting by notifying Capita Registrars in writing of such revocation at the address set out on the proxy form, or, except in the case of shares lent to GDS/ADS Holders as described below, by attending and voting in person at the Meeting or any adjournment thereof.

Under US state law, dissenters’ right of appraisal is generally a procedure by which shareholders may dissent from certain merger and sale of assets transactions submitted for shareholder vote, demand the payment of the fair value of their shares and have the fair value determined by judicial appraisal. There are no such rights of appraisal or similar rights of dissenters with respect to any of the matters to be acted upon at the Meetings. However, objections to the Scheme may be raised at the Court Hearing as explained in paragraph 15 of Part 2.

Provided the Scheme becomes effective, Scheme Shareholders will receive Spark Networks, Inc. Common Shares without having to take further action.

9.    GDS and ADS Holders – Voting and Revocation of Instructions

If you are a GDS/ADS Holder, you will find enclosed with this document a combined GDS/ADS Voting Instruction Card and a postage paid return envelope addressed to The Bank of New York relating to the Court Meeting to be held on 15 June 2007; and the EGM to be held on 15 June 2007.

GDS/ADS Holders as of the GDS/ADS Voting Record Date are requested to complete and sign the enclosed GDS/ADS Voting Instruction Card and return it in accordance with the instructions printed thereon as soon as possible, and in any event so as to be received by the Depositary not later than 3.00 p.m. (New York time) on 8 June 2007.

Pursuant to the Deposit Agreements, the Depositary has fixed the close of business in New York on 18 April 2007 as the GDS/ADS Voting Record Date. On the GDS/ADS Voting Record Date, there were 18,071,044 issued Ordinary Shares represented by GDSs and 6,505,792 Ordinary Shares represented by ADSs. The Depositary, to the extent practicable, will mail to all GDS/ADS Holders registered on the books of the Depositary at the GDS/ADS Voting Record Date a notice containing (i) this document, (ii) a statement that the GDS/ADS Holders as of the GDS/ADS Voting Record Date will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the number of Ordinary Shares represented by their respective GDS/ADSs, and (iii) a statement that such instructions may be given by returning a properly executed GDS/ADS Voting Instruction Card (in the form provided by the Depositary) to the Depositary. Ordinary Shares represented by properly executed GDS/ADS Voting Instruction Cards received by the Depositary before 3:00 pm (New York time) on 8 June 2007, unless such GDS/ADS Voting Instruction Cards have been revoked, will be voted by the Depositary in accordance with the instructions set forth on such GDS/ADS Voting Instruction Cards. If no instructions are indicated, or a GDS/ADS Holder does not return the GDS/ADS Voting Instruction Card, such GDS/ADS Holder will be deemed to have instructed the Depositary to give, and the Depositary will give, a discretionary proxy to a person designated by Spark Networks plc with respect to such Ordinary Shares represented by such holder’s GDSs/ADSs. Ordinary Shares covered by such discretionary proxy will be voted to approve the Scheme.

Any GDS/ADS Holder giving instructions to the Depositary has the power to revoke the instructions by delivery of a notice to the Depositary at The Bank of New York, 101 Barclay Street, Attn: Proxy Department, A-Level, New York, NY 10286, USA at any time so that the Depositary receives, by no later than 3:00 p.m. (New York time) on 8 June 2007, duly executed instructions bearing a later date or time than the date or time of the instructions being revoked.

A completed GDS/ADS Voting Instruction Card returned by a GDS/ADS Holder registered on the books of the Depositary will authorize the disclosure to the Company of the name and address of such GDS/ADS Holder together with details of the instructions on the GDS/ADS Voting Instruction Card, and will entitle (and contain the consent of) such GDS/ADS Holder to be lent (by a person other than The Bank of New York and who is currently expected to be Gregory R. Liberman, the Company’s President and Chief Operating Officer) and registered (either in his/her name or through a nominee) as holder of one Ordinary Share. A completed GDS/ADS Voting Instruction Card will also appoint the Company Secretary of Spark Networks plc or such other person as may be nominated by the Board as the GDS/ADS Holder’s attorney-in-fact to (i) appoint (or authorize the appointment of) a proxy to vote the Ordinary Share at the Court Meeting and the EGM in accordance with the instructions on the GDS/ADS Voting Instruction Card (who in the absence of such instructions will be able to vote at their discretion and who will vote to approve the resolutions to approve and implement the Scheme), and (ii) sign any necessary documentation to transfer the Ordinary Share back into the name of the lender of the Ordinary Share after the Meetings. The costs associated with this registration and transfer will be paid by Spark Networks plc. This procedure is designed to enable as many GDS/ADS Holders as possible to be included among the registered Shareholders present or represented at the Meetings and thereby ensure that the voting figures will not only reflect the number of votes cast at the Meetings by or on behalf of GDS/ADS Holders, but will also reflect the number of GDS/ADS Holders who vote.

Even if they complete the GDS/ADS Voting Instruction Card, GDS/ADS Holders will not be entitled to attend the Meetings or the Court Hearing. Each GDS/ADS Holder is lent an Ordinary Share for the sole purpose of enabling them to vote by proxy at the Meetings, but not for the purpose of enabling them to attend and vote in person at the Meetings or the Court Hearing. GDS/ADS Holders who wish to attend and vote in person at the Court Meeting and/or the EGM may only do so if they cancel their GDSs/ADSs in accordance with the procedures set forth in the applicable Deposit Agreement and the procedures are completed so that they become the registered holder of the underlying Ordinary Shares prior to the Meetings. If GDS/ADS Holders wish to attend the Court Hearing as holders of Ordinary Shares, they should cancel their GDSs/ADSs in accordance with the procedures set forth in the applicable Deposit Agreement and the procedures are completed so that they become the registered Holder of the underlying Ordinary Shares by the time of the Court Hearing. In both cases, such GDS/ADS Holders will be responsible for any cancellation fees payable pursuant to the applicable Deposit Agreement, together with stamp duty at the rate of £5 per instrument of transfer. No guarantee can be given by the Depositary that it will be able to procure that the relevant GDS/ADS Holder becomes a holder of record of Ordinary Shares in time for the Meetings or in time for the Court Hearing.

Apart from completing the GDS/ADS Voting Instruction Card, GDS/ADS Holders need take no further action at this stage.

10.    Cancellation of Ordinary Shares and Receipt of Common Shares

On the Effective Date pursuant to the terms of the Scheme, all issued Ordinary Shares (except the one Ordinary Share to be issued to Spark Networks, Inc.) will be cancelled. Existing certificates representing Ordinary Shares cancelled pursuant to the Scheme will cease to be of value and Ordinary Shareholders will be bound at the request of Spark Networks to return such certificates for cancellation. Direct Registration Transaction Advices for Spark Networks, Inc. Common Shares will be despatched by post at the earliest opportunity, which is expected to be no later than 21 days after the Effective Date. In the case of joint holders, these will be despatched to the joint holder whose name appears first in the Register of Members. Direct Registration Transaction Advices will be despatched at the risk of the person(s) entitled thereto. Pending despatch of Direct Registration Transaction Advices, any transfers of Spark Networks, Inc. Common Shares will be certified against the Spark Networks, Inc. share register.

11.    Treatment of GDSs and ADSs

Each GDS/ADS represents one Ordinary Share. BNY (Nominees) Limited on behalf of The Bank of New York, as Depositary, is the record holder of the Ordinary Shares underlying the GDSs/ADSs. Accordingly, under the Scheme, BNY (Nominees) Limited, as an Ordinary Shareholder of Spark Networks plc, will be entitled to one Common Share of Spark Networks, Inc, for every one Ordinary Share held by it at the Scheme Record Time. BNY (Nominees) Limited will upon surrender and exchange of the GDSs/ADSs distribute, pursuant to the procedures described in this paragraph 11, directly to the GDS and ADS Holders their respective proportions of Common Shares of Spark Networks, Inc.

As soon as reasonably practicable, and in any event within five business days after the Effective Date, the Depositary will mail to each GDS and ADS Holder registered on the books of the Depositary information on the surrender and exchange of the GDSs/ADSs for Common Shares. GDS/ADS Holders at the Scheme Record Time who hold GDSs/ADSs in certificated form will receive Direct Registration Transaction Advices evidencing their Spark Networks, Inc. Common Shares. All Direct Registration Transaction Advices will be sent to GDS/ADS Holders at their own risk and will be sent by post either to the holder’s address as set out on the register of GDS/ADS Holders at the Scheme Record Time or to such other address of the holder as is notified as a change of address in writing by a GDS/ADS Holder to the Depositary prior to the Effective Date and, in the case of joint holders, to the holder whose name stands first in such register in respect of the joint holdings concerned.

GDS/ADS Holders who hold GDSs/ADSs in book entry form will have their relevant proportion of Spark Networks, Inc. Common Shares automatically credited to their respective book-entry accounts. GDS/ADS Holders who hold their GDSs/ADSs in book-entry form may rely on the procedures of DTC, the registered holder of all GDSs and a majority of ADSs, and DTC participants for the surrender and exchange of their GDSs/ADSs as described above. The Board anticipates that the Common Shares will be credited to the book-entry accounts within approximately 48 hours of the Effective Date. If for any reason GDS/ADS Holders who hold their GDSs/ADSs in book-entry form would prefer to receive Direct Registration Transaction Advices, such GDS/ADS Holders must provide notification to their broker prior to the Effective Date to withdraw the book entry GDSs/ADSs and request the Common Shares as Direct Registration Transaction Advices.

Notification will also be provided that the Deposit Agreements and the GDS and ADS facilities will be terminated.

Spark Networks plc has agreed to pay to the Depositary fees related to the surrender and cancellation of the GDSs and ADSs, upon the Scheme becoming effective which will be up to $5.00 per 100 GDSs/ADSs.

Any questions relating to the ADSs and GDSs may be directed to The Bank of New York at 1-800-507-9357 for calls made within the US and (+1) (212) 815-3700 for calls made outside the US.

Until properly surrendered, each GDS/ADS will, after the Effective Date, represent the right to receive upon proper surrender, Spark Networks, Inc. Common Shares. Once the Scheme takes effect, the ADSs will no longer trade on the American Stock Exchange and the GDSs will no longer trade on the Frankfurt Stock Exchange.

12.    Solicitations

The cost of preparing, assembling, and mailing this document, the forms of proxy and GDS/ADS Voting Instruction Cards to Shareholders, including the cost of forwarding these materials to the beneficial owners of the Ordinary Shares (including GDS/ADS Holders), will be borne by the Company. The solicitation of proxies will be made by use of postal services and may also be made by telephone, e-mail, or personally, by certain directors, officers and regular employees of the Company who will receive no extra compensation for those services. The Company has retained Georgeson Inc., a proxy solicitation firm, for the assistance in connection with the distribution of the materials to beneficial shareholders and the solicitation of proxies for the Meetings at a cost of approximately $45,000 and reimbursement of reasonable out-of-pocket expenses. The Company will also reimburse brokers, nominees, fiduciaries and other custodians for expenses reasonably incurred in forwarding these materials to the beneficial owners of Ordinary Shares.

13.    Further Information

Your attention is drawn to the further details concerning the Scheme contained in Parts 2 to 5 of this document. The Scheme is set out in full in Part 5 of this document.

14.    Independent Auditors

Representatives of Ernst & Young LLP are expected to be present telephonically at the EGM, will have the opportunity to make a statement and are expected to be available to answer appropriate questions.

15.    Board Recommendation

The Board of Spark Networks plc, which has been advised by Hawkpoint Partners Limited, believes that the terms of the Proposal are fair and reasonable and in the best interests of Shareholders as a whole. In giving its advice to the Board of Spark Networks plc, Hawkpoint Partners Limited has relied upon the Spark Networks plc Board’s commercial assessment of the Proposal.

The Board of Spark Networks plc unanimously recommends its Ordinary Shareholders to vote, and GDS/ADS Holders to instruct the Depositary and the proxy (with respect to the Ordinary Share to be lent to them) to vote, in favour of the resolutions to be proposed at the Court Meeting and the EGM, as its Directors and Executive Officers intend to do in respect of their respective beneficial holdings totalling 10,379,500 Ordinary Shares as of 20 April 2007 (excluding options), representing in aggregate approximately 33.6% of Spark Networks plc’s existing issued share capital as of that date.

Yours sincerely,

David E. Siminoff	Adam S. Berger
Chairman	Chief Executive Officer

PART 2

EXPLANATORY STATEMENT IN RELATION TO THE SCHEME

(in compliance with section 426 of the UK Companies Act 1985)

25 April 2007

To Ordinary Shareholders, GDS/ADS Holders, and, for information only, to Optionholders

Dear Ordinary Shareholder and/or GDS/ADS Holder,

1.    Introduction

The letter from the Chairman and Chief Executive Officer of Spark Networks plc, set out in Part 1 of this document, explains the background to and reasons for the Proposal, which includes the Scheme. This statement, together with Part 1 and the other Parts of this document, explains the details of the Scheme and the other steps necessary to implement the Proposal. The approval of Scheme Shareholders is required in order for the Proposal to be implemented. The notices of the Court Meeting and EGM to consider and, if thought fit, pass the resolutions required to approve the Scheme and implement the Proposal, are set out in Parts 6 and 7 of this document.

You will see from the letter from the Chairman and Chief Executive Officer of Spark Networks plc that the Board of Spark Networks plc believes that the terms of the Proposal are fair and reasonable and in the best interests of Shareholders as a whole, and that the Board unanimously recommends Ordinary Shareholders to vote, and GDS/ADS Holders to instruct the Depositary to vote, in favour of the Proposal.

2.    The Proposal

Under the Proposal, Spark Networks, Inc. will become the new parent company of the Spark Networks Group. The Proposal will be effected by way of a Scheme of Arrangement under section 425 of the UK Companies Act between the Company and the Scheme Shareholders. The Scheme Shares will be cancelled and new Ordinary Shares in Spark Networks plc will be issued to Spark Networks, Inc. which in turn will issue Spark Networks, Inc. Common Shares to the Scheme Shareholders on the register of members at the Scheme Record Time on the following basis:

For every 1 Scheme Share held—1 Spark Networks, Inc. Common Share

Application will be made for the Spark Networks, Inc. Common Shares to be listed on the American Stock Exchange.

On the Effective Date of the Scheme, Spark Networks, Inc. will have no assets other than the entire issued share capital of Spark Networks plc.

If the Scheme becomes effective, Spark Networks, Inc. will be owned by Shareholders in the proportions in which they have interests in Spark Networks plc Shares at the Scheme Record Time.

The cost to the Company of implementing the Proposal is anticipated to be approximately $2.1 million, which includes up to $5.00 per 100 GDSs/ADSs related to the cancellation of the GDSs and ADSs.

Hawkpoint Partners Limited

Registered Office 41 Lothbury London EC2R 7AE

Registered in England number 3875835 Authorised and regulated by the FSA

3.    Other Effects of the Proposal

Rights of Stockholders in Spark Networks, Inc. (which will be a Delaware corporation, with its principal place of business in California and with its shares traded on the American Stock Exchange) will be materially different from the current rights of Ordinary Shareholders and GDS/ADS Holders in Spark Networks plc (which is an English public company, with its principal place of business in California, and with Global Depositary Shares traded on the Frankfurt Stock Exchange and American Depositary Shares traded on the American Stock Exchange representing its Ordinary Shares). Please refer to Part 4 of this document which contains a summary of those rights. The Company has been advised that, prior to the implementation of the Proposal, parts of both the UK Takeover Code and the German Takeover Act may apply to acquisitions of shares in, or offers for shares of, Spark Networks plc. Upon the Scheme becoming effective, the UK Takeover Code and the German Takeover Act will not apply to Spark Networks, Inc, but instead, any takeover of Spark Networks, Inc. will be governed by the business combination provisions of the General Corporation Law of the State of Delaware, which includes certain regulations related to business combinations. Spark Networks, Inc. also intends to adopt a stockholders rights plan. Please refer to Part 4 of this document which contains a summary of these rules.

4.    Background to and Reasons for the Proposal

The attention of Shareholders is drawn to the letter from the Chairman and Chief Executive Officer of Spark Networks plc (Part 1 of this document) which includes information on the background to, and reasons for, the Proposal.

5.    Directors, Management and Employees

No changes are contemplated in the operations of the Group in terms of business, management or staff as a consequence of the Proposal or any element of the Proposal. The rights of the management and employees of the Group, including existing conditions of service and pension rights, will be fully safeguarded. The total emoluments receivable by each of the Directors of Spark Networks plc will not be varied as a result of the Proposal. Initially, all of the Directors of Spark Networks plc will be appointed Directors of Spark Networks, Inc.

Adam S. Berger, the Company’s Chief Executive Officer and a Director, has an Executive Employment Agreement with Spark Networks plc (as referred to and summarised in paragraph 3 of Part 3 of this document). Gregory R. Liberman, the Company’s President and Chief Operating Officer, and Mark Thompson, the Company’s Chief Financial Officer, also each have employment agreements with Spark Networks plc. It is intended that on the Effective Date, the rights and obligations of Spark Networks plc under these employment agreements will be assumed by Spark Networks, Inc. In respect of the terms of the Option certificates issued to Laura B. Lauder, Michael A. Brown, and Benjamin A. Derhy, each a Director of the Company, and Gregory R. Liberman, Mark G. Thompson and Joshua A. Kreinberg, General Counsel, each have waived the acceleration of the vesting of their Options upon the effectiveness of the Scheme.

Upon the Effective Date, it is intended that wider ranging indemnities will be granted by Spark Networks, Inc. to its Directors and other officers. For more information on these new indemnification arrangements, please refer to paragraph 3 of Part 3 of this document.

6.    Dividend and Distribution Policy

Spark Networks, Inc. will have the same financial year end as Spark Networks plc, namely 31 December. Neither Spark Networks plc nor Spark Networks, Inc. has paid cash dividends on its Ordinary Shares, Common Shares or other securities and neither company plans to pay cash dividends on its Ordinary Shares, Common Shares or other securities in the foreseeable future. If any cash dividends are ever paid by Spark Networks, Inc., they will be paid in United States Dollars.

THE DISCUSSIONS SET FORTH IN PARAGRAPHS 7 AND 8 BELOW ARE NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY ANY TAXPAYER, FOR THE PURPOSE OF AVOIDING TAX PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER. THESE DISCUSSIONS WERE WRITTEN TO SUPPORT THE PROMOTION OF THE PROPOSAL OR MATTERS ADDRESSED IN IT AND SUMMARISE ADVICE WHICH THE COMPANY HAS RECEIVED FROM ITS OWN TAX ADVISERS AND DO NOT CONSTITUTE ADVICE FROM HAWKPOINT PARTNERS LIMITED. YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUM- STANCES FROM AN INDEPENDENT TAX ADVISOR, NOT ASSOCIATED IN ANY WAY WITH THE PROPOSAL.

The information included in paragraphs 7 and 8 summarises advice received by the Directors in respect of legislation and current fiscal authority published practice as at the date of this document. Paragraph 7 summarises the key taxation effects of the Proposal for the Spark Networks Group, Paragraph 8 summarises the key tax consequences for Spark Networks plc Shareholders resident in the United Kingdom, the United States and Germany with regard to the Proposal.

7.    Taxation Effects of the Proposal for the Spark Networks Group

Spark Networks plc will continue to be subject to UK corporation tax by reason of its incorporation in the United Kingdom subject to the provisions in the Double Tax Treaty between the UK and the US. The availability to carry forward trading losses may be affected under section 768 of the UK Income and Corporation Taxes Act 1988 if shares are issued in the future by Spark Networks, Inc. to new shareholders so that there is a change in controlling interests. Any dividends paid by Spark Networks plc to Spark Networks, Inc. will not be tax deductible for UK corporation tax purposes and should not affect the UK profile of Spark Networks plc. There is no UK withholding tax on dividends remitted to overseas recipients. These corporation tax consequences do not represent an exhaustive list of possible UK tax implications for Spark Networks plc from the Proposal.

Spark Networks, Inc. will, subsequent to the Proposal, be subject to US taxation on its worldwide income. Additionally, subsequent to the Proposal, certain types of income of Spark Networks plc may be required to be included in the gross income of Spark Networks, Inc., as well as dividends paid by Spark Networks plc to Spark Networks, Inc. depending upon the source of Spark Networks plc’s earnings out of which dividend distributions are paid. However, such US income taxes may be mitigated pursuant to rules providing a deduction for dividends received by corporate shareholders, or depending upon the availability of certain tax credits.

The foregoing income tax consequences do not represent an exhaustive list of the possible tax implications to Spark Networks, Inc. and Spark Networks plc subsequent to the Proposal. It is not possible to predict all of the income tax consequences for Spark Networks, Inc. and Spark Networks plc as a result of the implementation of the Proposal.

8.    Taxation Effects of the Proposal for Shareholders and Optionholders

The following paragraphs are intended as a general guide only. They do not constitute tax advice to any Spark Networks plc Shareholders and may not be applicable to certain Spark Networks plc Shareholders, including persons not resident in the United Kingdom, the United States or Germany for tax purposes.

All Shareholders are strongly recommended to consult their own independent advisers before taking any action in relation to the Scheme if they are in any doubt as to their tax position.

A.    United Kingdom tax

The following paragraphs address Spark Networks plc Shareholders who are resident or (if individuals) ordinarily resident in the United Kingdom for tax purposes (unless express reference is made to Non-UK resident Spark Networks plc Shareholders), and who hold their Spark Networks plc Shares beneficially as investments. For UK tax purposes, a GDS/ADS Holder should be treated as the beneficial owner of the underlying Spark Networks plc Shares and therefore these paragraphs should also apply to GDS/ADS Holders who are resident or ordinarily resident in the UK.

These paragraphs may not be applicable to certain Spark Networks plc Shareholders including, but not limited to, insurance companies, dealers in securities, holders of 10% or more of Spark Networks plc Shares and Spark Networks plc Shareholders who are not beneficial owners of their Spark Networks plc Shares, such as trustees. Investors in these categories should, where necessary, seek their own independent advice in relation to the tax effects of the Scheme.

(i)    Taxation of chargeable gains

A Spark Networks plc Shareholder who receives Spark Networks, Inc. Common Shares under the Scheme will not, subject to the paragraph below concerning larger holdings, be treated as having made a disposal of his or her Spark Networks plc Shares for the purposes of computing chargeable gains. Instead, any gain or loss which would otherwise have arisen on a disposal of the Spark Networks plc Shares will be ‘rolled-over’ into the Spark Networks, Inc. Common Shares so that the Spark Networks, Inc. Common Shares will be treated as the same asset as the Spark Networks plc Shares, acquired at the same time as the Spark Networks plc Shares and for the same acquisition cost.

If a Spark Networks plc Shareholder, either alone or together with any connected person, holds more than 5% of, or of any class of, shares in, or debentures of, Spark Networks plc, he or she will only be eligible for the ‘roll over’ treatment referred to above if the Scheme is effected for bona fide commercial reasons and does not form part of a scheme or arrangement of which the main purpose, or one of the main purposes, is avoidance of liability to capital gains tax or corporation tax. If this is not the case and the ‘roll over’ treatment is not applicable, then there will be a chargeable gain. A clearance application filed on behalf of Spark Networks plc has been approved by Her Majesty’s Revenue & Customs confirming that it is satisfied as to these matters.

(ii)    Dividends on the Spark Networks, Inc. Common Shares

UK resident holders of Spark Networks, Inc. Common Shares will, in general, be subject to UK income tax or corporation tax on the gross amount of dividends paid on the Spark Networks, Inc. Common Shares. Dividends received by UK resident companies will be taxed at the prevailing corporation tax rate. An individual Stockholder will generally be subject to income tax on dividends paid on the Spark Networks, Inc. Common Shares at the dividend income ordinary rate (currently 10%) or, to the extent that his or her income exceeds the threshold for higher rate tax, at the dividend income upper rate (currently 32.5%). Credit will be available against income or corporation tax for US tax required to be deducted or withheld from the dividends provided that such credit does not exceed the credit which would have been allowed had all reasonable steps been taken to minimise such US tax (such steps including any claims which could be made by the relevant holder under the terms of the double taxation treaty between the US and the UK).

Details of the US withholding tax which will be applied to dividends paid on the Spark Networks, Inc. Common Shares, and the conditions (including procedural requirements) which must be met in order for a UK resident holder to benefit from a reduced rate of withholding tax under the terms of the double taxation treaty between the US and the United Kingdom, may be found in subsection B of this paragraph 8.

(iii)    Subsequent disposals of the Spark Networks, Inc. Common Shares

A disposal or deemed disposal of Spark Networks, Inc. Common Shares may, depending on the Stockholder’s individual circumstances (including whether such Stockholder benefited from rollover relief in respect of the Scheme: see above) and subject to any available exemptions or reliefs, give rise to a chargeable gain or an allowable loss for the purposes of UK taxation of chargeable gains.

(iv)    Stamp duty and stamp duty reserve tax (“SDRT”)

No UK stamp duty or SDRT will be payable by Spark Networks plc Shareholders (wherever resident) on the cancellation of the Spark Networks plc Shares or on the issue of the Spark Networks, Inc. Common Shares as part of the Scheme.

(v)    Value Added Tax (“VAT”)

The cancellation of existing shares and the issue of new Ordinary Shares by Spark Networks plc will not be subject to VAT.

B.    United States federal tax

The following discussion is a summary of certain US federal income tax considerations relevant to the Scheme. For US income tax purposes, the Scheme will be treated as if the Spark Networks plc Shares, Options are exchanged directly for Spark Networks, Inc. Common Shares and Spark Networks, Inc. options, respectively. In addition, the following discussion will address certain US federal income tax considerations relevant to the exchange of stock options in Spark Networks plc for options in Spark Networks, Inc. The discussion is based on the current provisions of the US Internal Revenue Code of 1986, as amended, its legislative history, applicable existing and proposed Treasury Regulations promulgated thereunder, administrative rulings and pronouncements and judicial decisions, as well as on the double taxation treaties between the US and the UK and the US and Germany, all as of the date hereof, all of which are subject to change possibly on a retroactive basis. The summary is not a complete description of all the tax considerations that may be relevant to a particular holder of Spark Networks plc Shares.

To the extent the discussion addresses US Holders, the discussion addresses only a US Holder that holds the Spark Networks plc Shares and Spark Networks, Inc. Common Shares as capital assets and that uses the US Dollar as its functional currency. This discussion does not address all aspects of US federal income taxation that may be relevant to any particular holder based on such holder’s circumstances. In particular, it does not address the potential application of the alternative minimum tax or the US federal income tax consequences to holders subject to special rules, such as brokers, dealers, traders in securities that elect mark to market treatment, insurance companies, tax-exempt entities, holders of 10% or more of the Spark Networks plc Shares or Spark Networks, Inc. Common Shares (including options as though exercised), persons holding Spark Networks plc Shares or Spark Networks, Inc. Common Shares as part of a hedge, straddle, conversion, or other integrated financial transaction and US holders resident or ordinarily resident in the UK or Germany. This discussion does not address the tax consequences to holders that are partnerships for US federal income tax purposes. This discussion does not address any aspect of taxes other than US federal income taxes.

Each Holder is urged to consult his or her tax advisor about US federal, state and local income tax and any foreign tax consequences of exchanging Spark Networks plc Shares for Spark Networks, Inc. Common Shares pursuant to the Scheme.

As used in this paragraph 8, “US Holder” means a beneficial owner of Spark Networks plc Shares or Spark Networks, Inc. Common Shares that is, for US federal tax purposes (i) a US citizen or resident,

(ii) a corporation organized under the laws of the US, (iii) a trust subject to the control of a US person and the primary supervision of a US Court or (iv) an estate the income of which is subject to US federal income tax regardless of its source. A “Non-US Holder” is a beneficial owner of Spark Networks plc Shares that is not a US Holder or a partnership organized under the laws of, the United States.

(i)    US federal tax consequences of the Scheme

(a)    US Holders

A US Holder should not recognize any gain or loss in the share exchange since the US Holder will receive only Spark Networks, Inc. Common Shares and will not receive any cash or other property as a part of the transaction. A US Holder’s basis in the shares received should be equal to the US Holder’s basis in the Spark Networks plc Shares contributed. The holding period associated with the shares received by the US Holder should include the holding period of the shares surrendered since such shares surrendered are capital assets.

In addition, the US Holders holding Options should not recognize any gain for federal income tax purposes on the rollover of Options, and such rollover pursuant to the Scheme should not constitute a modification for Section 409A purposes as long as (1) the Spark Networks, Inc. stock options received by the US Holders contain all of the terms of the Spark Networks plc Options other than terms rendered inoperative by the Scheme, if any, (2) the terms of the Spark Networks, Inc. stock options received by the US Holders are not more favorable to the US Holders than the terms of the Spark Networks plc Options, (3) the ratio of the exercise price of the Spark Networks, Inc. stock options to the fair market value of the underlying Spark Networks, Inc. Common Shares, immediately after the rollover, does not exceed the ratio of the exercise price of the Spark Networks plc stock options to the fair market value of the underlying Spark Networks plc Shares immediately before the issuance of the Spark Networks, Inc. stock options, and (4) the aggregate intrinsic value of the Spark Networks, Inc. Options, immediately after the Scheme, is not greater than the aggregate intrinsic value of the Spark Networks plc Options immediately before the Scheme.

(b)    Non-US Holders

No adverse US tax consequences should arise with respect to Non-US Holders as a result of this transaction. It should be noted that this discussion does not address the local country tax consequences. Therefore, the Non-US Holders should consult with their local country advisors in order to determine if any adverse tax consequences will result from the transaction from a local country tax perspective.

(ii)    Dividends on Spark Networks, Inc. Common Shares

(a)    US Holders

Dividends paid on new Spark Networks, Inc. Common Shares will be included in the gross income of a corporate US Holder as ordinary income from sources within the US and may be eligible for the dividends received deduction. Dividends received by non-corporate US Holders will be taxed at the same preferential rate allowed for long-term capital gains if the US Holder meets certain eligibility requirements (including a holding period requirement).

(b)    Non-US Holders

Dividends paid on new Spark Networks, Inc. Common Shares to Non-US Holders will be subject to US withholding tax. Non-US Holders may qualify for a reduced withholding rate on dividends pursuant to an income tax treaty with the US. Although Non-US Holders may be able to claim a reduced withholding rate under their respective tax treaties on dividend payments from Spark Networks, Inc., certain tax treaties contain a limitation on benefits (“LOB”). The requirements of the LOB clause would also have to be met in order to obtain any benefits under the income tax treaty. A LOB clause is generally intended to prevent the misuse of treaties by residents of countries that are not party to the treaty. Most recent US income tax treaties contain a LOB clause, such as the US-UK income tax treaty (Article 23) and US-Germany income tax treaty (Article 28).

A Non-US Holder must certify its residency to Spark Networks, Inc. on a properly executed IRS Form W-8BEN to claim the benefits of a treaty. A Form W-8BEN may be obtained through the IRS website at www.irs.gov. As long as the new Spark Networks, Inc. Common Shares are traded on an established financial market, a Non-US Holder will not be required to provide a US taxpayer identification number on the Form W-8BEN to claim treaty benefits.

If the dividends are effectively connected with a trade or business and, if an income tax treaty applies, are otherwise attributable to a permanent establishment in the US, a Non-US Holder will be subject to US federal income tax on a net basis on the amount of the distribution. In addition, a Non-US Holder that is a corporation may be subject to the US branch profits tax.

(iii)    Subsequent disposals of Spark Networks, Inc. Common Shares

(a)    US Holders

A US Holder generally will recognize capital gain or loss on the sale or other disposition of the Spark Networks, Inc. Common Shares in an amount equal to the difference between its adjusted tax basis in the Spark Networks, Inc. Common Shares and the amount realized from the sale or other disposition. Any gain or loss generally will be long-term capital gain or loss if the holding period in the Spark Networks, Inc. Common Shares (including the holding period of the Spark Networks plc Shares surrendered) is more than one year on the date of sale or exchange. Long-term capital gain will be eligible for reduced rates of taxation for individuals and certain non-corporate taxpayers. The deductibility of capital losses is subject to limitations. Any gain or loss generally will be treated as arising from US sources.

(b)    Non-US Holders

Any gain realized by a Non-US Holder on the disposition of new Spark Networks, Inc. Common Shares will not be subject to US federal income tax unless (i) the gain is effectively connected with the holder’s conduct of a US trade or business and, if an income tax treaty applies, is otherwise attributable to a permanent establishment in the US (in which case, if the Non-US Holder is a foreign corporation, the US branch profits tax may apply), (ii) the holder is an individual present in the US for at least 183 days during the taxable year of disposition and certain other conditions are met or (iii) Spark Networks, Inc. is or has been a US real property holding company (“USRPHC”) for US federal income tax purposes unless the Non-US Holder owns actively or constructively less than 5% or more of the class of shares sold and such class is regularly traded on an established securities market. We believe that Spark Networks, Inc. is not a USRPHC for US federal income tax purposes nor do we anticipate Spark Networks, Inc. will become a USRPHC. However, no assurance can be given that Spark Networks, Inc. will not become a USRPHC.

Further, in order to not be subject to withholding tax on the disposal of a non-USRPHC interest, the Non-US Holder must take certain actions when disposing of an interest in a US domestic corporation. A foreign person disposing of an interest in a domestic corporation must establish that the interest was not a U.S. real property interest as of the date of disposition, either by: (A) obtaining a statement from the corporation pursuant to the provisions of §1.897-2(g)(1)(ii), or (B) obtaining a determination by the director, Foreign Operations District pursuant to §1.897-2(g)(1)(iii).

(iv)    Information reporting and backup withholding tax

Dividends from Spark Networks, Inc. Common Shares paid to a Non-US Holder will be reported annually to the IRS. Dividends from Spark Networks, Inc. Common Shares paid to a US Holder and proceeds from the sale, exchange or other disposition of Spark Networks, Inc. Shares paid to a US Holder or a Non-US Holder should be reported to the IRS unless the holder (i) is a corporation,

(ii) provides a properly executed IRS Form W-8BEN or (iii) otherwise establishes a basis for exemption. Backup withholding tax may apply to amounts subject to reporting if the holder fails to provide an accurate taxpayer identification number or otherwise establish an exemption. Backup withholding tax is not an additional tax. The holder can claim a credit against its US federal income tax liability for the amount of any backup withholding tax and a refund of any excess amount provided that certain information is furnished to the IRS.

C.    German tax

The following is a summary of certain German income tax considerations for Spark Networks plc Shareholders, GDS Holders and ADS Holders, all resident in Germany (collectively "German resident investors"), with respect to the exchange of Spark Networks plc Shares for Spark Networks, Inc. Common Shares.

This discussion is based on the assumption that Spark Networks plc is respected as a UK business corporation for German corporate law purposes, and that the Ordinary Shares also qualify as corporate shares for German corporate and income tax purposes, regardless of being effectively managed and controlled in the United States. It is also assumed that Spark Networks plc is an operating company taxed at standard rates in the UK, and does not, and will not, receive low-taxed passive income within the meaning of Section 8 of the German Foreign Taxes Act (AStG). This discussion is further based upon the current state of the German legislation, which may change in the future. It is also possible that such changes could be enacted with retroactive effect.

The discussion is intended as general guidance only, and does not constitute, and may not be construed to constitute, tax advice to any German resident investor. As such, the summary is not a complete description of all the tax considerations that may be relevant to a particular German resident investor and it does not address all aspects of German income taxation that may be relevant to any particular holder based on such holder’s circumstances. In particular, the following paragraphs may not be applicable to certain German resident investors including, but not limited to, insurance companies, banks, financial service institutes, dealers in securities, or indirect investors through certain funds or other investment vehicles. For such other shareholders, special tax regimes may apply, which are not addressed below.

It is strongly recommended that all German resident investors consult their own independent advisers before taking any action in relation to the Scheme if they are in any doubt as to their tax position.

(i)    Application for German resident direct shareholders and GDS/ADS Holders

Direct Shareholders

The German tax considerations below are generally applicable, with certain exceptions, for German residents holding Spark Networks plc Shares directly.

GDS/ADS Holders

There is no conclusive judgment from the Federal Tax Court on the treatment of German resident GDS Holders or German resident ADS Holders for German income tax and trade tax purposes. Available professional literature suggests that the German income tax and trade tax treatment of GDS/ADS Holders could correspond with the income tax and trade tax treatment of direct (legal and beneficial) shareholders, if their contractual rights and obligations are similar to the typical legal rights and obligations of a shareholder. Based upon decisions of the Federal Tax Court dealing with the question of economic ownership in general, the following circumstances could support a conclusion that the economic ownership of the Ordinary Shares is held by the respective GDS/ADS Holders to the exclusion of The Bank of New York as the presumed legal shareholder:

•	The GDS/ADS Holders are entitled to receive any distributed dividends or other distribution, and should benefit from an increase in value and bear the risk of the shares becoming impaired.

•	The GDS/ADS Holders are entitled to exercise the primary rights resulting from ownership of the shares, including the right to vote at general meetings of the company.

•	Economic ownership by the GDS/ADS Holders of the Ordinary Shares could be further supported, where they have the right to subscribe for additional shares or GDSs or ADSs in any case where additional shares or GDSs or ADSs are issued.

Assuming that the Federal Tax Court accepts that the economic ownership of the Ordinary Shares is held by the GDS/ADS Holders, the following comments on the German income tax and trade tax implications for German resident investors should generally apply to all German resident investors, including the GDS/ADS Holders, in essentially the same way.

Nevertheless, in light of the remaining uncertainty, and in the event that German resident GDS Holders or German resident ADS Holders are for any other reason in any doubt as to their tax position under the Global Deposit Agreement or American Deposit Agreement, it is strongly recommended that they consult their own independent advisers before taking any action in relation to the Scheme.

(ii)    Income Tax and Trade Tax Treatment of Scheme of Arrangement

The Scheme is an integrated transaction, which for German tax purposes, consists of the following steps:

•	The issuance by Spark Networks plc of one unissued share to Spark Networks Inc.,

•	The Capital Reduction,

•	The restoration of the former capital amount of Spark Networks plc for all new shares to be allotted and issued to Spark Networks, Inc., and

•	Spark Networks, Inc. issuing new Common Shares to the former Shareholders and GDS/ADS Holders in the proportionate amount of their former interest in Spark Networks plc, who receive those Common Shares in Spark Networks, Inc. in consideration for their former Shares (or GDSs/ADSs where applicable) in Spark Networks plc.

Applying general German income and trade tax principles, the Scheme should generally be treated as a share-for-share exchange from the perspective of the German resident investors, (including, as discussed above, shares beneficially held through GDSs/ADSs). However, the treatment of a scheme of arrangement as described above is unfamiliar in German law. In the event that each of the above transaction steps are treated separately and on a stand-alone basis, steps (ii) and (iii) could alternatively be treated as a return of shares by the German resident investors in the course of the capital reduction of Spark Networks plc, followed by a corresponding capital increase, and the receipt of new shares by the investors. Although there is no conclusive authority from the German Federal Tax Court dealing with this fact pattern, the German income tax and trade tax implications for the German resident investors would not necessarily materially differ under this latter view of the Scheme. Therefore, despite the remaining uncertainty and because treating the Scheme as an integrated share-for-share transaction is the more appropriate approach from a general German income tax and trade tax perspective, the German income tax and trade tax consequences for the German resident investors will be discussed on the basis that the Scheme constitutes an integrated share-for-share exchange.

A share-for-share exchange is generally considered as a recognition event for purposes of German income taxation, except in certain tax-preferred reorganization transactions. Where no exception applies, the taxable gain or loss to a Spark Networks plc Shareholder is generally equal to the difference between the market value of the Spark Networks plc Ordinary Shares disposed of minus transaction expenses, and the tax basis of the Spark Networks plc Ordinary shares disposed of. The tax basis of the Spark Networks plc shares in the hands of the German resident investors will be equal to the acquisition price plus post-acquisition capital contributions. Based on the wording of the provisions of the German Reorganizations Tax Code (as amended in late 2006) governing share-for-share exchanges, the scheme of arrangement would appear to not qualify as a tax preferred reorganization scheme. On that basis, the consequences of the scheme of arrangement for the German resident investors would depend on the legal form and tax attributes of each investor. At a high level, and without limitation, the following classes of investors may generally be distinguished:

(a)    Shareholder is an individual person holding his or her investment in a German trade or business

If the individual shareholder holds the Spark Networks plc Shares in a German trade or business, generally 50% of the capital gain is included in taxable income for individual income tax and trade tax purposes, and 50% of an eventual capital loss, if any, should be tax deductible. Where the 50% capital gains exemption applies, only 50% of the transferor’s expenses are generally tax deductible. The 50% capital gains exemption is subject to certain exceptions in which 100% of the gain could be subject to income taxation, for example where the shares have been written down 100% for tax purposes, and the value has been restored in the meantime to original acquisition costs, or where shares have been issued prior to December 2006 in consideration for a contribution in kind of a business below market value within a seven-year testing period.

The income tax rate applicable for an individual Shareholder depends on his or her individual circumstances and attributes. Solidarity surcharge of 5.5% of the income tax would have to be added. The applicable trade tax rate depends on the municipality where the trade or business is carried on, and may amount to up to approximately 20%. Under current legislation, trade tax is in itself a tax deductible item, and may be credited to a certain extent against the individual income tax liability of the individual business investor. For certain individuals, Church tax may have to be added as well.

(b)    Shareholder is an individual person holding his or her investment as a private investment

If the individual Shareholder holds the Spark Networks plc Shares as a private asset outside a trade or business, a capital gain or capital loss is not subject to German taxation if the following additional prerequisites are met:

•	The individual Shareholder must not have held, directly or indirectly, 1% or more of the issued share capital in Spark Networks plc at any time during the five-year period preceding the transaction, and

•	The shares to be transferred / cancelled have been held in each case for more than one year at the time of their transfer / cancellation.

Where the shares are transferred within a one-year testing period from their former acquisition, 50% of the capital gain is generally subject to German individual income taxation. Capital losses resulting from a transfer within the one-year testing period can only offset taxable gains from other short term capital gains resulting from similar transactions. Specific capital loss assessment requirements apply.

Where an individual shareholder held 1% or more of the issued share capital in Spark Networks plc as a private asset at any time during a five-year testing period prior to the scheme of arrangement, 50% of the capital gain should be taxable regardless of the one-year testing period discussed before. As such, only 50% of a potential capital loss should be tax deductible in Germany subject to certain further conditions.

Where the 50% capital gains exemption applies, only 50% of the transferor’s expenses are generally tax deductible.

The income tax rate applicable to an individual shareholder depends on his or her circumstances and tax attributes. Solidarity surcharge of 5.5% of the income tax would have to be added. The gain resulting from a transfer of privately held shares of German resident individuals should not be subject to trade tax. For certain individuals, Church tax may have to be added as well.

(c)    Shareholder is a German resident business corporation

As a general rule, capital gains arising from the sale of investments are excluded from German taxable income for corporate income tax and trade tax purposes irrespective of a holding period or of a minimum shareholding. However, 5% of the capital gain is deemed to be a non-tax deductible business expense. Consequently, effectively only 95% of the capital gain is generally tax-exempt. Capital losses are completely disregarded for German tax purposes. However, the capital gains exemption is subject to certain exceptions in which 100% of the gain could be subject to income taxation, where, for example the shares have been written down 100% for tax purposes, and the value has been restored in the meantime to original acquisition costs, or where shares have been issued prior to December 2006 in consideration for a contribution in kind of a business below market value within a seven-year testing period. Further exceptions relating to institutional financial services and certain other investors are outside the scope of these comments.

German business corporations are subject to corporate income tax at a formal rate of 25%, solidarity surcharge of 5.5% on the corporate income tax liability, and municipal trade tax. The effective corporate tax rate is generally reduced by trade tax being a deductible item, resulting in an aggregate corporate and trade tax rate of up to approximately 40%, depending on the municipal trade tax rate. No trade tax credit against the corporate income tax liability of the corporation is available.

(d)    Shareholder is a partnership effectively managed in Germany

For German income tax purposes, partnerships are transparent. Therefore, the income tax treatment of capital gains/capital losses generally depends on the tax status of the partners in the partnership.

With respect to the trade tax, where the shares in Spark Networks plc are held through a German trading partnership, 50% of the capital gain attributable to individual partners and 5% of the capital gain attributable to corporate partners should generally be included in the trade tax basis of the partnership. The trade tax treatment is similar to the corporate tax treatment in the case of shares held as part of a German business except that the trading partnership itself is considered the relevant trade taxpayer.

Where the shares are held through a non-trading partnership (that is, a partnership which does not carry on a trade or business and which is not deemed to carry on a trade or business under applicable income tax and trade tax provisions), capital gains should not be subject to trade tax at the partnership level, but may still apply at the level of partners holding the partnership interest as part of their German business property. The conditions for the qualification as a non-trading partnership are rather restrictive and need to be dealt with on a case-by-case basis.

(iii)    German Income Tax and Trade Tax Treatment of Dividends received by German resident shareholders from Spark Networks, Inc. going forward

Following the effective date, dividends paid by Spark Networks, Inc. and received by German resident shareholders in Spark Networks, Inc. will be subject to German income and—if applicable—trade tax according to general rules.

Comments on the US withholding tax which will be applied to dividends paid on the Spark Networks, Inc. Common Shares, and the conditions (including procedural requirements) which must be met in order for a German resident holder to benefit from a reduced rate of withholding under the terms of the applicable tax treaty between the US and Germany, may be found in subsection B of this paragraph 8. Where applicable, details of the administration of the filing procedures for recovering US dividend withholding taxes should be discussed by the German resident shareholders with their respective paying agents.

The treatment of dividends received under German domestic income tax and trade tax rules depends on the tax status and capacity of each German resident shareholder.

(a)    Shareholder is an individual

Generally, only 50% of the dividend income received by German individuals is subject to German income tax. Expenses connected with the dividend income are also only 50% tax deductible. German resident individual shareholders of Spark Networks, Inc. may, within certain limitations, be entitled to a partial credit for US withholding taxes withheld from the gross dividend amount against his or her individual German income tax liability on such dividend income.

Where the individual shareholder holds the shares in a trade or business, dividends are generally also subject to trade tax unless the shares represent an interest of at least 10% in the corporation and are held for an uninterrupted period starting from January 1 of each calendar year through the date when such dividend is received. Dividends paid in 2007 may not benefit from the 50% trade tax received exemption. Costs directly related to the dividends received, are no longer deductible for trade tax purposes. In addition, no foreign tax credit is available against German trade tax.

(b)    Shareholder is a corporation

Dividends received from Spark Networks, Inc. should generally be exempt from German corporation tax. This general exemption applies regardless of a certain minimum shareholding or of a minimum holding period. However, 5% of the tax-exempt gross dividend amount are treated as non-deductible expenses. Effectively, only 95% of the dividend income is thus tax-exempt.

For German trade tax purposes, the dividends received exemption requires that the shares represent an interest of at least 10% in the corporation and are held for an uninterrupted period starting on January 1 of each calendar year through the date when the dividend is received. Costs directly connected with the receipt of the dividend are no longer deductible for trade tax purposes.

As the dividend income is exempt from German corporation tax, a corporation is not entitled to a foreign tax credit in respect of US withholding tax. In addition, under the wording of legislation enacted in late 2006, it was retroactively clarified that no deduction of foreign dividend withholding tax from the German corporate income tax base is available.

(c)    Shareholder is a partnership

For individual and corporate income tax purposes, the dividend income is subject to tax in the hands of the partner of the partnership following essentially the same rules as laid down before. Therefore, the tax treatment of the dividend income depends on the circumstances of each of the partners.

Where the German partnership is a trading company, the dividend income might be subject to trade tax if the shareholding is less than 10 per cent or if the investment has not been held since January 1 of each calendar year in which the dividend is received. Costs directly related to the dividends received would effectively not be deductible for trade tax purposes.

(iv)    Subsequent disposal of the Spark Networks, Inc. Common Shares

Under current legislation, the German income tax and trade tax consequences arising from a disposal or deemed disposal of Spark Networks, Inc. Common Shares should essentially correspond with the income tax and trade tax consequences described above with regard to the intended share-for-share exchange.

Therefore, any capital gain—or capital loss—arising from a subsequent disposal of the common shares in Spark Networks Inc. by German resident shareholders should generally depend on the shareholder’s individual income and trade tax status and be subject to any available exemption rule. Refer to the further discussion set forth in subsection C(ii) of this paragraph 8.

(v)    Stamp duty and stamp duty reserve tax (“SDRT”)

No German stamp duty issues should arise in connection with the Scheme.

THE ABOVE PARAGRAPHS ARE A GENERAL GUIDE ONLY AND ARE NOT EXHAUSTIVE.

IF YOU ARE IN ANY DOUBT AS TO YOUR TAXATION POSITION YOU SHOULD CONSULT AN APPROPRIATE PROFESSIONAL ADVISER WITHOUT DELAY.

9.    Directors’ Interests

The interests of the Directors of the Company (including the interests of connected persons, which, pursuant to the UK Companies Act, includes spouses, civil partners and infant children) in the share capital of Spark Networks plc and of Spark Networks, Inc. (on the basis that the Scheme becomes effective) are set out in paragraph 2 of Part 3 of this document. Please also see paragraph 3 of Part 3 of this document regarding the Directors’ interests in respect of the Company’s Option Schemes.

Save as is referred to in paragraph 5 of this Part 2, the effect of the Scheme on the interests of the Directors does not differ from its effect on the interests of other persons.

10.    Option Schemes

Spark Networks plc currently has Options subsisting under its Option Schemes. Upon the Scheme taking effect, and provided the Optionholders have previously approved certain modifications to the rules of the Option Schemes, Spark Networks, Inc. will assume all subsisting Options on an equivalent basis, meaning that the assumed Options will continue on the same terms and conditions, except that they will become options to purchase Spark Networks, Inc. Common Shares.

In connection with the Scheme, a separate document will be sent to Optionholders inviting them to approve amendments to the rules of the Option Schemes in order to provide that: (i) upon the Scheme taking effect, all subsisting Options will be assumed by Spark Networks, Inc. on the same terms and conditions as the Optionholders’ existing Options, except that they will become options to purchase Spark Networks, Inc. Common Shares; and (ii) for the avoidance of doubt, upon the Scheme taking effect, no Options will vest at earlier dates than would otherwise be the case if the Scheme did not take effect.

The Scheme is not conditioned upon these modifications being made.

11.    Information on Spark Networks, Inc.

Spark Networks, Inc. was incorporated in the state of Delaware in the USA on 20 April 2007. Following the implementation of the Scheme, the principal place of business of Spark Networks, Inc. will continue to be at Spark Networks plc’s existing offices in Beverly Hills, California. Additional information on Spark Networks, Inc. is set out in Part 3 of this document. Details of the rights to be attached to the Spark Networks, Inc. Common Shares are contained in Part 4 of this document.

12.    Amendments to the Articles of Association

It is proposed that Spark Networks plc’s Articles of Association be altered to provide that any Ordinary Shares issued prior to the Scheme Record Time be issued on terms that the holders will be bound by the Scheme. It is also proposed that Spark Networks plc’s Articles of Association be amended to provide that any Ordinary Shares issued after the Scheme Record Time (other than to Spark Networks, Inc. or its nominee), including Ordinary Shares issued pursuant to Share Options shall be automatically acquired by Spark Networks, Inc. or its nominee for the same consideration as would have been received by the holder of those Ordinary Shares under the Scheme had they been Scheme Shares. The proposed amendments to the Articles of Association are set out in full in the notice of the EGM.

13.    Overseas Shareholders

The implications of the Scheme for Overseas Shareholders will depend upon the law of the relevant jurisdiction. Overseas Shareholders should inform themselves about and observe any applicable legal requirements. It is the responsibility of each Overseas Shareholder to satisfy himself as to the full observance of the laws of any relevant jurisdiction in connection with the Scheme, including obtaining any governmental, exchange control or other consents that may be required and/or compliance with other necessary formalities which are required to be observed and the payment of any issue, transfer or other taxes due in such jurisdiction.

The provisions of the Scheme are subject to any prohibition or condition imposed by law in any relevant jurisdiction. If Spark Networks, Inc. is advised that the allotment and issue of Spark

Networks, Inc. Common Shares to a holder of Scheme Shares at a registered address outside the United Kingdom would infringe the laws of any jurisdiction or necessitate compliance with any special requirement, the Scheme provides that the Company may determine that the Overseas Shareholder’s entitlement to Spark Networks, Inc. Common Shares should be issued to a nominee for such holder and then sold and the proceeds of sale remitted to the Overseas Shareholder.

14.    US Securities Act Considerations

The Spark Networks, Inc. Common Shares will not be registered under the US Securities Act, in reliance upon the exemption from the registration requirements of the US Securities Act provided by Section 3(a)(10) thereof. Spark Networks, Inc. Common Shares issued to an Ordinary Shareholder or to a GDS/ADS Holder who is neither an affiliate, for the purposes of the US Securities Act, of Spark Networks plc or Spark Networks, Inc. prior to the Effective Date, nor an Affiliate of Spark Networks, Inc. after the Effective Date, may be resold without restriction under the US Securities Act. Affiliates of Spark Networks plc and Spark Networks, Inc. will be subject to timing, manner of sale and volume restrictions on the sale of Spark Networks, Inc. Common Shares received in connection with the Scheme under Rule 145(d) of the US Securities Act. Persons who may be deemed to be affiliates of Spark Networks plc or Spark Networks, Inc. include individuals who, or entities that, control directly or indirectly, are controlled by or are under common control with Spark Networks plc or Spark Networks, Inc. and may include certain officers and Directors of Spark Networks plc and Spark Networks, Inc., and principal shareholders (such as a holder of more than 10% of the issued share capital of Spark Networks plc or of the outstanding capital stock of Spark Networks, Inc.). Holders who are affiliates, in addition to reselling their Spark Networks, Inc. Common Shares in the manner permitted by Rule 145(d) under the US Securities Act, may also sell their securities under any other available exemption under the US Securities Act, including Regulation S under the US Securities Act. Ordinary Shareholders and GDS/ADS Holders who believe they may be affiliates for the purposes of the US Securities Act should consult their own legal advisers prior to any sale of Spark Networks, Inc. Common Shares received upon implementation of the Scheme.

For the purpose of qualifying for the exemption from the registration requirements of the U.S. Securities Act provided by Section 3(a)(10) therein with respect to the Spark Networks, Inc. Common Shares issued pursuant to the Scheme, Spark Networks plc will advise the Court that Spark Networks plc and Spark Networks, Inc. will rely on the Section 3(a)(10) exemption based on the Court’s sanctioning of the Scheme and will view the Court’s sanctioning of the Scheme as an approval of the Scheme following a hearing on its fairness to Ordinary Shareholders, at which hearing all such Ordinary Shareholders are entitled to attend in person or by counsel to support or oppose the sanctioning of the Scheme and with respect to which notification has been given to all such Spark Networks plc Shareholders.

15.    Conditions of the Scheme

The Scheme will not become effective and binding unless:

(a)	the Scheme is approved by a majority in number representing 75% by value of the holders of the Ordinary Shares present and voting either in person or by proxy at the Court Meeting;

(b)	the Resolution set out in the notice of the EGM contained in Part 7 of this document is passed as a special resolution by Ordinary Shareholders;

(c)	the Scheme is sanctioned (with or without modification) and the Capital Reduction is confirmed by the Court at the Court Hearing;

(d)	an office copy of the Court Order sanctioning the Scheme and confirming the Capital Reduction is registered by the Registrar of Companies; and

(e)	the listing on AMEX of the Spark Networks, Inc. Common Shares is approved.

The hearing of the petition to sanction the Scheme and confirm the Capital Reduction is expected to be on 6 July 2007 at the Royal Courts of Justice, Strand, London WC2A 2LL. Ordinary Shareholders have the right to attend the hearing and to appear in person or by legal representative to support or oppose the sanctioning of the Scheme and cancellation of the Scheme Shares. It is expected that the Scheme will become effective on or about 9 July 2007.

If the Scheme does not become effective by 31 December 2007, or such later date as the Court may allow and the Company and Spark Networks, Inc. may agree, it will lapse. If the Scheme lapses, Scheme Shareholders will remain Ordinary Shareholders, GDS Holders will remain holders of the GDSs, ADS Holders will remain holders of the ADSs and Spark Networks, Inc. Common Shares will not be issued to Scheme Shareholders or GDS/ADS Holders. Also, the GDSs and ADSs will continue to be listed on the Frankfurt Stock Exchange and American Stock Exchange, respectively.

The Scheme contains a provision for Sparks Network plc and Sparks Network, Inc. jointly to consent on behalf of all persons concerned to any modification of or addition to the Scheme, or to any condition which the Court may think fit to approve or impose. Sparks Network plc has been advised by its legal advisers that the Court would be unlikely to approve or impose any amendment to the Scheme that might be material to the interests of Scheme Shareholders unless Ordinary Shareholders were informed of any such amendment. It will be a matter for the Court to decide, in its discretion, whether or not a further meeting of Scheme Shareholders should be held or consent obtained (as the case may be). If the Court does approve or impose any amendment to the Scheme which, in the opinion of the Spark Networks plc Board, is such as to require the consent of the Ordinary Shareholders, the Board will not take the necessary steps to enable the Scheme to become effective unless and until such consent is obtained.

16.    Meetings in Connection with the Scheme

The Scheme requires the approval of the holders of Ordinary Shares at the Court Meeting and, for its implementation, at the EGM. The Scheme also requires the sanction of the Court.

16.1    Court Meeting

The Court Meeting has been convened for 3:00 pm on 15 June 2007, pursuant to an order of the Court, at which meeting, or at any adjournment thereof, Ordinary Shareholders will consider and, if thought fit, approve the Scheme.

Your attention is drawn to the notice of the Court Meeting contained in Part 6 of this document.

At the Court Meeting voting will be by poll and each Ordinary Shareholder entitled to attend and who is present in person or by proxy will be entitled to one vote for each Ordinary Share held. The statutory majority required to approve the Scheme at the Court Meeting is a simple majority in number of the Ordinary Shareholders present and voting (either in person or by proxy) at the Court Meeting representing not less than 75% in value of Ordinary Shares held by such Ordinary Shareholders.

It is important that as many votes as possible are cast at the Court Meeting by or on behalf of as many Ordinary Shareholders and GDS/ADS Holders as possible so that the Court may be satisfied that there is a fair representation of the opinion of Ordinary Shareholders and GDS/ADS Holders. Ordinary Shareholders are therefore urged to return the completed Forms of Proxy and GDS/ADS Holders are urged to return the GDS/ADS Voting Instruction Cards, as soon as possible. Details of the action you should take and instructions on completing the forms of proxy and the GDS/ADS Voting Instruction Cards are given in paragraphs 8 and 9 of Part 1 of this document and on the forms of proxy and the GDS/ADS Voting Instruction Cards themselves.

If the Scheme becomes effective, it will be binding on all Scheme Shareholders, including GDS/ADS Holders, irrespective of whether or how they voted.

16.2    EGM

The EGM has been convened for 15 June 2007 (the same date as the Court Meeting) at 3:10 pm (or, if later, immediately following the conclusion or adjournment of the Court Meeting), at which meeting, or at any adjournment thereof, Ordinary Shareholders will consider and, if thought fit, pass the Resolution set out in the notice of EGM as a special resolution.

Your attention is drawn to the notice of EGM contained in Part 7 of this document.

The Special Resolution to be proposed at the EGM is to approve:

•	the Scheme;

•	the cancellation of the Scheme Shares;

•	the allotment of the New Shares by Spark Networks plc’s Directors to Spark Networks, Inc. under the Scheme;

•	the disapplication of the statutory pre-emption rights to permit one share in the Company to be allotted to Spark Networks, Inc. prior to the Effective Date; and

•	alterations to the Company’s Articles of Association to:

-	ensure that any Ordinary Shares issued after the passing of such Special Resolution but on or prior to 6.00 p.m. on the Business Day prior to the date of the commencement of the Court Hearing are issued subject to the Scheme. This alteration will ensure that any Ordinary Shares issued upon the exercise of Options or otherwise between the date of the passing of such Resolution and 6.00 p.m. on the Business Day prior to the date of the commencement of the Court Hearing, will be subject to the Scheme; and

-	ensure that any Ordinary Shares issued after 6.00 p.m. on the Business Day prior to the date of the commencement of the Court Hearing are transferred to Spark Networks, Inc. or its nominee in consideration for the issue or transfer to such holders by Spark Networks, Inc. of Spark Networks, Inc. Common Shares on the basis of one Spark Networks, Inc. Common Share for every Ordinary Share transferred. This alteration will avoid any person other than Spark Networks, Inc. or its nominee being left with Ordinary Shares.

Subject to such Special Resolution being passed, these alterations to the Company’s Articles of Association will take immediate effect whether or not the Scheme becomes effective. The authority to allot New Ordinary Shares granted to Spark Networks plc’s Directors by such Special Resolution will expire on the earlier of 15 months after the passing of the Resolution and the conclusion of the annual general meeting of the Company in 2008.

In order to pass the Special Resolution, not less than 75% of the votes cast by Ordinary Shareholders must be in favour. On a show of hands, each Ordinary Shareholder present in person (but not by proxy) will have one vote and on a poll each Ordinary Shareholder present in person or by proxy will have one vote for each Ordinary Share held.

17.    Listing, Dealings, Certificates and Settlement

Subject to the Scheme becoming effective, it is expected that the listing of the GDSs on the Frankfurt Stock Exchange will automatically be terminated upon cancellation of the GDSs after the Scheme has taken effect. The Company also anticipates that the ADSs will cease to be listed and traded on the American Stock Exchange at the close of business immediately prior to the Effective Date.

Application has been made to the American Stock Exchange for the Spark Networks, Inc. Common Shares to be listed on the American Stock Exchange where, subject to the Scheme becoming effective, it is expected that dealings will commence at 9:30 am Eastern Standard Time in the United States on the Effective Date.

On the Effective Date pursuant to the terms of the Scheme, all issued Ordinary Shares (except the one Ordinary Share to be issued to Spark Networks, Inc.) will be cancelled. Existing certificates representing Ordinary Shares cancelled pursuant to the Scheme will cease to be of value and Ordinary Shareholders will be bound at the request of Spark Networks to return such certificates for cancellation. Direct Registration Transaction Advices for Spark Networks, Inc. Common Shares will be despatched by post at the earliest opportunity, which is expected to be no later than 21 days after the Effective Date. In the case of joint holders, these will be despatched to the joint holder whose name appears first in the Register of Members. Direct Registration Transaction Advices will be despatched at the risk of the person(s) entitled thereto. Pending despatch of Direct Registration Transaction Advices, any transfers of Spark Networks, Inc. Common Shares will be certified against the Spark Networks, Inc. share register.

Paragraph 11 of Part 1 contains more information relating to the treatment of GDSs and ADSs under the Scheme.

18.    Action to be Taken

Please refer to paragraphs 8 and 9 of Part 1 of this document for information on the action to be taken.

19.    Further Information

Your attention is drawn to the terms of the Scheme set out in full in Part 5 of this document and the other information set out in Parts 3 and 4 of this document. Particulars of documents available for inspection are given in paragraph 5 of Part 3 of this document.

Yours faithfully,

For and on behalf of Hawkpoint Partners Limited

Graham Paton

Managing Director

PART 3

ADDITIONAL INFORMATION ABOUT SPARK NETWORKS PLC AND SPARK NETWORKS, INC.

1.    Responsibility

The Directors of Spark Networks plc whose names appear in paragraph 2 below and who will also be the Directors of Spark Networks, Inc., accept responsibility for the information contained in this document. To the best of the knowledge and belief of such Directors (who have taken all reasonable care to ensure that such is the case) the information contained in this document is in accordance with the facts and does not omit anything likely to affect the import of such information.

2.    Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of the Company’s Ordinary Shares, as of 20 April 2007 for:

•	each person or entity who the Company knows beneficially owns more than 5% of the Company’s Shares;

•	each of the Company’s Directors;

•	each of the Company’s Executive Officers who are not also Directors; and

•	all of the Company’s Executive Officers and Directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. The information in this Part 3 also complies with applicable UK rules. In the table below, the number of Shares in issue, on an as-converted basis, used in calculating the percentage for each listed person or entity includes Shares underlying Options held by the person or entity, but excludes Shares underlying Options held by any other person or entity. In addition, in the table below, each person’s or entity’s Options that are exercisable within 60 days of 20 April 2007 is disclosed. Percentage of beneficial ownership is based on 30,913,570 Shares issued as of 20 April 2007.

To the Company’s knowledge, except as indicated by footnotes and subject to applicable community property laws in the United States, each person named in the table below has sole voting and investment power with respect to the Shares set forth opposite such person’s name. Unless otherwise indicated, the address of the Company’s officers and directors is c/o: Spark Networks plc, 8383 Wilshire Blvd., Suite 800, Beverly Hills, California 90211, USA.

	Ordinary Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percentage of Shares
5% stockholders:
Great Hill Investors, LLC(1)	9,085,000	29.4%
Capital Research and Management Company(2)	3,261,580	10.6%
Alon Carmel(3)	2,446,019	8.0%
FM Fund Management Limited(4)	2,201,890	7.1%
Absolute Return Europe Fund(5)	1,627,088	5.3%
Directors:
David E. Siminoff(6)	1,655,750	5.3%
Michael A. Brown (7)	50,000	*
Benjamin A. Derhy(7)	50,000	*
Laura B. Lauder(8)	145,000	*
Michael A. Kumin	–	*
Adam S. Berger	–	*
Jonathan B. Bulkeley	20,000	*
Christopher S. Gaffney(1)	9,085,000	29.4%
Scott M. Sassa	–	*
Executive Officers:
Gregory R. Liberman(9)	183,750	*
Mark G. Thompson(10)	175,000	*
Joshua A. Kreinberg(7)	26,250	*
All Directors and Executive Officers as a group (12 persons)(11)	11,390,750	35.7%

*	Less than 1%.

(1)

Consists of 81,221 Shares held by Great Hill Investors, LLC (“GHI”); 217,673 Shares held by Great Hill Affiliate Partners II, L.P. (“GHAP II”); 5,713,465 Shares held by Great Hill Equity Partners II, Limited Partnership (“GHEP II”); and 3,072,641 Shares held by Great Hill Affiliate

Partners III, L.P. (“GHAP III,” and together GHI, GHAP II and GHEP III, the “Funds”). Each Fund is an investment fund, principally engaged in the business of making private equity and other investments. Great Hill Partners GP II, LLC (“GPII”) is the sole general partner of GHEP II and GHAP II. Great Hill Partners GP III, L.P. (“GHEP III GP”) is the sole general partner of GHEP III. Stephen F. Gormley, Christopher S. Gaffney, a director of the Company, and John G. Hayes are the managers of GPII and GHI and Mr. Gaffney, Mr. Hayes and Matthew T. Vettel are the managers to GHP III, LLC, which is the sole general partner of GHEP III G.P. The principal business office of these reporting persons is c/o Great Hill Partners, LLC, One Liberty Square, Boston, Massachusetts 02109.

(2)	Capital Research and Management Company (“CRMC”), an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is deemed to be the beneficial owner of 3,261,580 Shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. CRMC has sole dispositive power over these shares. Included in the holdings of CRMC is the holding of SMALLCAP World Fund, Inc., an investment company registered under the Investment Company Act of 1940, which is advised by CRMC. SMALLCAP World Fund, Inc. is the beneficial owner of 2,403,000 Shares, of which it has sole voting power. Based on information provided to us by CRMC, CRMC is an affiliate of a broker-dealer and it acquired these securities in the ordinary course of business and that at the time of the acquisition of these securities, it had no agreements or understandings, directly or indirectly, with any person to distribute these securities. The persons controlling the investment decisions with respect to the shares held by CRMC and SMALLCAP World Fund are Gordon Crawford, J. Blair Frank, J. Dale Harvey, Claudia Huntington, Jonathan Knowles and Mark Denning. The address for both entities is 333 South Hope Street, Los Angeles, California 90071.

(3)	The number of Shares is based on information provided by Mr. Carmel to the Company and includes 8,000 Shares held by family members.

(4)	The registered office of FM Fund Management Limited is Queensgate House, South Church Street, George Town, Grand Cayman, Cayman Islands. Florian Homm has voting and investment powers for the shares held by FM Fund Management Limited.

(5)	Share ownership is based on a Schedule 13D filed with the Securities and Exchange Commission on 13 September, 2006. Florian Homm is director of Absolute Return Europe Fund. The address is c/o 9300 Wilshire Blvd., Penthouse Suite, Beverly Hills, CA 90212

(6)	Includes 493,750 Shares underlying Options.

(7)	Consists of Shares underlying Options.

(8)	Represents 100,000 Shares held by Mrs. Lauder’s husband and 45,000 Shares underlying options.

(9)	Includes 171,250 Shares underlying Options.

(10)	Consists of 175,000 Shares underlying Options.

(11)	Shares beneficially owned by all Executive Officers and Directors as a group include Options to purchase 1,011,250 Shares. See also footnote (1) with regards to the beneficial ownership of the Company’s Shares by Mr. Gaffney.

Immediately following the Effective Date it is anticipated that the percentage shareholding of each Director in the issued share capital of Spark Networks, Inc. will be equal to his or her percentage shareholding in the issued share capital of Spark Networks plc noted above, subject to the issue of any new Spark Networks plc Shares pursuant to the exercise of Options or the repurchase of Shares by the Company.

Except as discussed above and in paragraph 3 below, none of the Directors (nor any person connected with any of them within the meaning of section 346 of the UK Companies Act) has any interest in the share capital of the Spark Networks Group.

3.    Directors’ Other Interests

(a)    Director Options

The following is a table setting forth certain information regarding Options held by the Directors of Spark Networks plc as of 20 April 2007:

Name	Number of Options		Exercise Price (2)	Grant Date	Expiration Date
David E. Siminoff	25,000		$9.52	March 15, 2004	February 20, 2008
	468,750	(1)	$4.23	August 12, 2004	February 20, 2008
Michael A. Brown	80,000		$8.84	December 16, 2004	December 16, 2009
Benjamin A. Derhy	80,000		$6.73	October 1, 2004	October 1, 2009
Laura B. Lauder	80,000		$8.63	February 1, 2005	February 1, 2010
Michael A. Kumin	–		–	–	–
Adam S. Berger	50,000		$5.58	September 12, 2006	September 12, 2013
	200,000		$6.81	February 12, 2007	February 12, 2017
	1,030,000		$5.45	February 12, 2007	February 12, 2017
	70,000		$5.74	February 21, 2007	February 21, 2017
Jonathan B. Bulkeley	50,000		$5.58	September 12, 2006	September 12, 2013
Christopher S. Gaffney	–		–	–	–
Scott M. Sassa	50,000		$5.58	September 12, 2006	September 12, 2013

(1)	In connection with David E. Siminoff’s resignation as Chief Executive Officer, which was effective as of 20 February 2007, the Board of Directors accelerated Options to purchase 156,250 Shares that were previously scheduled to vest in August of 2007. These options are part of a grant of 1,250,000 Options, of which 468,750 had already vested. In addition, Mr. Siminoff agreed to forfeit the remaining, unvested 468,750 Options. On 5 March 2007, the Compensation Committee of the Board of Directors of Spark Networks plc extended the exercise period of the 468,750 Options, which were previously scheduled to expire on 20 August 2007, the date which is six months from the termination of Mr. Siminoff’s employment with the Company, but are now exercisable until 20 February 2008.

(2)	The exercise prices of the Options outstanding at 20 April 2007 are presented on an as converted basis into US dollars at an exchange rate of € 1.35982 per $1.00, which is based on the average bid and ask exchange price as reported by OANDA for the day of 20 April 2007.

If the Proposal is approved, on the Effective Date, the Options listed above will be assumed by Spark Networks, Inc.

(b)    Loans

There are no outstanding loans granted by any member of the Spark Networks Group to any of the Directors, nor are there any guarantees provided by any member of the Spark Networks Group for the benefit of Directors.

(c)    Certain Relationships and Related Transactions

Except as set out in this paragraph (c), no Director has or has had any material interest, direct or indirect, in any transaction which is or was unusual in its nature or conditions or significant to the business of Spark Networks plc or Spark Networks, Inc. and which was effected by any member of the Spark Networks Group during the current financial year or the financial year ended 31 December 2006 or which was effected during an earlier financial year and which remains in any respect outstanding or unperformed.

Efficient Frontier

In 2004, the Company entered into an agreement with Efficient Frontier, a provider of online marketing optimization services to procure and manage a portion of the Company’s online paid search and keyword procurement efforts. The Chief Executive Officer of Efficient Frontier is Ms. Ellen Siminoff, who is the wife of the Company’s Chairman of the Board of Directors and former Chief Executive Officer, David E. Siminoff. The Company paid approximately $396,000 to Efficient Frontier in 2006 and $335,000 in 2005.

Great Hill

Great Hill Partners LLC and its affiliates (the “Great Hill Group”), as of 1 March 2007, collectively beneficially owned 9,085,000 Shares of the Company, or approximately 29.4% of the Company’s outstanding Shares, and has voting control of an aggregate of approximately 43.8% of the Company’s securities to elect a director of the Company subject to the terms and conditions of the share purchase agreements entered into on 1 December 2005 with each of the co-founders, affiliates of Tiger Global Management, and Criterion Capital Management, LLC (“Criterion Capital Management,” and collectively with the co-founders and Tiger Global Management, the “Selling Shareholders”).

Pursuant to the terms of the share purchase agreements with each of the Selling Shareholders, for so long as the Great Hill Group collectively owns: (i) in the case of the share purchase agreements entered into with the co-founders, at least 10% of the outstanding ordinary shares; and (ii) in the case of the share purchase agreements entered into with Tiger Global Management and Criterion Capital Management, at least 5% of the outstanding Shares, each Selling Shareholder agreed that:

•

if at any time the Great Hill Group notifies a Selling Shareholder of its desire and intention to designate a single director (“Great Hill Director”) in advance of any meeting of the Shareholders for the election of directors or when any other approval is sought with respect to the election of directors, such Selling Shareholder agreed to vote all of its voting Shares that are owned or held of record by such Selling Shareholder or to which it has voting power or can direct, restrict or control any such voting power (the “Remaining Shares”) to elect such Great Hill Director; and

•

if at any time the Great Hill Group notifies a Selling Shareholder of its desire and intention to remove or replace a Great Hill Director or to fill a vacancy caused by the resignation of a Great Hill Director, such Selling Shareholder agreed to cooperate in causing the requested removal and/or replacement by voting in the appropriate manner.

Each Selling Shareholder also irrevocably granted, and appointed Michael A. Kumin, and any other person who shall be designated by the Great Hill Group, as such Selling Shareholder’s proxy and attorney (with full power of substitution), to vote all of such Selling Shareholder’s Remaining Shares held at the time such consent is sought or meeting is held in any circumstances where a vote, consent or other approval is sought to elect a Great Hill Director. The covenants and obligations of each Selling Shareholder terminate after a Great Hill Director (together with any replacements therefore) has served a single, full term of office of three years, in accordance with the Company’s articles and memorandum of association, as in effect on 1 December 2005.

The Company had entered into a confidentiality agreement dated 14 October 2005 with Great Hill Equity Partners II (“Great Hill”) that contained a provision (the “Standstill Provision”) pursuant to which Great Hill agreed not to, among other things, directly or indirectly acquire, offer to acquire, or propose to acquire more than 2% of any class of our securities or rights to acquire more than 2% of any class of the Company’s securities for a period of one year from the date of the confidentiality agreement without the Company’s prior written consent. On 1 December 2005, the Company and Great Hill entered into a standstill agreement (the “Standstill Agreement”) pursuant to which the Company waived the Standstill Provision and Great Hill agreed that its ability to increase its beneficial ownership of the Company’s securities would be subject to the terms and conditions of the Standstill Agreement, which has a term of five years unless terminated earlier. Pursuant to the Standstill Agreement, Great Hill agreed that it would not acquire or seek to acquire beneficial ownership of any of the Company’s voting securities (or rights to acquire any class of the Company’s securities or any subsidiary thereof) or participate in any tender, takeover or exchange offer or other business combination, or any recapitalization, restructuring, dissolution or other extraordinary transaction if (i) prior to giving effect thereto, the Great Hill Group beneficially owns less than 60% of Spark’s total voting power and (ii) after giving effect, the Great Hill Group would beneficially own more than 29.9% of Spark’s total voting power.

The provisions of the Standstill Agreement do not apply to (i) repurchases, redemptions, a rights issue, recapitalizations and consolidation or a share capital reduction by the Company, and (ii) offers to acquire securities by the Great Hill Group to all of the holders of the Company’s voting securities. In connection with the effectiveness of the Scheme, it is anticipated that the Standstill Agreement will be assumed by Spark Networks, Inc.

(d)    Directors’ service contracts and compensation

Spark Networks plc does not have any service contracts with its Directors. However, Spark Networks plc pays certain fees to its non-employee Directors and has entered into an employment agreement with Adam S. Berger, the Company’s Chief Executive Officer, which are discussed below. The compensation of the Directors of Spark Networks plc will not be varied as a result of the Proposal, however, the terms on which Directors are indemnified will be modified as indicated in paragraph (e) below.

We currently pay our non-employee Directors the following compensation, except Christopher S. Gaffney and Michael A. Kumin, who do not receive any fees for their service on the Board or any committee:

•	Base Annual Board Service Fee: Each Director is paid $2,500 per quarter (or $10,000 annually).

•

Excess In-Person Board Meeting Fee: Each Director is paid $1,000 for in-person attendance at each in-person Board meeting that is in excess of in-person attendance of four times in a calendar year, and such amount will not exceed the aggregate of $4,000 per year. No fees are paid for telephonic meetings or telephonic attendance at in-person board meetings.

•

Base Annual Committee Service Fee: Each member of the Nominating and Compensation Committees receives $1,000 annually and each member of the Audit Committee receives $2,000 annually for committee service.

•

Committee Chairmanship Annual Fee: Each Chair of the Nominating and Compensation Committees is paid $500 annually and the Chair of the Audit Committee is paid $1,000 annually for service as a committee Chair.

•

Excess Committee In-Person Meeting Fee: Each committee member is paid $500 for in-person attendance at each in-person committee meeting that is in excess of in-person attendance of four times in a calendar year; and such amount will not exceed the aggregate of $2,000 per year. No fee is paid for telephonic meetings or telephonic attendance at in-person Board meetings.

•	Expenses: Each Director receives expense reimbursement for reasonable travel for in-person board and committee meeting attendance.

•

Attendance Policy: If a non-employee Director is absent during any calendar year for two meetings of the Board of Directors or a committee for which approval of all members of the Board or committee, as applicable, in attendance at the meeting is not obtained, then such non-employee Director agrees to resign. Arriving substantially late to a meeting, without substantial prior notice, is deemed to be an absence from the meeting.

Prior to 1 October, 2006, non-employee Directors were paid $30,000 per year and received a fee of $1,000 for each in-person Board and committee meeting attended and $500 for each telephonic Board and committee meeting attended. Officers of the company who are members of the Board of Directors are not paid any Directors’ fees. Under the Company’s Director compensation policy, upon initial appointment, each Director, except Christopher S. Gaffney and Michael A. Kumin, receives Options to purchase 50,000 Shares, one-quarter of which vest on the first anniversary of the grant date and the remainder vest 1/16 per quarter. The vesting of the options accelerate if there is a change of control, as defined in the relevant share option certificate, and the Director does not continue as a Director following such change of control. Directors are eligible to receive, from time to time, grants of options to purchase shares under our 2004 Share Option Scheme as determined by the Board of Directors. On September 12, 2006, the Board granted Messrs. Berger, Bulkeley and Sassa each options to purchase 50,000 shares of Spark Networks plc at an exercise price of $5.58. The total aggregate share-based compensation to be recognized over the four-year vesting period is $110,123. In 2004, the Company granted options to purchase 80,000 Shares, which vest over a four-year period, to each of Michael A. Brown and Benjamin A. Derhy, resulting in share-based compensation expense over the four-year period of $453,600 and $345,600, respectively. In February 2005, the Company made a similar grant of options to purchase 80,000 Shares to Laura B. Lauder. The total share-based compensation expense over the four-year vesting period for Ms. Lauder’s grant is $416,800.

In respect of the terms of the Option certificates issued to Messrs. Brown and Derhy and Ms. Lauder, the vesting of their Options accelerate upon the effectiveness of the Scheme. Messrs. Brown and Derhy and Ms. Lauder have each waived the acceleration of their Options so that they will continue to vest after the effectiveness of the Scheme.

The following table shows information regarding the compensation earned during the fiscal year ended December 31, 2006 by our Board of Directors.

2006 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Option Awards (1)	All Other Compensation	Total
David E. Siminoff, Chairman	–	–		–
Adam S. Berger, Director (2) (3)	$3,245	$4,588	—	$7,833
Michael A. Brown, Director	$32,000	$113,400	—	$145,400
Jonathan B. Bulkeley, Director (3)	$3,745	$4,588	—	$8,333
Benjamin A. Derhy, Director	$33,000	$86,400	—	$119,400
Christopher S. Gaffney, Director (3)	–	–	—	–
Michael A. Kumin, Director	–	–	—	–
Laura B. Lauder, Director	$29,375	$104,200		$133,575
Scott M. Sassa, Director (3)	$3,452	$4,588	—	$8,040

(1)	Represents the expense recognized by the Company for fiscal year 2006 for the stock options granted, determined pursuant to SFAS 123(R) utilizing assumptions discussed in Note 1 to the financial statements for the fiscal year ended 31 December 2006 included in the Company’s Annual Report on Form 10-K filed with the SEC on 2 April, 2007.

(2)	Effective February 2007, Mr. Berger became the Company’s Chief Executive Officer replacing Mr. Siminoff who remains the Company’s Chairman.

(3)	Messrs. Berger, Bulkeley, Gaffney and Sassa were appointed to the Board of Directors in September 2006

2006 Compensation and Equity Awards of David E. Siminoff

The following is a summary of 2006 compensation information for David E. Siminoff, our former Chief Executive Officer and current Chairman of the Board, and the only Director who, during 2006, was also an employee of the Company. Mr. Siminoff resigned as Chief Executive Officer as of 20 February 2007.

2006 SUMMARY COMPENSATION TABLE

Name	Salary	Bonus	Option Awards (2)	All Other Compensation (3)	Total
David E. Siminoff, Former Chief Executive Officer(1)	$480,000	—	$796,750	$8,400	$1,285,150

(1)	Mr. Siminoff resigned as Chief Executive Officer as of 20 February 2007, but remains as Chairman of the Board and will receive the standard compensation paid to non-employee Directors.

(2)	Represents the expense recognized by the Company for fiscal year 2006 for the stock options granted, determined pursuant to SFAS 123(R) utilizing assumptions discussed in Note 1 to the financial statements for the fiscal year ended 31 December 2006 included in the Company’s Annual Report on Form 10-K filed with the SEC on 2 April 2007.

(3)	Represents 401(k) plan employer contributions.

Appointment of Adam S. Berger as Chief Executive Officer

On 21 February 2007, Adam S. Berger, a current member of the Board of Directors, became Chief Executive Officer of Spark Networks plc. Mr. Berger remains on the Board of Directors, but no longer serves on the Nominating Committee. Furthermore, as of 21 February, Mr. Berger no longer receives compensation for his service as a Director, although Options received as a Director continue to vest.

Employment Agreement of Adam S. Berger

On 12 February 2007, in connection with the appointment of Adam S. Berger as CEO, Spark Networks plc and Mr. Berger executed an Executive Employment Agreement (the “Agreement”). Upon the Effective Date of the Scheme, the Agreement will be assumed by Spark Networks, Inc.

Term, Salary and Bonus. The Agreement will continue until 31 December 2010, unless terminated earlier. Pursuant to the terms of the Agreement, Mr. Berger receives a base salary of $350,000 per year, which will be reviewed annually and may be increased at the sole discretion of the Compensation Committee of the Board of Directors in light of Mr. Berger’s performance and the Company’s financial performance and other economic conditions, but may not be decreased without Mr. Berger’s written consent. Mr. Berger will also be paid an annual retention bonus of $50,000. Mr. Berger is eligible to receive an annual performance bonus equal to a minimum of $75,000, a maximum of $450,000 and a target amount of $300,000. The performance bonus will be based on a twelve-month calendar year and will be based on goals set by the Board of Directors with input from Mr. Berger and the Compensation Committee related to the Company’s gross revenue, earnings before interest, depreciation and amortization (also known as EBITDA) and management objectives. Provided Mr. Berger remains the Company’s CEO throughout 2007, he will receive a minimum guaranteed performance bonus of $83,000.

Option Grants. On 12 February 2007, in connection with execution of the Agreement, Mr. Berger received a grant under the Company’s 2004 Option Scheme of 1,030,000 Options with an exercise price of $5.45 per share. 257,500 of the Options vest on 12 February 2008 and 1/36th of the remaining 772,500 Options vest each month thereafter so that all 1,030,000 Options will be vested and exercisable four years from the date of grant. Mr. Berger also received an additional 200,000 Options with an exercise price of $6.81 per share, which was 125% of fair market value of the Company’s ordinary shares on that date. 50,000 of those Options vest on 12 February, 2008 and 1/36th of the remaining 150,000 Options vest each month thereafter so that all 200,000 Options will be vested and exercisable four years from the date of grant. Lastly, on 21 February, 2007, the effective date of the Agreement, Mr. Berger received a grant of 70,000 incentive stock Options, 17,500 of which will vest on the one year anniversary of the grant date and 1/36th of the remaining 52,500 will vest each month thereafter so that all 70,000 Options will be vested and exercisable four years from the date of grant . All Options have a term of 10 years.

Other Benefits. Mr. Berger is eligible for all health and welfare benefits generally available to the Company’s full-time employees, with Spark Networks plc covering the costs of such benefits and reimbursing Mr. Berger for COBRA (The Consolidated Omnibus Budget Reconciliation Act of 1986) health and welfare plan expenses associated with his prior employer. Mr. Berger will be reimbursed for reasonable, out-of-pocket business expenses incurred in the performance of his duties on behalf of Spark Networks plc, including up to $7,500 per year in business related education and training, and for any reasonable legal fees incurred in connection with the Agreement, the negotiation and execution of any new employment agreements of any successor organization in connection with a change in control and any future agreements with Spark Networks plc entered into upon termination of employment.

Termination Benefits. Generally, upon termination, Mr. Berger will receive his prorated salary earned as of the date of termination and a payment for any accrued unused vacation. If Mr. Berger is terminated without cause or if he leaves for good reason, then Mr. Berger will also receive a severance package that consists of (i) a single cash lump-sum payment equal to his retention bonus plus 100% of his base salary, (ii) reimbursement of COBRA health and welfare plan expenses for 12 months following termination, and (iii) immediate vesting of the lesser of 325,000 options or the remaining unvested options; provided that Mr. Berger executes a separation agreement with Spark Networks plc that includes a general mutual release. Termination with “cause” means admission to or conviction of a felony, gross negligence or willful misconduct in the performance of employment duties that is likely to materially damage the financial position of Spark Networks plc, or material breach of the Agreement by Mr. Berger that is not cured within 30 days of notice. “Good reason” means a material breach of the Agreement by Spark Networks plc that is not cured within 30 days of notice, Mr. Berger’s base salary, retention bonus or other bonus opportunity is reduced without his consent or the terms of the Options are not fully complied with by Spark Networks plc, a reduction in Mr. Berger’s title, duties, or responsibilities or the assignment of any duties inconsistent with his position, a requirement to relocate without Mr. Berger’s consent of more than 35 miles, Spark Networks plc’s non-renewal of the Agreement or, to the extent required, shareholder approval is not obtained for any provisions of the Agreement. Mr. Berger will not be entitled to any severance package if he voluntarily resigns or otherwise terminates employment with Spark Networks plc other than for good reason, or Spark Networks plc terminates Mr. Berger’s employment with cause.

Death or Disability. Upon death or disability, Mr. Berger is entitled to payment of his retention bonus, his unpaid prorated base salary, reimbursement of COBRA health and welfare plan expenses incurred in the subsequent 12-month period, and a single cash lump-sum payment equal to the minimum bonus that would have been paid that year, prorated according to the number of days that have elapsed since the beginning of the fiscal year in which Mr. Berger dies or becomes disabled. Disability includes Mr. Berger’s inability by reason of physical or mental illness to fulfill his obligations pursuant to the Agreement for 90 consecutive days or for a total of 180 days in any 12-month period which renders Mr. Berger unable to perform the essential functions of his job, even after reasonable accommodations are made by Spark Networks plc.

Change of Control. Upon a change in control of Spark Networks plc, all of Mr. Berger’s unvested stock options will immediately vest. However, if a successor company retains Mr. Berger for the one-year period following a change in control then the Agreement will remain effective and any proceeds received by Mr. Berger with respect to 50% of Mr. Berger’s options, the vesting of which was accelerated by the change in control, will be deposited in escrow to be released upon the earlier of the one year anniversary of employment by the successor company or if Mr. Berger is terminated for any reason except for cause by the successor company or without good reason by Mr. Berger. Furthermore, if Mr. Berger is terminated without cause or leaves for good reason within one year after a change of control, then Mr. Berger will receive the severance package described above under “Termination Benefits.” The escrow will be forfeited if Mr. Berger is terminated during that one year period for cause or if he leaves without good reason. A change in control is the acquisition of 50% or more of the total voting power of the Spark Networks plc’s voting securities, the disposition of all or substantially all of Spark Networks plc’s assets, the liquidation or dissolution of Spark Networks plc, a merger, consolidation, or similar transaction other than a business combination that would result in the voting securities of Spark Networks plc outstanding immediately prior to such a transaction continuing to represent at least 50% of the total voting power represented by the voting securities of the Spark Networks plc or such surviving entity. Pursuant to the terms of the Agreement, the Scheme is not deemed a change of control.

Tax-Related Provisions. If Mr. Berger is deemed a specified employee as defined in Section 409A of the US Internal Revenue Code, Spark Networks plc may pay him interest at the prime rate in the

United States plus 3% on any amounts deferred. If any payment to Mr. Berger would be subject to the excise tax imposed by Section 4999 of the US Internal Revenue Code, together with any interest or penalties imposed with respect to such excise tax, then Mr. Berger will be entitled to receive an additional payment equal to the amount of the excise tax.

Other Terms. Mr. Berger is prohibited from disclosing confidential information regarding Spark Networks plc or engaging in any work that creates an actual conflict of interest with the Spark Networks’ business where such conflict would materially and substantially disrupt the Spark Networks’ operations. Any obligation not to disclose confidential information will continue for two years after the date Mr. Berger’s employment is terminated. Furthermore, during the term of the Agreement and for 12 months after, Mr. Berger has agreed, with certain exceptions, not to interfere with Spark Networks’ relationship with its employees, customers, suppliers and other business partners.

2007 Equity Incentive Plan

Prior to the Effective Date, Spark Networks, Inc. expects to adopt the Spark Networks, Inc. 2007 Omnibus Incentive Plan (the “Incentive Plan”), which is a long-term stock incentive plan intended to facilitate the continued use of equity- and cash-based incentives and rewards for employees, Directors and consultants of Spark Networks, Inc. and its affiliates. The Incentive Plan is subject to approval of the Stockholders of Spark Networks, Inc., which is expected to be obtained after the Effective Date at the next annual general meeting of Stockholders of Spark Networks, Inc.

Administration

The Incentive Plan will be administered by the Compensation Committee of the Board of Directors. The Compensation Committee will have the authority to determine, within the limits of the express provisions of the Incentive Plan, the individuals to whom awards will be granted, the nature, amount and terms of such awards and the objectives and conditions for earning such awards.

Types of Awards

Awards under the Incentive Plan may include incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted shares of common stock, restricted units, performance share or unit awards, other stock-based awards and cash-based incentive awards.

Stock Options. The Compensation Committee may grant to a participant options to purchase Common Shares that qualify as incentive stock options for purposes of Section 422 of the US Internal Revenue Code (“incentive stock options”), options that do not qualify as incentive stock options (“non-qualified stock options”) or a combination thereof. The terms and conditions of stock option grants, including the quantity, price, vesting periods, and other conditions on exercise will be determined by the Committee.

Stock Appreciation Rights. The Compensation Committee may grant to a participant an award of SARs, which entitles the participant to receive, upon its exercise, a payment equal to (i) the excess of the fair market value of a Common Share on the exercise date over the SAR exercise price, times (ii) the number of Common Shares of common stock with respect to which the SAR is exercised.

Restricted Shares and Restricted Units. The Compensation Committee may award to a participant Common Shares subject to specified restrictions (“restricted shares”). Restricted shares are subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified forfeiture period and/or the attainment of specified performance targets over the forfeiture period. The Compensation Committee also may award to a participant units representing the right to receive Common Shares in the future subject to the achievement of one or more goals relating to the completion of service by the participant and/or the achievement of performance or other objectives (“restricted units”). The terms and conditions of restricted share and restricted unit awards will be determined by the Compensation Committee.

Performance Awards. The Compensation Committee may grant performance awards to participants under such terms and conditions as the Compensation Committee deems appropriate. A performance award entitles a participant to receive a payment from the Company, the amount of which is based upon the attainment of predetermined performance targets over a specified award period. Performance awards may be paid in cash, Common Shares or a combination thereof, as determined by the Compensation Committee.

Other Stock-Based Awards. The Compensation Committee may grant equity-based or equity-related awards, referred to as “other stock-based awards,” other than options, SARs, restricted shares, restricted units, or performance awards. The terms and conditions of each other stock-based award will be determined by the Compensation Committee. Payment under any other stock-based awards will be made in Common Shares or cash, as determined by the Compensation Committee.

Cash-Based Awards. The Compensation Committee may grant cash-based incentive compensation awards, which would include performance-based annual cash incentive compensation to be paid to covered employees whose compensation is subject to the tax deduction limits of Section 162(m) of the US Internal Revenue Code. The terms and conditions of each cash-based award will be determined by the Compensation Committee and generally will be structured to comply with Section 162(m)’s performance-based compensation exception.

Eligibility and Limitation on Awards

The Compensation Committee may grant awards to any employee, Director, consultant or other person providing services to Spark Networks, Inc. or its affiliates. The maximum awards that can be granted under the Incentive Plan to a single participant in any calendar year will be 1,500,000 Common Shares in the form of options or SARs, 500,000 Common Shares in the form of restricted shares, restricted units, performance unit or share awards and other stock-based awards, and $1 million in the form of cash-based incentive awards.

Shares Subject to the Incentive Plan

An aggregate of 2,500,000 Common Shares will be reserved for issuance and available for awards under the Incentive Plan, including incentive stock options granted under the Incentive Plan; provided, however, that commencing on the first day of the Company’s fiscal year beginning in calendar year 2009, the number of shares reserved and available for issuance shall be increased by an amount equal to the lesser of (i) 2,000,000 shares, (ii) four percent (4%) of the number of outstanding shares of Common Stock on the last day of the immediately preceding fiscal year or (iii) an amount determined by the Board.

With respect to awards other than SARs made under the Incentive Plan, Common Shares not actually issued (as a result, for example, of the lapse of an option or a forfeiture of restricted stock), other than shares surrendered to or withheld by Spark Networks, Inc. in payment or satisfaction of the exercise price of a stock option or tax withholding obligations with respect to an award, will be available for additional grants under the Incentive Plan. With respect to SARs, the full number of SARs granted that are settled by the issuance of shares of common stock will be counted against the number of shares reserved for issuance under the Incentive Plan, regardless of the number of shares actually issued upon settlement of the SAR award.

Anti-Dilution Protection

In the event of any changes in the capital structure of Spark Networks, Inc., including a change resulting from a stock dividend or stock split, or combination or reclassification of shares, necessary adjustments will be made in the maximum number of shares of common stock subject to the Incentive Plan, the number of Common Shares subject to and the exercise price of an outstanding award, or the maximum number of shares that may be subject to one or more awards granted to any one recipient during a calendar year.

Amendment and Termination

The Board of Directors may at any time amend, terminate or modify the Incentive Plan, provided that no such action may be taken that adversely affects in any material way any award previously granted under the Incentive Plan without the consent of the participant. In addition, except with respect to anti-dilution adjustments, no outstanding stock options or SARs granted under the Incentive Plan will be repriced without the prior approval of the Stockholders, and no material amendment of the Incentive Plan will be made without Stockholder approval if Stockholder approval is required by law, regulation, or stock exchange rules. In no event may any awards be made under the Incentive Plan after the tenth anniversary of its effective date.

Spark Networks plc 2004 Share Option Scheme (“2004 Share Option Scheme”)

The 2004 Share Option Scheme provides the Company the ability to grant options to employees, consultants and Directors, and is administered by the Company’s Board of Directors, which determines the option grant date, option price and vesting schedule of each option in accordance with the terms of the 2004 Share Option Scheme. Although the Board of Directors determines the exercise prices of options granted under the 2004 Share Option Scheme, the exercise price per share may not be less than 85% of the “fair market value,” as defined in the 2004 Share Option Scheme, on the date of grant. Options granted under the 2004 Share Option Scheme vest and terminate over various periods at the discretion of the Company’s Board of Directors or a committee of the Board, but subject to the terms of the 2004 Share Option Scheme. Moreover, the exercise of options may be made subject to such performance or other conditions as the Board of Directors may determine. Options granted under the 2004 Share Option Scheme are personal to the option holder to whom they are granted and no transfer or assignment is permitted, other than a transfer to the option holder’s personal representatives on death.

As of 31 March 2007, 3,739,587 Options were outstanding under the 2004 Share Option Scheme at prices ranging from $5.07 to $10.33 per share (based on an exchange rate of € 1.3327 per $1.00, which is based on the average bid and ask exchange price as reported by OANDA for the day of 31 March 2007).

Spark Networks plc 2000 Share Option Scheme (“2000 Share Option Scheme”)

Under the terms of the 2000 Share Option Scheme, the Board of Directors was able to grant options, in its discretion, to the Company’s employees, Directors and consultants. The Board of Directors determined the option price, vesting schedule and termination provisions of each option, subject to limitations contained in the 2000 Share Option Scheme. In September 2004, the Company’s Board of Directors resolved to cease granting options under the 2000 Share Option Scheme although, pursuant to the provisions of the 2000 Share Option Scheme, all outstanding options previously granted under the 2000 Share Option Scheme continue in full force and effect. As of 31 March 2007, 702,750 Options were outstanding under the 2000 Share Option Scheme at prices ranging from $0.98 to $10.52 per share (based on an exchange rate of € 1.3327 per $1.00, which is based on the average bid and ask exchange price as reported by OANDA for the day of 31 March 2007).

Amendment to Option Schemes

Prior to the Effective Date of the Scheme, the Company will be seeking approval from the Optionholders to amend the Option Schemes as indicated in paragraph 10 of Part 2

(e)    Indemnification of directors and officers and limitation of liability

In accordance with the UK Companies Act, Spark Networks plc is permitted to provide the following indemnification arrangements for its Directors and other officers:

(a)	Indemnification of Directors in respect of proceedings brought by third parties (covering both legal costs and the financial costs of any adverse judgment, except for matters such as the legal costs of unsuccessful defences of criminal proceedings, fines imposed in criminal proceedings and penalties imposed by certain regulatory bodies);

(b)	Payment of Directors’ defence costs as they are incurred, including if the action is brought by the Company itself. A Director in this situation would still be liable to pay any damages awarded to the Company and to repay his defence costs to the Company if his defence were unsuccessful, other than where the Company chooses to indemnify him in respect of legal costs incurred in certain types of civil third party proceedings; and

(c)	Indemnification of the Company’s officers who are not Directors without many of the restrictions that apply to indemnification of Directors.

The Company has entered into indemnification agreements with its Directors and Executive Officers that require the Company to indemnify those Directors and Executive Officers from and against all liabilities, costs, including legal costs, claims, actions, proceedings, demands, expenses and damages arising in connection with the performance by them of their respective duties to the fullest extent permitted by the Company’s memorandum and Articles of Association and applicable law, each as modified from time to time.

Spark Networks plc is required to disclose such indemnities in its annual directors’ report which is publicly filed with the Registrar of Companies for England and Wales. Shareholders are able to inspect any relevant indemnification agreement.

Spark Networks plc maintains a directors’ and officers’ insurance policy. The policy insures Directors and other officers against unindemnified losses arising from certain wrongful acts in their capacities as Directors and officers and reimburses the Company for those losses for which it has lawfully indemnified its Directors and officers. The policy contains various exclusions.

The indemnification arrangements for Directors of Spark Networks, Inc. will be wider than those which apply to Directors of Spark Networks plc and are set out below.

As permitted by the Delaware General Corporation Law, Spark Networks, Inc.’s Certificate of Incorporation and bylaws limit or eliminate the personal liability of its Directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a Director of Spark Networks, Inc. will not be personally liable to Spark Networks, Inc. or its Stockholders for monetary damages or breach of fiduciary duty as a Director, except for liability for:

•	any breach of the Director’s duty of loyalty to Spark Networks, Inc. or its Stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions; or

•	any transaction from which the Director derived an improper personal benefit.

The limitations of liability referred to in the previous paragraph do not affect the availability of equitable remedies such as injunctive relief or rescission. If Delaware law is amended to authorise the further elimination or limiting of the liability of a Director, then the liability of Spark Networks, Inc.’s Directors will be eliminated or limited to the furthest extent permitted by Delaware law as so amended.

Spark Networks, Inc.’s Certificate of Incorporation allows Spark Networks, Inc. to indemnify its officers, Directors and other agents to the full extent permitted by Delaware law. Spark Networks, Inc.’s bylaws permit it to purchase insurance on behalf of any officer, Director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether Delaware law would permit indemnification, and to provide indemnification in circumstances in which indemnification is otherwise discretionary under Delaware law. Spark Networks, Inc.’s bylaws specify circumstances in which indemnification for its Directors and executive officers is mandatory and when Spark Networks, Inc. may be required to advance expenses before final disposition of any litigation.

In connection with the Scheme, Spark Networks, Inc. intends to enter into indemnification agreements with each of its Directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Delaware law, and that may provide additional procedural protection. The indemnification agreements require Spark Networks, Inc., among other things, to:

•	indemnify officers and Directors against certain liabilities that may arise because of their status as officers or Directors;

•	advance expenses, as incurred, to officers and Directors in connection with a legal proceeding, subject to limited exceptions; and

•	obtain directors’ and officers’ insurance.

At present, there is no pending litigation or proceeding involving any of Spark Networks plc’s or Spark Networks, Inc.’s Directors, officers or employees in which indemnification is sought, nor are the Directors aware of any threatened litigation that may result in claims for indemnification.

4.    Future Shareholder Proposals

If the Scheme is approved and effectuated, Spark Networks, Inc. will hold a 2007 annual meeting of stockholders. The submission dates by which proposals must be received are set forth below. Since Spark Networks, Inc. will be assuming the SEC reporting obligations of Spark Networks plc under the US Exchange Act, the submission dates are based on the 2006 annual shareholder meeting of Spark Networks plc.

Proposals to be Submitted for Proxy Statement for 2007 Annual Stockholder Meeting

In order for a proposal by a Stockholder to be included in the proxy statement relating to the Spark Networks, Inc. annual meeting of stockholders to be held in 2007, that proposal must be received in writing by the General Counsel of Spark Networks, Inc. at its principal executive offices no later than 29 June 2007.

If the date of the 2007 annual stockholder meeting is changed by more than 30 days from the date of the 2006 meeting of Spark Networks plc, which was held on 21 November 2006, then the deadline is a reasonable time before Spark Networks, Inc. begins to print and mail proxy materials. Proposals must comply with the proxy rules relating to shareholder proposals, in particular Rule 14a-8 under the US Exchange Act, in order to be included in the proxy materials.

Proposals to be Submitted for 2007 Annual Stockholder Meeting

In addition, if Spark Networks, Inc. is not notified prior to 12 September 2007 of a proposal to be brought before the 2007 annual meeting by a Stockholder, then proxies held by management may exercise the discretion to vote on such proposal even though it is not discussed in the proxy statement for such meeting. If the date of the 2007 annual meeting is changed by more than 30 days from the date of the 2006 meeting of Spark Networks plc, which was held on 21 November 2006, then the deadline is a reasonable time before Spark Networks, Inc. mails proxy materials.

If the Scheme is not approved and does not take effect, then under the UK Companies Act, in order for a shareholder proposal to be presented at the Company’s annual general meeting, such proposal must have been requisitioned either by shareholders representing at least 5% of the votes of all shareholders having a right to vote at the annual general meeting or by at least 100 shareholders. Such proposal must have been signed by all requisitionists and submitted to the registered office of the Company subject to certain exceptions not less than six weeks prior to the meeting.

Mailing Instructions

In each case, proposals should be delivered to, Attention: General Counsel, Spark Networks, Inc., 8383 Wilshire Boulevard, Suite 800, Beverly Hills, California 90211, USA, as well as to the Company’s registered office if the Scheme does not take effect. To avoid controversy and establish timely receipt, it is suggested that shareholders send their proposals by certified mail return receipt requested.

5.    Documents Available for Inspection and Incorporated by Reference

Copies of the following documents will be available for inspection at the offices of Steptoe & Johnson, 99 Gresham Street, London EC2V 7NG during normal business hours on any weekday (Saturdays and public holidays excepted) until the Scheme becomes effective or lapses and will also be available for inspection at the Meetings:

(i)	each of the Directors’ option agreements and the Executive Employment Agreement of Adam S. Berger;

(ii)	the Memorandum and Articles of Association of Spark Networks plc;

(iii)	the Certificate of Incorporation of Spark Networks, Inc.; and

(iv)	the Bylaws of Spark Networks, Inc.

The financial information required by Item 13 of Schedule 14 of the US Exchange Act is incorporated by reference to the Company’s Form 10-K for the year ended December 31, 2006 filed with the US Securities and Exchange Commission on 12 April 2007. Such financial information includes the following:

•	Selected Financial Data,

•	Management’s Discussion and Analysis of Financial Condition and Results of Operations,

•	Quantitative and Qualitative Disclosures about Market Risk, and

•	The Company’s consolidated financial statements for the year ended December 31, 2006.

PART 4

SUMMARY OF RIGHTS AS A HOLDER OF SHARES IN SPARK NETWORKS PLC AND OF

RIGHTS AS A HOLDER OF COMMON SHARES IN SPARK NETWORKS, INC.

THE SUMMARY IN THIS PART 4 IS INTENDED AS A GENERAL GUIDE ONLY AND IS NOT EXHAUSTIVE. IT IS RECOMMENDED THAT APPROPRIATE PROFESSIONAL ADVICE BE OBTAINED IF YOU ARE IN ANY DOUBT REGARDING THE MATTERS ADDRESSED IN THIS PART.

1.    Summary of Rights as a Holder of Ordinary Shares in Spark Networks plc

(a)    Description of Spark Networks Ordinary Shares

Spark Networks plc’s authorised share capital is £800,000 divided into 80,000,000 Ordinary Shares of £0.01 each. Set forth below is information concerning the share capital and related summary information concerning the material provisions of the Company’s Memorandum and Articles of Association (the “Memorandum and Articles”) and applicable English company law.

(b)    Shareholder meetings

An annual general meeting of shareholders must be held once each year, not more than 15 months after the holding of the last preceding annual general meeting. General meetings may be held at such time and place as may be determined by the Board of Directors. Annual general meetings and extraordinary general meetings called for the passing of a special resolution must be convened on at least 21 days written notice to those shareholders entitled to receive notices and all other extraordinary general meetings must be convened on at least 14 days written notice, in each case exclusive of both the day on which the notice is served or deemed to be served and the day of the meeting. A general meeting, notwithstanding that it has been called by a shorter notice than that specified above, shall be deemed to have been duly called if it is so agreed:

1.	in the case of the annual general meeting, by all the members entitled to attend and vote thereat; and

2.	in the case of an extraordinary general meeting, by a majority in number of the members having a right to attend and vote at the meeting, being a majority in number holding not less than 95% in nominal value of the Ordinary Shares giving that right.

Shareholders are entitled to appoint proxies to represent them at a shareholder meeting. Proxies are entitled to attend and vote at the meeting on a show of hands. Provided the circumstances set out in section (c) below are met, proxies may demand and vote on a poll.

Quorum

Persons holding one third of the Company’s Ordinary Shares present, in person or by proxy, at the Meetings and entitled to vote constitute a quorum for the transaction of business. In addition, under English law, each Meeting requires the presence of at least two individuals although it is acceptable for such individuals to be either Ordinary Shareholders or their corporate representatives or proxies for Ordinary Shareholders. If a quorum is not present within five minutes from the time appointed for the EGM, or if during the meeting a quorum ceases to be present, the Company’s Articles of Association provide that the EGM shall be dissolved if convened on the requisitions of members and in any other case shall be adjourned to the same day in the next week at the same time and place, or to such other day, time and place as the Directors may determine.

(c)    Voting rights

Every Ordinary Shareholder who, being an individual, is present in person or, being a corporation, has an authorised representative present who is not himself a shareholder at a general meeting has one vote on a show of hands. On a poll, every Ordinary Shareholder present in person, by its authorised representative or by proxy has one vote for each share held. Voting at a general meeting is by a show of hands unless a poll is demanded. A poll may be demanded by:

1.	the chairman of the meeting;

2.	not less than three shareholders present at the meeting in person, by proxy or represented by an authorised representative and entitled to vote;

3.	any shareholder or shareholders present at the meeting in person, by proxy or represented by an authorised representative and representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at such meeting; or

4.	any shareholder or shareholders present in person, by proxy or represented by an authorised representative and holding a number of Ordinary Shares conferring a right to vote at the meeting, being Ordinary Shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all of the Ordinary Shares conferring that right.

Unless otherwise required by law or the Memorandum and Articles of Association of the Company, voting in a general meeting is by ordinary resolution. An ordinary resolution, for example, a resolution for the appointment of Directors, the declaration of a final dividend, the appointment of the auditors, the increase of authorised share capital or grant of authority to allot shares, requires the affirmative vote of a simple majority of the shareholders (a) present in person or by an authorised representative, in the case of a vote by show of hands or (b) present in person, by an authorised representative or by proxy and holding Ordinary Shares conferring in the aggregate to a majority of the votes actually cast on the ordinary resolution, in the case of a vote by poll. In the case of a tied vote, whether on a show of hands or on a poll, the chairman of the meeting is entitled to cast a deciding vote. A special resolution, for example, a resolution amending the Memorandum and Articles, changing the name of the Company or waiving statutory pre-emption rights on the issue of Ordinary Shares for cash, or an extraordinary resolution, for example, modifying the rights of any class of shares at a meeting of the holders of such class or relating to matters concerning the liquidation of the Company, requires the affirmative vote of not less than three-quarters of the votes cast by proxy or in person.

(d)    Restrictions on voting

Unless the Directors otherwise determine, no shareholder of the Company is either entitled to vote in respect of any share held by him either personally or by proxy or to exercise any other right conferred by membership in relation to any shareholders’ meetings, if any sum is payable by him to the Company in respect of that share.

(e)    Dividends

The Company may declare dividends by ordinary resolution provided that such a dividend will not exceed the amount recommended by the Directors. If, in the opinion of the Directors, the Company’s profits justify such payments, the Directors may pay fixed dividends on any class of shares carrying a fixed dividend expressed to be payable on fixed dates on the half-yearly or other dates prescribed for the payment thereof and may also from time to time pay interim dividends of amounts, on dates and in respect of periods as they think fit. No shareholder approval is required for interim dividends.

No dividend can be paid other than that out of profits available for distribution and by reference to properly prepared accounts under the provisions of the UK Companies Act and other English law applicable to the Company. In addition, as a public company the Company may make a distribution only if and to the extent that; at the time of distribution and following the distribution, the amount of the Company’s net assets is not less than the aggregate of the called-up share capital and undistributable reserves (as such terms are defined in the Companies Act 1985) and if, and to the extent that, the distribution does not reduce the amount of those assets to less than that aggregate. No dividend or other moneys payable on or in respect of a share shall bear interest as against the Company unless otherwise provided by the rights attached to the share. Any dividend unclaimed after a period of 12 years from the date on which it was declared or became due for payment will be forfeited and will revert to the Company.

(f)    Winding up

The Directors have the power in the name and on behalf of the Company to present a petition to the Court for the Company to be wound up. If the Company is wound up, the liquidator may, pursuant to the authority given by an extraordinary resolution of the Company and any other sanction required by English law divide among the members in specie or in kind the whole or any part of the assets of the Company and, for that purpose, value any assets as the liquidator deems fair and determine how the division is carried out between the shareholders or different classes of shareholders. No shareholder will be compelled to accept any Ordinary Shares or other property in respect of which there is a liability.

(g)    Issues of shares and pre-emption rights

The directors of English companies may generally only allot shares and disapply statutory pre-emption rights if authorised by the shareholders. The current authority for this purpose in respect of the Company expires on 9 December 2009 but so that the Company may, before such expiry, make an offer or agreement which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities pursuant to any such offer or agreement as if the authority had not expired.

(h)    Transfer of shares

All transfers of Ordinary Shares may be effected by transfer in writing in any usual or common form or in any other form acceptable to the Directors. The instrument of transfer of a share must be signed by or on behalf of the transferor and, except in the case of fully paid Ordinary Shares, by or on behalf of the transferee. The transferor will remain the holder of the Ordinary Shares concerned until the name of the transferee is entered in the Company’s register of shareholders.

The Directors may, in their absolute discretion and without assigning any reason, refuse to register any transfer of Ordinary Shares that are not being fully paid Ordinary Shares. The Directors may also refuse to register any allotment or transfer of Ordinary Shares, whether fully paid or not, to more than four persons jointly.

The Directors may decline to recognise any instrument of transfer unless it is in respect of only one class of Ordinary Shares and is lodged, duly stamped if required, at the Company’s registrar’s accompanied by the relevant share certificate(s) together with such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer.

(i)    Disclosure of transactions of ownership

Pursuant to the rules issued by the United Kingdom Financial Services Authority, a person must notify the issuer (i.e. Spark Networks plc) of the percentage of that person’s voting rights if the percentage of voting rights which he holds, directly or indirectly, as shareholder or through his direct or indirect holdings of financial instruments (or a combination of such holdings) reaches, exceeds or falls below 3% or any whole percentage figure above 3%, although this is subject to certain exceptions.

Such a person must notify the issuer within two trading days of the relevant threshold being crossed and file a copy of the notification with the United Kingdom Financial Services Authority. A person is an indirect holder of Shares under these rules to the extent that he is entitled to acquire, to dispose of, or to exercise voting rights in any of the following cases or a combination of them: (a) voting rights held by a third party with whom that person has concluded an agreement, which obliges them to adopt, by concerted exercise of the voting rights they hold, a lasting common policy towards the management of the issuer in question; (b) voting rights held by a third party under an agreement concluded with that person providing for the temporary transfer for consideration of the voting rights in question; (c) voting rights attaching to Shares which are lodged as collateral with that person provided that person controls the voting rights and declares its intention of exercising them; (d) voting rights attaching to Shares in which that person has the life interest; (e) voting rights which are held, or may be exercised within the meaning of cases (a) to (d) above, or, in cases (f) and (h) below by a firm undertaking investment management, or by a management company, by an undertaking controlled by that person; (f) voting rights attaching to Shares deposited with that person which the person can exercise at its discretion in the absence of specific instructions from the shareholders; (g) voting rights held by a third party in his own name on behalf of that person; and (h) voting rights which that person may exercise as a proxy where that person can exercise the voting rights at his discretion in the absence of specific instructions from the shareholders.

A person who is required to make a notification may, without affecting their responsibility, appoint another person to make the notification on his behalf. A person making a notification must do so by reference to each of the following: (1) the aggregate of all voting rights which the person holds as shareholder and as the direct or indirect holder of financial instruments; (2) the aggregate of all voting rights held as direct or indirect shareholder (disregarding for this purpose holdings of financial instruments); and (3) the aggregate of all direct and indirect holdings of financial instruments.

(j)    Variation of rights

Whenever the Company’s share capital is divided into different classes of shares, the special rights attached to any class may, subject to the provisions of English law, be varied or abrogated, with either the consent in writing of the holders of three-quarters in nominal value of the issued shares of the class, or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of the shares of the class, but not otherwise, and may be so varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding up.

(k)    Alteration of share capital

The Company may from time to time by ordinary resolution at a general meeting:

1.	increase the share capital by the creation of new shares of such amount as the resolution shall prescribe with such preferred, deferred or other special rights, or subject to such restrictions of capital, voting or whether as regards dividend, return otherwise as may be determined and which may be redeemable;

2.	consolidate and divide all or any of the share capital into shares of larger amount than the Company’s existing Ordinary Shares;

3.	cancel shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken, by any person and diminish the amount of its share capital by the amount of shares so cancelled; and

4.	subdivide all or any of the shares of a smaller amount than is fixed by the Memorandum and Articles of Association and may by resolution decide that as between the holders of the shares resulting from such subdivision one or more of the shares and, as compared with the others, have any such preference or other advantage or be subject to a restriction, deferred or other special rights or be subject to any restrictions, as the Company has the power to attach to unissued or new shares. Subject to English law the Company may purchase shares of any class, including redeemable shares, but if there are in issue any shares convertible into equity share capital of the class proposed to be purchased, then the Company shall not purchase, or enter into a contract under which it will or may purchase, such equity share unless the purchase, or the contract, has first been approved by an extraordinary resolution passed at a separate meeting of the holders of such convertible shares.

Subject to the provisions of English law, the Company may, by special resolution, reduce its share capital, capital redemption reserve, share premium account or other undistributable reserve in any way.

(l)    Reserves

The Directors may from time to time set aside out of the Company’s profits and carry to reserve any sum that they think proper which, at the discretion of the Board of Directors, is applicable for any purpose to which the Company’s profits may properly be applied and pending such application may either be employed in its business or be invested. The Directors may divide the reserve into special funds and may consolidate into one fund any special funds or any parts of special funds into which the reserve may have been divided. The Directors may also, without placing the same to reserve, carry forward any profits. In carrying sums to reserve and in applying the same the Board shall comply with the provisions of English law.

(m)    Capitalisation of profits and reserves

The Company may, upon the recommendation of the Directors and with the sanction of an ordinary resolution, capitalise any sum standing to the credit of any of the Company’s reserve accounts, including any share premium account and capital redemption reserve, or any sum standing to the credit of the Company’s profit and loss account, provided that such sum is not required for paying the dividends on any shares carrying a fixed cumulative preferential dividend. Such capitalisation will be effected by appropriating an amount to the holders of Ordinary Shares in proportion to their holdings of Ordinary Shares at that time and to apply such sum on their behalf either in or towards paying up the amounts (if any) for the time being unpaid on any Ordinary Shares held by them respectively or in paying up in full unissued Ordinary Shares of the Company of a nominal amount equal to such sum. The Directors may do all acts and all things considered necessary for the purpose of such capitalisation, and have full power to make provisions as they think fit in respect of fractional entitlements that would arise. The Directors may authorise any person to enter into, on behalf of all the interested shareholders, an agreement with the Company in relation to any such capitalisation and matters incidental to it and any such agreement will be effective and binding on all concerned

(n)    Shareholder proceedings

In addition to having the right to institute proceedings on behalf of the Company in certain limited circumstances, English law permits individual shareholders to apply for relief from the court where the Company’s affairs are being, or have been, conducted in a manner which is unfairly prejudicial to the interests of some or all of the shareholders, or where any actual or proposed act or omission to act is or would be so prejudicial. A court, when granting relief in an action alleging unfair prejudice has wide discretion, including authorising civil proceedings to be brought in the name of a company by a shareholder against the persons responsible for the prejudicial actions. Except in these limited circumstances, English law does not permit class action lawsuits by shareholders on behalf of a company or on behalf of other shareholders.

(o)    Directors

Unless otherwise determined by ordinary resolution of the Ordinary Shareholders, the Company’s Articles of Association provide that there shall not be less than three Directors. At each annual general meeting one-third (or the number nearest to but not exceeding one-third) of the Directors shall retire from office by rotation. The Directors to retire by rotation include any Director who wishes to retire and not to offer himself for re-election. Further Directors to retire by rotation in every year are those who have been longest in office since their last re-election, but, as between persons who become Directors on the same day, those to retire (unless they otherwise agree among themselves) are determined by lot. A retiring Director is eligible for re-election. Any Director may be removed from office at any time by an ordinary resolution of the Company’s shareholders of which special notice has been given in accordance with the Act. The Articles do not provide for a maximum age for Directors. Although there is a maximum age threshold of 70 years at the time of the appointment under the UK Companies Act.

The Articles provide that a Director who is in any way interested in a contract or arrangement or any other proposal with or concerning the Company shall declare his interest to the Board, and, subject to certain exceptions, will not be entitled to vote at Board meetings or in respect of any contract, arrangement or proposal in which that Director has a material interest, nor will that Director be counted towards the quorum in relation to any resolution on which he or she is prohibited from voting. Matters in respect of which a Director would not be prohibited from voting include the giving of a guarantee or indemnity to the Director or a third party where the Director has lent money or incurred liabilities on behalf of the Company, or has guaranteed the obligations of the Company or where he is to participate in the underwriting or sub-underwriting of the Company’s Ordinary Shares or where his interest is in another company and is limited to an interest of less than one per cent of the voting rights of that company, or the matter relates to the adoption, modification or operation of certain schemes such as superannuation or retirement funds relating to the both Directors and employees of the Company and does not accord the Director any additional benefit.

The ordinary remuneration of the Directors for holding office as directors shall from time to time be determined by the Directors. However, such remuneration may not exceed £200,000 per annum in aggregate or such higher amount as the shareholders may, by ordinary resolution, determine and will be divisible among the Directors as they agree. The Directors may also grant additional remuneration to any Director who holds any executive office or who serves on any committee of the Directors and, have the power to pay and agree to pay gratuities, pensions or other retirement, death or disability benefits to any Director or ex-Director. The Directors are also entitled to be repaid all reasonable expenses incurred by them in the performance of their duties.

The Articles provide that the Directors may exercise all powers of the Company to borrow money and to mortgage or charge its undertaking, property, assets and uncalled capital and, subject to applicable English law, to issue debentures and other securities. The Board is required to restrict the borrowings of the Company, in the absence of shareholders’ approval, in accordance with a formula set out in the Articles.

(p)    Shareholder rights of inspection

Except when such register(s) is/are closed in accordance with the provisions of the UK Companies Act, the register of shareholders of an English company, together with certain other registers required to be maintained by such a company, may be inspected by its shareholders and others during business hours without charge (and by other persons upon payment of a charge) and copies of such registers may be obtained on payment of an appropriate charge. A shareholder in an English company may, without charge, also inspect the minutes of meetings of the shareholders during business hours and obtain copies upon payment of a charge. The published directors’ report and audited annual accounts (“Directors’ Report and Accounts”) of the Company are required to be laid before the shareholders in a general meeting and each shareholder is entitled to a copy of such report and accounts. The Directors’ Report and Accounts are also filed with the Registrar of Companies in England and Wales from whom copies are publicly available upon payment of the appropriate fee. The Shareholders have no further statutory rights to inspect the accounting records of the Company or the minutes of meetings of the Directors.

2.    Description of Global Depositary Shares and American Depositary Shares

The following description does not purport to be complete but is intended to be a summary of the Global Deposit Agreement and American Deposit Agreement, including the form of GDRs and ADRs, respectively. References to “Deposit Agreements” or a “Deposit Agreement” means both or either the Global Deposit Agreement and American Deposit Agreement, respectively. The Bank of New York is the depositary for the Global Depositary Shares and American Depositary Shares. Copies of the Global Deposit Agreement and American Deposit Agreement are available for inspection at the Corporate Trust Office of the Depositary, currently located at 101 Barclay Street, New York, New York 10286. The Depositary’s principal executive office is located at One Wall Street, New York, New York 10286.

(a)    Global Depositary Receipts and American Depositary Receipts

Global Depositary Receipts evidencing GDSs are issuable pursuant to the Global Deposit Agreement. American Depositary Receipts evidencing ADSs are issuable pursuant to the American Deposit Agreement. Each GDS and each ADS represents one Ordinary Share or evidence of the right to receive one Ordinary Share (together with any additional ordinary shares at any time deposited or deemed deposited under a Deposit Agreement and any and all other securities, cash and property received by the Depositary or the custodian in respect thereof and at such time held under a Deposit Agreement). Only persons in whose names GDRs/ADRs are registered on the books of the Depositary are treated by the Depositary and the Company as owners.

So long as book-entry GDSs are eligible for book-entry settlement with the Depository Trust Company (“DTC”) unless otherwise required by law, such Book-Entry GDSs representing the Shares deposited with any custodian shall be represented by a Master GDR registered in the name of a nominee of DTC and no person acquiring such Book-Entry GDSs shall receive or be entitled to receive physical delivery of certificated GDRs evidencing GDSs. Accordingly, each beneficial owner must rely upon the procedures of DTC and institutions having accounts with DTC to exercise or be entitled to any rights of an owner of a GDR. Each person owning a beneficial interest in the Master GDR must rely upon the procedures of the institutions having accounts with DTC to exercise or be entitled to any rights of an owner. Transfers within DTC and Clearstream Banking AG, are made in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers are effected in DTC through the operating procedures of the relevant system. Cross-market transfers are effected in DTC through the depositary of Clearstream Banking AG. Because of time zone differences, credits of securities received in Clearstream Banking AG as a result of a transaction with a DTC participant are made during the subsequent securities settlement processing date on the business day following the DTC settlement date and such credits or any transactions in such securities settled during such processing are reported to the Clearstream Banking AG participant on such business day. Cash received in Clearstream Banking AG as a result of sales of securities by or through a Clearstream Banking AG participant to a DTC participant are received with value on the DTC settlement date, but are available in the Clearstream Banking AG cash account only as of the business day following settlement in DTC. Where the context requires, the term “GDR” includes the Master GDR.

During any period in which Book-Entry GDSs are represented by the Master GDR, ownership of beneficial interests in the Master GDR are shown on, and the transfer of such ownership is effected only through, records maintained by (i) DTC or its nominee (with respect to participants’ interests) or (ii) institutions having accounts with DTC. All references in the Deposit Agreements to issuance or delivery of GDRs is deemed to include, where applicable, adjustments in the records of the Depositary showing the number of Book-Entry GDSs evidenced by the Master GDR.

ADSs may be held either directly (by having an ADR registered in the holder’s name) or indirectly through a broker or other financial institution that is a direct or indirect participant of DTC. If ADSs are held indirectly, then the procedures of the broker or other financial institution to assert the rights of ADR holders described in this section must be relied upon. You should consult with your broker or financial institution to find out what those procedures are. Entitlements in ADSs held through a direct or indirect DTC participant are referred to as “Book-Entry ADSs.”

(b)    Deposit, transfer and withdrawal

The Depositary agrees, subject to the terms and conditions of the Deposit Agreement, that upon delivery to the Custodian of Shares (or evidence of rights to receive Shares) and pursuant to appropriate instruments of transfer in a form satisfactory to the Custodian, the Depositary will, upon payment of the fees, charges and taxes provided in the Deposit Agreement, deliver to, or upon the written order of, the person or persons named in the notice of the Custodian delivered to the Depositary or requested by the person depositing such Shares with the Depositary, the number of GDSs or ADSs representing such deposited Shares.

When a person makes a deposit of Ordinary Shares, he or she will be responsible for transferring good and valid title to the Depositary. As such, each holder will be deemed to represent and warrant that:

•	The Ordinary Shares are duly authorized, validly issued, fully paid, and non-assessable;

•	All preemptive, and similar, rights, if any, with respect to such ordinary shares have been validly waived or exercised;

•	The Ordinary Shares are duly authorized to be deposited; and

•

In the case of issuance of ADSs, the Ordinary Shares presented for deposit are not, and the ADSs issuable upon such deposit will not be, “restricted securities,” as defined in the American Deposit Agreement.

The Global Deposit Agreement is closed in that the Depositary will no longer accept ordinary shares for deposit.

Upon surrender at the Corporate Trust Office of the Depositary of a GDR/ADR for the purpose of withdrawal of the Deposited Securities represented by the GDSs/ADSs evidenced by such GDR/ADR, and upon payment of the fees of the Depositary for the surrender of GDRs/ADRs, governmental charges and taxes provided in the Deposit Agreement, and subject to the terms and conditions of the Deposit Agreement, the owner of such GDR/ADR will be entitled to delivery, to him or upon his order, of the amount of deposited securities at the time represented by the GDSs/ADSs evidenced by such GDR/ADR. The forwarding of share certificates, other securities, property, cash and other documents of title for such delivery will be at the risk and expense of the owner.

Subject to the terms and conditions of the Deposit Agreement and any limitations established by the Depositary, the Depositary may execute and deliver GDRs/ADRs prior to the receipt of Shares (a “Pre-Release”) and deliver Shares upon the receipt and cancellation of GDRs/ADRs which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such GDR/ADR has been Pre-Released. The Depositary may receive GDRs/ADRs in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release must be (a) preceded or accompanied by a written representation from the person to whom the GDRs/ADRs or Shares are to be delivered that such person, or its customer, owns the Shares or GDRs/ADRs to be remitted, as the case may be, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five business days’ notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of GDSs/ADSs which are outstanding at any time as a result of Pre-Releases will not normally exceed 30% of the Shares deposited pursuant to the Deposit Agreement; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.

(c)    Dividends, other distributions and rights

Whenever the Depositary receives any currency other than US Dollars, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, the Depositary will convert or cause to be converted into Dollars, to the extent that in its judgment it can do so on a reasonable basis and can transfer the resulting Dollars to the United States, all cash dividends and other cash distributions, if any, denominated in a currency other than Dollars (“Foreign Currency”), that it receives in respect of the deposited Shares, and to distribute the resulting Dollar amount (net of the expenses incurred by the Depositary in converting such Foreign Currency) to the owners entitled thereto, in proportion to the number of GDSs/ADSs representing such Deposited Securities evidenced by GDRs/ADRs held by them, respectively. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among owners on account of exchange restrictions or the date of delivery of any GDRs/ADRs or otherwise. The amount distributed to the owners of GDRs/ADRs will be reduced by any amount on account of taxes to be withheld by the Company or the Depositary.

If the Depositary determines that in its judgment any Foreign Currency received by the Depositary cannot be converted on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) received by the Depositary to, or in its discretion may hold such Foreign Currency uninvested and without liability for interest thereon for the respective accounts of, the owners entitled to receive the same. If any such conversion of Foreign Currency, in whole or in part, cannot be effected for distribution to some of the owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in US Dollars to the extent permissible to the owners entitled thereto, and may distribute the balance of the Foreign Currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for, the respective accounts of, the owners entitled thereto.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may distribute to the owners of outstanding GDRs/ADRs entitled thereto, in proportion to the number of GDSs/ADSs representing such Deposited Securities evidenced by GDRs/ADRs held by them respectively, additional GDSs/ADSs that represent the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of GDSs/ADSs evidenced by GDRs/ADRs, including the withholding of any tax or other governmental charge and the payment of fees of the Depositary as provided in the Deposit Agreement. The Depositary may withhold any such distribution of GDRs/ADRs if it has not received satisfactory assurances from the Company that such distribution does not require registration under the US Securities Act or is exempt from registration under the provisions of such Act. In lieu of delivering fractional GDSs/ADSs in the event of any such dividend or free distribution, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds in accordance with the Deposit Agreement. If additional GDSs/ADSs are not so distributed, each GDS/ADS will thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby. Each beneficial owner of GDRs/ADRs or Shares so distributed shall be deemed to have acknowledged that the Shares have not been registered under the Securities Act of 1933 and to have agreed to comply with the restrictions under the US Securities Act and to have agreed to comply with the restrictions on transfer.

If the Company offers or causes to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary will have discretion as to the procedure to be followed in making such rights available to any owners of GDRs/ADRs or in disposing of such rights on behalf of any owners and making the net proceeds available to such owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any owners or dispose of such rights and make the net proceeds available to such owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and feasible to make such rights available to all owners or to all or certain owners but not to other owners, the Depositary may distribute to any owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of GDSs/ADSs held by such owner, warrants or other instruments therefore in such form as it deems appropriate. If the Depositary determines in its discretion that it is not lawful and feasible to make such rights available to all or certain owners, it may sell the rights, warrants or other instruments in proportion to the number of GDSs/ADSs held by the owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary and all taxes and governmental charges payable in connection with such right and subject to the terms and conditions of the Deposit Agreement) for the account of such owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such owners because of exchange restrictions or the date of delivery of any GDRs/ADRs, or otherwise.

In circumstances in which rights would not otherwise be distributed, if an owner of GDRs/ADRs requests the distribution of warrants or other instruments in order to exercise the rights allocable to the GDSs/ADSs of such owner, the Depositary will make such rights available to such owner upon written notice from us to the Depositary that (a) the Company has elected in its sole discretion to permit such rights to be exercised and (b) such owner has executed such documents as the Company has determined in sole discretion are reasonably required under applicable law. Upon instruction pursuant to such warrants or other instruments to the Depositary from such owner to exercise such rights, upon payment by such owner to the Depositary for the account of such owner of an amount equal to the purchase price of the Shares to be received in exercise of the rights, and upon payment of the fees of the Depositary as set forth in such warrants or other instruments, the Depositary will, on behalf of such owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such owner. As agent for such owner, the Depositary will cause the Shares so purchased to be deposited, and will execute and deliver GDRs/ADRs to such owner, pursuant to the Deposit Agreement.

The Depositary will not offer rights to owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to all owners or are registered under the provisions of such Act; provided, that nothing in the Deposit Agreements will create, or be construed to create, any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective. If an owner of GDRs/ADRs requests the distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary will not effect such distribution unless it has received an opinion from recognized counsel in the United States for the Company upon which the Depositary may rely that such distribution to such owner is exempt from such registration. The Depositary will not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to owners in general or any owner in particular.

Whenever the Depositary receives any distribution other than cash, Shares or rights in respect of the Deposited Securities, the Depositary will cause the securities or property received by it to be distributed to the owners entitled thereto, after deduction or upon payment of any fees and expenses of the Depositary or any taxes or other governmental charges, in proportion to their holdings, respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the owners entitled thereto, or if for any other reason (including, but not limited to any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the US Securities Act in order to be distributed to owners or beneficial owners) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received or any part thereof and the net proceeds of any such sale (net of the fees and expenses of the Depositary) will be distributed by the Depositary to the owners entitled thereto as in the case of a distribution received in cash. In the case of GDSs/ADSs, each beneficial owner of securities so distributed shall be deemed to have acknowledged that the securities have not been registered under the US Securities Act and to have agreed to comply with the restrictions on transfer.

If the Depositary determines that any distribution of property (including Shares and rights to subscribe therefore) is subject to any taxes or other governmental charges which the Depositary is obligated to withhold, the Depositary may, by public or private sale, dispose of all or a portion of such property in such amount and in such manner as the Depositary deems necessary and practicable to pay such taxes or charges and the Depositary will distribute the net proceeds of any such sale after deduction of such taxes or charges to the owners entitled thereto in proportion to the number of GDSs/ADSs held by them, respectively.

Upon any change in nominal or par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting us or to which the Company is a party, any securities which shall be received by the Depositary or Custodian in exchange for, in conversion of, or in respect of Deposited Securities will be treated as new Deposited Securities under the Deposit Agreement, and the GDSs/ADSs will thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received in exchange or conversion, unless additional GDRs/ADRs are delivered pursuant to the following sentence. In any such case the Depositary may (a) if Book-Entry GDSs/ADSs are available, make appropriate entry in its records, or (b) if Book-Entry GDSs/ADSs are not available, either (i) deliver additional GDSs/ADSs as in the case of a dividend in Shares, or (ii) call for the surrender of outstanding GDRs/ADRs to be exchanged for new GDRs/ADRs specifically describing such new Deposited Securities.

(d)    Record dates

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each GDS/ADS, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient the Depositary will fix a record date, which shall be the same date, if any, applicable to the Deposited Securities, or as close thereto as practicable (a) for the determination of the owners who will be (i) entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each GDS/ADS will represent the changed number of Shares, all subject to the provisions of the Deposit Agreements.

(e)    Voting of deposited securities

Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, if requested in writing by the Company, the Depositary will, as soon as practicable thereafter, mail to all owners a notice, the form of which notice will be in the sole discretion of the Depositary, containing (a) such information included in such notice of meeting received by the Depositary from the Company, and (b) a statement that the owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of English law and the Company’s Memorandum and Articles of Association, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective GDSs/ADSs and (c) a statement as to the manner in which such instructions may be given. Upon the written request of an owner on such record date, received on or before the date established by the Depositary for such purpose, the Depositary will endeavor, insofar as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the GDSs/ADSs evidenced by such GDRs/ADRs in accordance with the instructions set forth in such request. The Depositary will not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions or as described in the following sentence. If the Company asked the Depositary to solicit holder’s instructions and the Depositary does not receive voting instructions by the specified date, it will consider the holder to have authorized and directed it to give a discretionary proxy to a person designated by the Company to vote the number of deposited securities represented by the holder’s ADSs or GDSs. The Depositary will give a discretionary proxy in those circumstances to vote on all questions to be voted upon unless the Company notifies the Depositary that:

•	it does not wish to receive a discretionary proxy;

•	it thinks there is substantial shareholder opposition to the particular questions; or

•	it thinks the particular question would have an adverse impact on the Company’s shareholders.

(f)    Amendment and termination of the Deposit Agreements

The form of GDRs/ADRs and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between us and the Depositary in any respect which they may deem necessary or desirable without the consent of the owners of GDRs/ADRs; provided, however, that any amendment that imposes or increases any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which otherwise prejudices any substantial existing right of owners, will not take effect as to outstanding GDRs/ADRs until the expiration of 30 days after notice of any amendment has been given to the owners of outstanding GDRs/ADRs. Every owner of a GDR/ADR, at the time any amendment so becomes effective, will be deemed, by continuing to hold such GDR/ADR, to consent and agree to such amendment and to be bound by the relevant Deposit Agreement as amended thereby. In no event will any amendment impair the right of the owner of any GDR/ADR to surrender such GDR/ADR and receive therefore the Deposited Securities represented thereby, except to comply with mandatory provisions of applicable law.

The Depositary will at any time at the Company’s direction terminate a Deposit Agreement by mailing notice of such termination to the owners of the GDRs/ADRs (as appropriate) then outstanding at least 90 days in the case of GDRs, and 30 days, in the case of ADRs, prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the owners of all GDRs/ADRs (as appropriate) then outstanding if, any time after 90 days have expired after the Depositary will have delivered to the Company a written notice of its election to resign and a successor depositary will not have been appointed and accepted its appointment, in accordance with the terms of the relevant Deposit Agreement. On and after the date of termination, the owner of ADSs or GDSs will, upon (a) surrender of such GDS or ADS, (b) payment of the fee of the Depositary for the surrender of GDSs or ADSs, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the Depositary Shares evidenced by such GDS or ADS. If any GDRs/ADRs remain outstanding after the date of termination of the relevant

Deposit Agreement, the Depositary thereafter will discontinue the registration of transfers of GDRs/ADRs, will suspend the distribution of dividends and other distributions to the owners thereof and will not give any further notices or perform any further acts under the relevant Deposit Agreement, except the collection of dividends and other distributions pertaining to the Deposited Securities, the sale of rights and other property provided in this Deposit Agreement and the delivery of Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for surrendered GDRs/ADRs (after deducting, in each case, the fees of the Depositary for the surrender of GDR/ADR and other expenses set forth in the relevant Deposit Agreement and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held thereunder and may thereafter hold uninvested the net proceeds of such sale, together with any other cash then held by it, unsegregated and without liability for interest, for the pro rata benefit of the owners that have not theretofore surrendered their GDRs/ADRs, such owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary will be discharged from all obligations under the Deposit Agreement, except to account for net proceeds and other cash (after deducting, in each case, the fee of the Depositary and other expenses set forth in the relevant Deposit Agreement for the surrender of a GDR/ADR and any applicable taxes or other governmental charges).

(g)    Charges of Depositary

The Depositary will charge any party depositing or withdrawing Shares or any party surrendering GDRs/ADRs or to whom GDRs/ADRs are issued including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the GDRs/ADRs or Deposited Securities or a distribution of GDRs/ADRs pursuant to the Deposit Agreement) whichever applicable: (1) taxes and other governmental charges; (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on our share register or foreign registrar (or any other appointed agent of ours for transfer and registration of the Shares) and applicable to transfers of Shares to the name of the Depositary or its nominee or the custodian or its nominee on the making of deposits or withdrawals; (3) such cable, telex or facsimile transmission expenses as are expressly provided for in the relevant Deposit Agreement to be at the expense of persons depositing Shares or owners; (4) such expenses as are incurred by the Depositary in the conversion of Foreign Currency pursuant to the Deposit Agreement; (5) a fee of $5.00 or less per 100 GDSs/ADSs (or portion thereof) for the execution, delivery and surrender of GDRs/ADRs pursuant to the Deposit Agreement; (6) a fee of $0.02 or less per GDS/ADS (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement; (7) a fee of $1.50 or less per certificate for a GDR/ADR or GDRs/ADRs for transfers made pursuant to the Deposit Agreement and; (8) a fee for the distribution of securities pursuant to the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of GDSs/ADSs referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause (8) treating all such securities as if they were Shares), but which securities are instead distributed by the Depositary to owners and the net proceeds distributed.

The Depositary, pursuant to the Deposit Agreements, may own and deal in any class of the Company’s securities and the Company’s affiliates and in GDRs/ADRs.

(h)    Liability of owner for taxes

If any tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to any GDR/ADR or any Deposited Securities represented by any GDRs/ADRs, such tax or other governmental charge will be payable by the owner of such GDR/ADR to the Depositary. The Depositary may refuse to effect registration of transfer of such GDR/ADR (or any split-up or combination thereof), or any withdrawal of Deposited Securities underlying such GDR/ADR until such payment is made, and may withhold any dividends or other distributions, in respect of any Deposited Securities or may sell for the account of the owner or beneficial owner thereof any part or all of the Deposited Securities underlying such GDR/ADR and may apply such dividends, distributions or the proceeds of any such sale to pay any such tax or other governmental charge and the owner of such GDR/ADR will remain liable for any deficiency.

(i)    General

Neither the Depositary nor the Company nor any of the Company’s respective Directors, employees, agents or affiliates will be liable to any owner or beneficial owner of any GDR/ADR, if by reason of any provision of any present or future law or regulation of the United States, or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Company’s Memorandum and Articles of Association or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or other circumstances beyond our control, the Depositary or the Company or any of its Directors, employees, agents or affiliates shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the relevant Deposit Agreement or Deposited Securities it is provided will be done or performed; nor will the Depositary or the Company incur any liability to any owner or beneficial owner of any GDR/ADR by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the relevant Deposit Agreement it is provided will or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for under the Deposit Agreement. Where, by the terms of a distribution pursuant to the relevant Deposit Agreements, or an offering or distribution pursuant to the relevant Deposit Agreements, or for any other reason, such distribution or offering may not be made available to owners, and the Depositary may not dispose of such distribution or offering on behalf of such owners and make the net proceeds available to such owners, then the Depositary will not make such distribution or offering, and will allow the rights, if applicable, to lapse.

The Company and the Depositary assume no obligation nor will the Company or the Depositary be subject to any liability under the Deposit Agreements to owners or beneficial owners of GDRs/ADRs, except that the Company and the Depositary agree to perform their respective obligations specifically set forth under the Deposit Agreements without negligence or bad faith.

The GDRs/ADRs are transferable on the books of the Depositary, provided that the Depositary may close the transfer books at any time or from time to time when deemed expedient by it in connection with the performance of its duties. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any GDR/ADR or withdrawal of any deposited securities or the adjustment of the Depositary’s records to reflect the deposit of Shares or any such transfer, split-up, combination, surrender or withdrawal, the Depositary, the Custodian or the registrar may require payment from the person presenting the GDR/ADR or the depositor of the Shares of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees. The Depositary may refuse to deliver GDRs/ADRs, to register the transfer of any GDR/ADR or to make any distribution on, or related to, Shares until it has received such proof of citizenship or residence, exchange control approval or other information as it may deem necessary or proper. The delivery, transfer, registration of transfer of outstanding GDRs/ADRs and surrender of GDRs/ADRs generally may be suspended or refused during any period when the transfer books of the Depositary, the Company or the registrar are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, at any time or from time to time.

The Depositary will keep books for the registration and transfer of GDRs/ADRs, which at all reasonable times will be open for inspection by the owners, provided that such inspection will not be for the purpose of communicating with owners in the interest of a business or object other than the Company’s business or a matter related to the Deposit Agreements or the GDRs/ADRs.

The Depositary may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of GDRs/ADRs at designated transfer offices on behalf of the Depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by owners or persons entitled to GDRs/ADRs and will be entitled to protection and indemnity to the same extent as the Depositary.

(j)    Governing Law

Each Deposit Agreement is governed by the laws of the State of New York.

3.    Frankfurt Stock Exchange Rules and German Securities Law Issues

(a)    Financial reporting requirements

Spark Networks plc is currently listed on the Prime Standard of the regulated market of the Frankfurt Stock Exchange (“FSE”). Thus the following financial reporting requirements have to be met:

(i)    Annual financial reports (Jahresfinanzberichte)

According to Sec. 37 v of the German Securities Trading Act (“WpHG”), Spark Networks plc has to deliver and publish an annual financial report within four months after the end of the fiscal year which has to contain the annual financial statements prepared under UK law, the Management’s Discussion and Analysis report (Lagebericht) and a board’s confirmation that the report presents a true and fair view of the Company’s situation. In addition, Spark Networks plc must, inter alia, publicly announce under which website this report is available and to file it with the company register (http://www.unternehmensregister.de).

Under sections 77, 62 of the Rules of the FSE an issuer is obliged to prepare consolidated annual financial statements. The issuer may choose to do this (a) in accordance with US-GAAP or (b) in accordance with the International Financial Reporting Standards (IFRS). The statements shall be prepared in both German and English. Spark Networks plc as a company with its corporate seat outside of Germany may file an application to obtain a waiver for the German version and then prepare the statements in English only. The consolidated statements must be audited in compliance with International Standards of Auditing (ISA). The statements and the Management’s Discussion and Analysis report (Lagebericht) have to be made available to the public by lodging them with the paying agent (Zahlungsstelle) at the FSE immediately after their approval, at the latest within four months after the end of the fiscal year and the statements have to be filed to the board of admissions of the FSE . Lodging with the paying agent at the FSE is not necessary to the extent the documents are published in Germany anyway.

(ii)    Half-yearly financial reports (Halbjahresfinanzberichte)

All issuers of shares which are listed on the official market or the regulated market of the FSE must deliver a half-yearly financial report for the first six months of the business year pursuant to section 37 w WpHG. It has to be published within two months after the end of the reporting period and, inter alia, filed with the company register (http://www.unternehmensregister.de). It shall at least contain a balance sheet, a profit and loss account, each in abbreviated form, respective notes (Anhang), an interim Management’s Discussion and Analysis report (Zwischenlagebericht) and a board’s confirmation that the report presents a true and fair view of the Company’s situation.

The half-yearly financial report has to reflect the business development during the first six months of the business year, including substantial prospects and risks for the six months following the reporting period. Furthermore, the half-yearly financial report must outline major related parties transactions.

There is no requirement to audit the half-yearly financial report although a voluntary audit is possible.

(iii)    Quarterly reports

In accordance with sections 78, 63, paragraph 1 and 2 of the Rules of the FSE Spark Networks plc has to prepare quarterly reports for the end of the first three quarters of each fiscal year, which have to be furnished according to the same principles as the annual financial statements under Section 62 of the Rules of the FSE. The quarterly reports have to be published within two months after the end of the reporting period and filed with the Board of Admissions of the FSE (sections 78, 63, paragraph 8 of the Rules of the FSE ). Sections 78, 63, paragraph 3 and 4 of the Rules of the FSE provide an extensive guideline for the mandatory content of the quarterly reports. Principally, the quarterly report should contain an evaluation of how the business activities of the issuer developed in the respective quarter and in the current financial year. It should contain a balance sheet, a profit and loss account, a cashflow statement and a description of the changes of the equity capital of the respective quarter along with comparative figures of the previous business year. Further the quarterly reports need to describe any dividend payments for the current quarter, information regarding own shares and options, new members of the executive and the supervisory board, the number of employees, investments, the order position, expenses for research and development, all other events of considerable impact and the business prospects and substantial changes to the risk situation since the beginning of the fiscal year.

Under sections 78, 63 paragraph 11 of the Rules of the FSE the duty to file interim reports (i.e. the name of half-yearly financial reports under the German regulations in effect until January 19, 2007) remains unaffected by the duty to provide quarterly reports.

(b)    Regulatory requirements

Being listed on the FSE Spark Networks plc and its directors and officers are subject to the following regulations and duties:

(i)    Corporate Action Timetable and analyst meetings

Companies whose shares are listed on the Prime Standard (either of the official or of the regulated market) of FSE are required to create a corporate action timetable both in German and English and keep it up to date (sections 79, 64 of the Rules of the FSE). The corporate action timetable shall contain the issuer’s major events, especially the dates of the shareholder meetings, press conferences and analyst meetings. Analyst meetings must be arranged at least once a year (sections 80, 65 of the Rules of the FSE).

(ii)    Duty to publish ad hoc (Ad-hoc Publizität)

Section 15 WpHG stipulates that Spark Networks plc has to promptly disclose and publish inside information, which may influence the market price of the GDSs.

Inside information needs to be published in a Europe-wide fashion using, inter alia, an electronic information system and on the website. Prior to publishing the new fact Spark Networks plc needs to inform the stock exchange and BaFin. Furthermore, Spark Networks plc has to file the ad-hoc-announcement with the company register (http://www.unternehmensregister.de). The details of the publication are set forth in sections 3 a et seq. of the German regulation regarding the specification of notification and disclosure duties and the duty to establish an insider list under the WpHG (“WpAIV”).

The duty to publish ad-hoc supplements the regular reporting requirements via annual and half-yearly financial reports and quarterly reports, i.e. facts that are normally disclosed during the regular reporting might fall under the ad-hoc publishing duty and therefore be published in advance.

(iii)    Directors’ dealings

Section 15 a WpHG imposes certain notification duties on the officers, directors, and other key employees of Spark Networks plc and their immediate family and spouses when trading in the shares or related securities of Spark Networks plc. The reporting has to be done to Spark Networks plc and to the BaFin within five business days. There is an exemption from the reporting duty if the total value of all trading activities of a person and its immediate family does not reach EUR 5,000 by the end of the calendar year. Spark Networks plc must publish such information without undue delay and has to inform BaFin about the publication. In addition, the information has to be filed with the company register (http://www.unternehmensregister.de). Sections 10 et seq. WpAIV provide for the details of the notification and the disclosure.

(iv)    Insider Dealing

All potential insiders of Spark Networks plc have to observe the prohibition of insider dealing (section 14 WpHG). It encompasses use of insider knowledge when purchasing or selling, the unjustified communication of insider knowledge and the recommendation to buy or sell financial instruments.

(v)    Other material regulatory requirements following the WpHG

(a) Holders of shares or GDSs in Spark Networks plc are not obliged to comply with the notification requirements under section 21 WpHG. However, if shareholders reach, exceed or fall below thresholds in voting rights stipulated by UK securities law Spark Networks plc has to publicly disclose this information without undue delay – at the latest within 3 days after the day that the Company took notice of the information (section 26 WpHG). The publication of the information has to comply with requirements substantially corresponding to those applicable to the publication of inside information (see above).

(b) Spark Networks plc has a duty to notify the calling of the shareholder meeting, distribution of dividends, issuing of new shares and the exercise of conversion, preemptive and subscription rights (sections 30 b, 30 d WpHG); the aforementioned information shall be published in the electronic federal gazette.

(c) In addition, Spark Networks plc has to inform BaFin and the Board of admissions of the relevant stock exchanges about contemplated changes of the articles of association or similar constitutional statutes (sections 30 c, 30 d WpHG).

(d) Spark Networks plc is obliged to publicly disclose without undue delay all changes in rights associated with the GDSs (section 30 e, paragraph 1, no. 1 WpHG), raising of bonds and related guarantees (section 30 e, paragraph 1, no. 2 WpHG) and any information which the Company has publicly disclosed in a foreign country and which may be of interest for the public within the EU (section 30 e, paragraph 1, no. 3 WpHG). The Company shall file the information with the company register (http://www.unternehmensregister.de) and notify BaFin of the disclosure.

(e) The principle of equal treatment of all shareholders following sections 30 a, paragraph 1, no. 1, 30 d WpHG applies to Spark Networks plc. This principle has to be observed in respect of the shareholders of the company. Unequal treatment of shareholders, carried out arbitrarily, is forbidden. This means that a shareholder belonging to a class of shareholders must be treated in the same manner as the other shareholders of this class in like circumstances. Unequal treatment is only permissible on a rational basis (sachlicher Grund).

(f) For the entire period of listing Spark Networks plc has the duty to designate a deposit and paying agent in Germany. The paying agent shall be able to take all necessary action and make all necessary technical arrangements in connection with the listed securities (sections 30 a, paragraph 1, no. 4, 30 d WpHG).

4.    UK Takeover Code and German Takeover Act

The Company has been advised that, prior to the implementation of the Proposal, parts of both the UK Takeover Code and the German Takeover Act may apply to acquisitions of shares in, or offers for shares of, Spark Networks plc.

Following implementation of the Proposal, the UK Takeover Code and the German Takeover Act will not apply to acquisitions of shares in, or offers for shares of, Spark Networks, Inc. The UK Takeover Code and the German Takeover Act are based on the following general principles:

•	All holders of securities of the same class must be afforded equivalent treatment; moreover, if a person acquires control of a company, the other holders of securities must be protected.

•

Holders of securities must have sufficient time and information to enable them to reach a properly informed decision on a bid; where the board of the target company advises holders of the company’s securities it must provide its views on the effects of the bid on employment, conditions of employment and the locations of the company’s places of business.

•	The board of a target company must act in the interests of the company as a whole and must not deny holders of securities the opportunity to decide on the merits of the bid.

•

False markets must not be created in the securities of the target company, of the bidder company or of any other company concerned by the bid in such a way that the rise or fall of the prices of the securities becomes artificial and the normal functioning of the markets is distorted.

•

A bidder may announce a bid only after ensuring that it can satisfy in full any cash consideration, if such is offered, and after taking all reasonable measures to secure the implementation of any other type of consideration.

•	A target company’s affairs must not be hindered for longer than is reasonable by a bid for its securities.

In addition to these general principles, both the UK Takeover Code and the German Takeover Act contain a series of rules which regulate the conduct of takeovers generally, as well as matters such as: (a) parties’ conduct before the commencement of a formal takeover bid; and (b) under what circumstances parties will be regarded as acting in concert, including with respect to standstill agreements and voting agreements, and the obligations which arise for parties deemed to be acting in concert.

The Company has been advised that, as Spark Networks plc has its registered office in the UK and its GDSs are admitted to trading on a German stock exchange, parts of both the German Takeover Act and the UK Takeover Code may apply to takeover bids with regard to Spark Networks plc’s securities and parties’ conduct prior to the commencement of such bids. The parts of the UK Takeover Code that may apply generally govern the obligation to make a public offer and matters relating to the information provided to employees of the target company and matters relating to company law, such as the percentage of voting rights which confers control, any exceptions from the obligation to launch a bid and the conditions under which Spark Networks plc’s board may undertake any action which might frustrate a takeover bid. The UK Takeover Code includes a mandatory offer requirement where a person and any persons acting in concert acquire shares carrying 30% or more of the voting rights of a target; or if a person, together with any concert parties, holding not less than 30% but not more than 50% of the voting rights increases its holding. This rule requires a mandatory offer to be made to all holders of equity share capital and to the holders of any other class of transferable securities carrying voting rights. Such an offer is required to be made in cash (or be accompanied by a cash alternative). The parts of the German Takeover Act that may apply govern matters relating to the consideration offered, including the price, and the bid procedure, including the information that is provided to holders of Spark Networks plc’s securities, the contents of the offer and the disclosure of the bid. In such a situation, the bid price must be at least equal to the higher of (a) the weighted average stock price in the last three months before the announcement of the acquisition of control and (b) the highest price paid for any securities by the bidder during a period starting six months prior to the publication of the mandatory offer and ending one year after settlement of the bid.

5.    Rights as a Holder of Spark Networks, Inc. Common Shares

(a)    Description of Spark Networks, Inc.’s Capital Stock

Spark Networks, Inc.’s authorized capital stock consists of 100,000,000 Common Shares, $0.001 par value, and 10,000,000 shares of preferred stock, $0.001 par value. Set forth below is information concerning the share capital and related summary information concerning the material provisions of Spark Networks, Inc.’s Certificate of Incorporation and bylaws and applicable Delaware law.

(i)    Authorized Common Stock

As of 9 July, 2007 (based on the Spark Networks plc Ordinary Shares in issue on 25 April 2007), after giving effect to the Scheme, there will be 30,913,570 Common Shares outstanding held of record by approximately 82 stockholders. In addition, 4,442,337 Common Shares will be subject to outstanding options and 2,500,000 Common Shares will be available for issuance under Spark Networks, Inc.’s 2007 Equity Incentive Plan.

Subject to preferences that may apply to any outstanding shares of preferred stock, the holders of Spark Networks, Inc.’s Common Shares will receive ratably any dividends Spark Networks, Inc.’s Board of Directors declares out of funds legally available for that purpose. If Spark Networks, Inc. liquidates, dissolves or is wound up, the holders of Common Shares are entitled to share ratably in all assets remaining after payment of liabilities and any liquidation preference of any of Spark Networks, Inc.’s outstanding convertible preferred stock. Holders of Spark Networks, Inc.’s Common Shares have no preemptive rights or rights to convert their Common Shares into any other securities or other subscription right. There are no redemption or sinking fund provisions applicable to the Common Shares. The rights, preferences and privileges of the holders of Common Shares are subject to, and may be adversely affected by, the rights of the holders of any shares of any series of preferred stock that Spark Networks, Inc. may designate in the future.

(ii)    Authorized Preferred stock

Spark Networks, Inc.’s Board of Directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences, privileges of the preferred stock, including dividend rights, conversion rights, voting rights terms of redemption, liquidation preference, sinking fund terms and number of shares constituting any series or the designation of any series. The Board of Directors, without approval of holders of Common Shares, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of Common Shares. Preferred stock could thus be issued quickly with terms calculated to delay or prevent a change in control of or make removal of management more difficult and/or impair the liquidation rights of Spark Networks, Inc.’s Common Shares. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the Common Shares. After giving effect to the Scheme, no shares of preferred stock will be outstanding, and the Board currently has no plans to issue any preferred stock.

(iii)    Options

Upon the Scheme taking effect, and provided the Optionholders have previously approved certain modifications to the rules of the Option Schemes, Spark Networks, Inc. will assume all subsisting Options on an equivalent basis, meaning that all assumed Options will continue on the same terms and conditions, except that they will become options to purchase Spark Networks, Inc. Common Shares. As of 31 March 2007, 3,739,587 Options were outstanding under the 2004 Share Option Scheme at prices ranging from $5.07 to $10.33 per share. As of 31 March 2007, 702,750 Options were outstanding under the 2000 Option Scheme at prices ranging from $0.98 to $10.52 per share. Dollar amounts are based on the exchange rate of €1.3327 per $1.00, which is based on the average bid and ask exchange price as reported by OANDA for the date of 31 March 2007.

(b)    Stockholder Meetings

Spark Networks, Inc.’s annual meeting of stockholders will be held each year on a date and at a time designated by the Board of Directors. These annual meetings will be held at any place designated by the Board. In the absence of any such designation, stockholders’ meetings will be held at the principal executive office of Spark Networks, Inc. Special meetings of stockholders may be called only by Spark Networks, Inc.’s Chairman of the Board, the chief executive officer, the president or by the Board acting pursuant to a resolution adopted by a majority of the Board. Stockholders have no authority to call a special meeting. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting. Subject to the rights of the holders of preferred stock or any other class of stock or series there having a preference over the Common Shares with regards to dividend or upon liquidation, any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting and may not be effected by any consent in writing by such holders. All notices of meetings with stockholders shall be in writing, and must be sent or otherwise given in accordance Spark Networks, Inc.’s bylaws not less than 10 nor more than 60 calendar days before the date of the meeting to each stockholder entitled to vote at such meeting.

At annual meetings, directors will be elected and any other proper business may be transacted. The holders of a majority of the Common Shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or Spark Networks, Inc.’s certificate of incorporation. Only such business at a stockholders’ meeting may be held if it has been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (2) otherwise properly brought before the meeting by or at the direction of the Board, or (3) otherwise properly brought before the meeting by a stockholder (i) who is a stockholder of record on the date of the giving of notice provided for in the bylaws and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in the bylaws and timely provides notice. In addition, a stockholder must also comply with all applicable requirements of the US Exchange Act and the rules and regulations thereunder.

(c)    Action by Written Consent

Under Delaware law, unless otherwise provided in the certificate of incorporation, stockholders may take any action which may be taken at a stockholders meeting without a meeting if the action is consented to in writing by stockholders holding not less than the number of votes that would be required to authorize or take that action at a meeting at which all stockholders were present and voted. The certificate of incorporation of Spark Networks, Inc., however, states that stockholders may not take action by written consent. No action may be taken by the stockholders of Spark Networks, Inc. except at an annual or special meeting of the stockholders called in accordance with Spark Networks, Inc.’s bylaws.

(d)    Voting rights and restrictions

The holders of Common Shares are entitled to one vote for each share held as of the record date on all matters submitted to a vote of stockholders. To determine the stockholders entitled to vote at any meeting of stockholders, the Board may fix, in advance, a record date. The record date cannot precede the date upon which the resolution fixing the record date is adopted and it cannot be more than 60 nor less than 10 calendar days before the date of such meeting. If the Board does not so fix a record date, the record date shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. In all matters, other than the election of directors and except as otherwise required by law, the affirmative vote of the majority of shares present or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. No stockholder will be permitted to cumulate votes at any election of directors.

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him, her or it by a written proxy, signed by the stockholder and filed with the secretary of Spark Networks, Inc., but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A stockholder may authorize another person to act for him, her or it as proxy in the manner(s) provided under Section 212(c) of the General Corporate Law of Delaware or as otherwise provided under Delaware law.

The Board of Directors, without approval of holders of Common Shares, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of Common Shares.

(e)    Shareholder Proposals and Shareholder Nominations of Directors

Under the Spark Networks, Inc. bylaws, any stockholder may nominate candidates for election to the Board of Directors at an annual or special meeting or bring other business before an annual meeting if the stockholder gives timely notice in writing of the proposals or nominations to be brought before the meeting in the form set forth in Spark Networks, Inc.’s bylaws. In the case of an annual meeting, to be timely, a stockholder’s notice must be received by the secretary of Spark Networks, Inc. not less than 90 days or more than 120 days prior to the first anniversary of the preceding year’s annual meeting. If the date of the annual meeting differs by more than 30 days from the first anniversary of the preceding year’s annual meeting, the notice must be received on the later of (i) no earlier than 120 days prior to the annual meeting and no later than the close of business on the earlier of the 90th day prior to the annual meeting and (ii) the 10th day following the day on which notice or public disclosure of the date of the annual meeting was mailed or made. In the case of a special meeting, provided that Spark Networks, Inc.’s Board of Directors has determined that Directors will be elected at the meeting, to be timely, a stockholder’s notice must be received by the secretary of Spark Networks, Inc. no earlier than on the later of (i) 120 days prior to the special meeting and no later than the close of business on the later of the 90th day prior to the special meeting and (ii) the 10th day following the day on which notice or public disclosure of the date of the special meeting was mailed or made.

(f)    Dividends

Delaware law permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. The ability of a Delaware corporation to pay dividends on its shares is dependent on the financial status of the corporation standing alone and not on a consolidated basis. In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, may be valued at their fair market value as determined by the board of directors, regardless of their historical book value. outstanding stock of all classes having a preference upon the distribution of assets. The ability of a Delaware corporation to pay dividends on its shares is dependent on the financial status of the corporation standing alone and not on a consolidated basis. In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, may be valued at their fair market value as determined by the board of directors, regardless of their historical book value.

The Board of Directors of Spark Networks, Inc. may declare and pay dividends upon the shares of its capital stock subject to Delaware law. Subject to preferences that may apply to any outstanding shares of preferred stock, the holders of Spark Networks, Inc.’s Common Shares will receive ratably any dividends the Board of Directors declares out of funds legally available for that purpose. Dividends may be paid in cash, in property or in shares of Spark Networks’s capital stock.

(g)    Winding up and pre-emption rights

Under Delaware law, unless the Board of Directors approves a proposal to dissolve, the dissolution of Spark Networks, Inc. must be unanimously approved by all the stockholders entitled to vote thereon. Only if the dissolution is initially approved by the Board of Directors may the dissolution be approved by a simple majority of the outstanding shares of the corporation’s stock entitled to vote. In the event of such a board-initiated dissolution, Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority (greater than a simple majority) voting requirement in connection with dissolutions. Spark Networks, Inc.’s certificate of incorporation does not contain any such supermajority voting requirement. If Spark Networks, Inc. liquidates, dissolves or is wound up, the holders of Common Shares are entitled to share ratably in all assets remaining after payment of liabilities and any liquidation preference of any of Spark Networks, Inc.’s outstanding convertible preferred stock.

Holders of Common Shares have no pre-emptive rights on an issue of further Common Shares or rights to convert their Common Shares into any other securities or other subscription right.

(h)    Transfer of shares

Upon surrender to Spark Networks, Inc. or its transfer agent of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, as determined by

Spark Networks’s legal counsel, it is the duty of Spark Networks, Inc. or its transfer agent, at Spark Networks’s direction, to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction in its books.

Spark Networks, Inc. is entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner. Spark Networks, Inc. may also hold liable for calls and assessments the person registered on its books as the owner of shares and Spark Networks will not be required to recognize any equitable or other claim to or interest in such shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

(i)    Alteration of capital stock

The Board of Directors, by resolution, is authorized to increase or decrease the number of shares of preferred stock and Common Shares. The Board, however, may not increase the number of shares of any class above that is which authorized by the certificate of incorporation, nor may Spark Networks, Inc. decrease the number of shares of any class such that it is less than the number of then outstanding shares of the respective class.

Under Delaware law, any change to the rights of holders of Spark Networks, Inc. Common Shares or preferred stock would require an amendment to the Spark Networks, Inc. certificate of incorporation. Holders of shares of a class are entitled to vote as a class upon a proposed amendment to the certificate of incorporation if the amendment will (1) increase or decrease the authorized number of shares of the class, (2) increase or decrease the par value of the shares of the class, or (3) alter or change the powers, preferences or special rights of the shares of the class so as to affect them adversely.

(j)    Shareholder derivative suits and appraisal rights

Under Delaware law, a stockholder may bring a derivative action on behalf of the corporation if the stockholder was a stockholder of the corporation at the time of the transaction in question or he or she later received the stock by operation of law. In addition, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction. Under Delaware law, such fair market value is determined exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, and such appraisal rights are not available: (a) with respect to the sale, lease or exchange of all or substantially all of the assets of a corporation; (b) with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or included in the Nasdaq National Market or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation or shares of any other corporation that are either listed on a national securities exchange or included in the Nasdaq National Market or held of record by more than 2,000 holders, plus cash in lieu of fractional shares of such corporations; or (c) to stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger under Delaware law.

(k)    The Board of Directors; Authority; Number; Classification

The business and affairs of Spark Networks, Inc. are managed by or under the direction of the Board. In addition to the power and authorities the bylaws expressly confer upon them, the Board may exercise all such powers and do all such lawful acts and things as are not required by statute, certificate of incorporation or its bylaws. Subject to the rights of the holders of any shares of preferred stock to elect additional directors under specified circumstances, the authorized number of directors shall be fixed from time to time exclusively by the Board pursuant to a resolution duly adopted by a majority of the Board members then in office. Delaware law permits the certificate of incorporation or a stockholder-adopted bylaw to provide that directors be divided into one, two or three classes, with the term of office of one class of directors to expire each year. Spark Network, Inc.’s Certificate of Incorporation provides that, subject to the rights of any series of preferred stock to elect directors, the Spark Network, Inc. Board of Directors will be divided into three classes of Directors with each class elected to serve for a term of three years. As a result of a classified Board of Directors, not all members of the Board are elected at one time, which makes changes in the composition of the Board of Directors more difficult, and thus a potential change in control of a corporation a lengthier and more difficult process. The provision of the Spark Networks, Inc. certificate of incorporation relating to the classification of the Spark Networks, Inc. Board of Directors may be amended or repealed by the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding stock entitled to vote.

(l)    Removal of Directors

Delaware law provides that a director may be removed with or without cause by the holders of a majority in voting power of the issued and outstanding stock entitled to vote, except that (1) members of a classified board of directors may be removed only for cause, unless the certificate of incorporation provides otherwise, and (2) in the case of a corporation having cumulative voting, directors may not be removed in certain situations without satisfying certain stockholder approval requirements. Under Spark Networks, Inc.’s certificate of incorporation, subject to the rights of holders of any series of preferred stock, Directors of Spark Networks, Inc. may be removed with or without cause by the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding stock entitled to vote.

(m)    Disclosure of Interests

Under Delaware law, certain contracts or transactions in which one or more of a corporation’s directors has an interest are neither void nor voidable because of such interest, provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met.

Acquirors of Spark Networks, Inc. Common Shares are subject to disclosure requirements under Section 13(d)(1) of the Exchange Act and Rule 13d-1 thereunder, which provide that any person who becomes the beneficial owner of more than 5% of the outstanding Spark Networks, Inc. Shares must, within 10 days after such acquisition, (1) file a Schedule 13D with the SEC disclosing specified information, and (2) send a copy of the Schedule 13D to Spark Networks, Inc. and to each securities exchange on which Spark Networks, Inc. Common Shares are traded.

Spark Networks, Inc. is required by the rules of the SEC to disclose in the proxy statement relating to its annual meeting of stockholders the identity and number of Spark Networks, Inc. Shares beneficially owned by:

•	each of its Directors;

•	its chief executive officer and Chief Financial Officer;

•	each of its three most highly compensated executive officers other than its chief executive officer and Chief Financial Officer;

•	all of its Directors and executive officers as a group; and

•	any beneficial owner of 5% or more of the outstanding Spark Networks, Inc. Common Shares.

Spark Networks, Inc. and its directors must also comply with other various regulations enacted under the US Exchange Act and the rules of the American Stock Exchange, as described below in this Part 5.

(n)    Vacancies on the Board of Directors

Under Delaware law, unless otherwise provided in the certificate of incorporation or the bylaws, (1) vacancies on a Board of Directors, and (2) newly created directorships resulting from an increase in the number of Directors may be filled by a majority of the Directors in office. In the case of a classified Board of Directors, Directors elected to fill vacancies or newly created directorships will hold office until the next election of the class for which the Directors have been chosen.

Spark Networks, Inc.’s bylaws provide that any vacancies or newly created directorships on Spark Networks, Inc.’s Board of Directors may be filled by a majority of the Directors then in office, even if less than a quorum, or by a sole remaining director. If any newly created directorship or vacancy on the Board, consistent with the rule that the three classes shall be as nearly equal in number of directors as possible, may be allocated to one (1) or two (2) or more classes, the Board will allocate it to that of the available class whose term of office is due to expire at the earliest date following such allocation. When the Board fills a vacancy, the director chosen to fill that vacancy will be of the same class as the director he or she succeeds and will hold office until such director’s successor would have been elected and will qualify or until such director resigns or is removed. No reduction of the authorized number of directors will have the effect of removing any director prior to the expiration of such director’s term of office.

(o)    Shareholder rights of inspection

Spark Networks, Inc. must, either at its principal executive office or at such place or places as designated by the Board, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of its bylaws, minute books, accounting books and other records. Any stockholder of record, in person or by attorney or other agent, will have the right during the usual hours for business to inspect Spark Networks, Inc.’s stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom; provided, that the stockholder makes a written request under oath stating the purpose of his inspection and the inspection is for a purpose reasonably related to the person’s interest as a stockholder.

(p)    Amendment of Governing Instruments

Under Delaware law, unless the certificate of incorporation requires a greater vote, an amendment to the certificate of incorporation requires (1) the approval and recommendation of the board of directors, (2) the affirmative vote of a majority of the outstanding stock entitled to vote on the amendment, and (3) the affirmative vote of a majority of the outstanding stock of each class entitled to vote on the amendment as a class. Spark Networks, Inc.’s certificate of incorporation does not require a greater vote.

Under Delaware law, stockholders have the power to adopt, amend or repeal bylaws by the affirmative vote of a majority of the outstanding stock entitled to vote at a meeting of stockholders unless the certificate of incorporation or the bylaws specify another percentage. Neither Spark Networks, Inc.’s certificate of incorporation nor bylaws specify another percentage.

Under Delaware law, if provided by the certificate of incorporation, the board of directors has the power to adopt, amend or repeal the bylaws of a company. The Spark Networks, Inc. certificate of incorporation authorizes the Spark Networks, Inc. Board of Directors to adopt, amend or repeal the Spark Networks, Inc. bylaws.

(q)    Certain provisions of Spark Networks, Inc.’s certificate of incorporation and bylaws; Delaware anti-takeover law and Stockholder Rights Plan

Certain provisions of Delaware law and Spark Networks, Inc.’s certificate of incorporation and bylaws could make more difficult the acquisition of Spark Networks, Inc. by means of a tender offer, a proxy contest, or otherwise, and the removal of incumbent officers and directors. Under Delaware law, directors generally have a duty to act without self-interest, on an informed basis, in good faith, and in a manner they reasonably believe to be in the best interests of the stockholders. Nevertheless, a Delaware court will generally apply a policy of judicial deference to a board of directors’ decisions to adopt anti-takeover measures in the face of a potential takeover where the directors are able to show that:

•	they had reasonable grounds for believing that there was a danger to corporate policy and effectiveness from an acquisition proposal; and

•	the board of directors action taken was neither preclusive nor coercive and was reasonable in relation to the threat posed.

Spark Networks, Inc. is proposing the approval and adoption of a stockholder rights plan, which is described below.

These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of Spark Networks, Inc. to first negotiate with its Board. The Board believes that the benefits of increased protection of its potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure Spark Networks, Inc. outweighs the disadvantages of discouraging such proposals, including proposals that are priced above the then current market value of Spark Networks, Inc.’s Common Shares, because, among other things, negotiation of such proposals could result in an improvement of their terms.

Stockholder Rights Plan

As of the Effective Date, Spark Networks, Inc. will adopt a stockholder rights plan (the “Rights Plan”). Under the Rights Plan, Spark Networks, Inc. will issue a “right” for each share of common stock outstanding as of a certain date. The rights themselves are evidenced by ownership of common stock, and they may not be traded separately from the shares of common stock.

The rights are not exercisable except upon the occurrence of certain takeover-related events – most importantly, the acquisition by a third party (the “Acquiring Person”) of more than 30% of outstanding voting shares of Spark Networks, Inc. if the Acquiring Person has not concurrently made a tender offer to acquire all outstanding shares of common stock. The tender offer also needs to meet certain conditions, including, (i) all-cash consideration, (ii) price protection in the event the Acquiring Person acquires additional shares at a higher price after the commencement of the tender offer, (iii) the lack of financing, due diligence or other conditions, (iv) delivery of a fairness opinion, (v) allowing stockholders sufficient time to consider the tender offer and (vi) promptly acquiring all shares of common stock tendered after the expiration of the offer period.

Once triggered, the rights would entitle the stockholders, other than the Acquiring Person, to purchase additional Common Shares at a 50% discount to their fair market value. If Spark Networks, Inc. remained a publicly-traded company, the Common Shares purchased upon exercise of the rights would be additional shares of Spark (a “flip-in”). If Spark Networks, Inc. were acquired by another company (by a merger into or with a subsidiary of, an acquirer, for example), the rights could be exercised to purchase stock of the surviving corporation or its parent (a “flip over”). Accordingly, the effect of triggering the rights is to expose the Acquiring Person to severe dilution of its ownership interest, as the shares of Spark (or any surviving corporation) are offered to all of the stockholders other than the Acquiring Person at a steep discount to their market value.

The rights issued under the Rights Plan may be redeemed by the board of directors at a nominal redemption price of $0.001 per right, and the board of directors may amend the rights in any respect until the rights are triggered. After the rights are triggered, they may not be amended in any manner adverse to the rights of the holders. The Rights Plan has a 10-year term.

(r)    Business combinations

Delaware law generally requires that a majority of the stockholders of both acquiring and target corporations approve statutory mergers. Delaware law does not require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if: (a) the merger agreement does not amend the existing certificate of incorporation; (b) each share of stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding share after the merger; and (c) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger. Delaware law generally does not require class voting for mergers, reorganizations, sales of assets or similar transactions, except in certain situations involving an amendment of the certificate of incorporation that adversely affects a specific class of shares.

Pursuant to its Certificate of Incorporation, Spark Networks, Inc. is not subject to Section 203 of the Delaware General Corporation Law. This provision generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

•	prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10 percent or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status; and any entity or person affiliated with or controlling or controlled by such entity or person.

The certificate of incorporation and bylaws of Spark Networks, Inc. contain provisions that could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. In particular, the certificate of incorporation and bylaws, as applicable, among other things:

•	provide the Board of Directors with the ability to alter the bylaws without stockholder approval;

•	provide for an advance notice procedure with regard to the nomination of candidates for election as directors and with regard to business to be brought before a meeting of stockholders; and

•	provide that vacancies on the Board of Directors may be filled by a majority of directors in office, although less than a quorum.

Such provisions may have the effect of discouraging a third-party from acquiring Spark Networks, Inc. even if doing so would be beneficial to its stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and in the policies formulated by them, and to discourage some types of transactions that may involve an actual or threatened change in control of our company. These provisions are designed to reduce Spark Networks, Inc.’s vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights. Spark Networks, Inc. believes that the benefits of increased protection of its potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

However, these provisions could have the effect of discouraging others from making tender offers for Common Shares of Spark Networks, Inc. that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in management.

(s)    Repurchases of shares

Delaware law generally provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired (meaning that the value of the assets of the corporation is less than the amount represented by the aggregate outstanding shares of the capital stock of the corporation) and such redemption or repurchase would not impair the capital of the corporation. The ability of a Delaware corporation to make repurchases or redemptions of its shares is dependent on the financial status of the corporation standing alone and not on a consolidated basis. In determining the amount of surplus of a Delaware corporation, the assets of the corporation, including stock of subsidiaries owned by the corporation, may be valued at their fair market value as determined by the board of directors, regardless of their historical book value. A corporation may, at any time, purchase or redeem any of its shares that are entitled upon any distribution of its assets to a preference over another class of its stock or, if no shares entitled to such a preference are outstanding, any of its own shares, if these shares will be retired upon acquisition or redemption, thereby reducing the capital of the corporation.

(t)    Liability of Directors and Officers

Delaware law permits a corporation’s certificate of incorporation to include a provision granting to a corporation the power to exempt a director from personal liability to the corporation and its stockholders for monetary damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:

•	any breach of his duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

•	any transaction from which he derives an improper personal benefit.

Spark Networks, Inc.’s Certificate of Incorporation provides that a Director of Spark Networks, Inc. will not be personally liable to Spark Networks, Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director subject to the limitations set forth above.

(u)    Indemnification of Directors and Officers

Delaware law generally provides that a corporation may indemnify any officer, director, employee or agent who is made a party to any third party suit or proceeding on account of being a director, officer, employee or agent of the corporation against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action if the officer, director, employee or agent:

•	acted in good faith and in a manner he reasonably believed to be in and not opposed to the best interests of the corporation; and

•	in a criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

Spark Networks, Inc.’s Certificate of Incorporation provides that Spark Networks, Inc. will indemnify its current and former directors and officers to the fullest extent permitted by law.

Delaware law permits corporations to purchase and maintain insurance for directors, officers, employees and agents against any liability asserted against the person whether or not the corporation would have the power to indemnify the person under Delaware law.

Spark Networks, Inc. maintains directors’ and officers’ insurance.

(v)    Application of the General Corporation Law Of California To Corporations organized under the law of other jurisdictions

Under Section 2115 of the California General Corporation Law, certain corporations not organized under California law, which have significant contacts with California, are subject to a number of key provisions of the California General Corporation Law. However, an exemption from Section 2115 is provided for corporations whose shares are listed on a major national securities exchange or are traded in the Nasdaq National Market and which have 800 or more shareholders as of the record date of its most recent annual meeting of shareholders. Following the effectiveness of the Scheme, the Common Shares of Spark Networks, Inc. will be traded on the American Stock Exchange and it is anticipated to be owned by more than 800 holders and, accordingly, it is expected that Spark Networks, Inc. will be exempt from Section 2115.

6.    US Securities Regulations and American Stock Exchange Listing Standards

Pursuant to the US Exchange Act, as a result of the implementation of the Scheme, Spark Networks, Inc. will be a successor company to Spark Networks plc and will assume the US reporting obligations pursuant to the US Exchange Act. Furthermore, Spark Networks, Inc,. has applied to list its Common Shares on the American Stock Exchange. As a result, Spark Networks, Inc. will continue to be a “public company” and have certain reporting and other responsibilities under the Exchange Act. In addition, Spark Networks, Inc.’s executive officers and Directors, along with any beneficial owners of more than 5 percent of its Common Shares, will continue to be subject to certain reporting requirements under the Exchange Act and restrictions on trading in Spark Networks, Inc.’s securities. This section is designed to provide a brief overview of such responsibilities and requirements.

(a)    Financial reporting requirements

Spark Networks, Inc. will be required to file certain reports with the SEC to assure the public availability of adequate information. These reporting requirements will apply to Spark Networks, Inc. so long as its securities remain registered under the Exchange Act. Spark Networks, Inc. will be required to file Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, which must contain certifications of Spark Networks, Inc.’s chief executive officer and chief financial officer, along with Current Reports on Form 8-K of certain events that should be brought to the prompt attention of the investing public. Spark Networks, Inc. must timely comply with applicable periodic reporting requirements of the Exchange Act to be eligible to use abbreviated registration statement forms under the US Securities Act for future sales of securities.

(i)    Annual Report on Form 10-K

The Annual Report on Form 10-K must include, among other items, a description of the Spark Networks, Inc.’s business, management and property, audited consolidated financial statements and management’s discussion and analysis of the financial condition and results of operations (“MD&A”). Generally, a public company must file its Form 10-K with the SEC no later than 90 days after the end of its fiscal year. However, accelerated filing deadlines are applicable to U.S. companies that (1) have a public float of at least $75 million, (2) have been subject to securities reporting requirements for at least 12 months, (3) have previously filed at least one annual report and (4) are not eligible to use Forms 10-KSB or 10-QSB, which are forms for small business issuers (“Accelerated Filers”). A company that has a public float of more than $700 million is deemed a “Large Accelerate Filer.” Large Accelerated Filers are required to file their Form 10-K within 60 days after the fiscal year and Accelerated Filers are required to file their Form 10-K within 75 days after the fiscal year.

(ii)    Quarterly Report on Form 10-Q

The Quarterly Report on Form 10-Q must include a summary of unaudited quarterly consolidated financial statements and an MD&A discussion by management. The Form 10-Q also must include certain other specified information as appropriate, such as information concerning developments in legal proceedings, stockholder actions taken in the quarter and defaults upon senior securities. A company must file its Form 10-Q with the SEC no later than 45 days after the end of each of the first three fiscal quarters. The filing deadlines for Large Accelerated Filers and Accelerated Filers is 40 days after fiscal quarter end.

(iii)    Current Reports on Form 8-K

A Current Report on Form 8-K is intended to supplement the normal recurring filing requirements when certain specified material events occur that should be brought to the prompt attention of the investing public. A report on Form 8-K must be filed with the SEC within four business days after the material event.

(b)    Regulatory requirements

(i)    Annual meeting of stockholders and SEC proxy rules

Spark Networks, Inc. must hold an annual meeting of stockholders and, as a public company, comply with SEC proxy rules when it solicits a stockholder vote or consent. Pursuant to AMEX rules, Spark Networks, Inc. will be required to hold an annual meeting of stockholders within 12 months after the end of each fiscal year. Spark Networks, Inc. must mail a proxy statement to each stockholder of record in advance of every stockholders’ meeting, setting forth detailed information regarding the issues to be voted upon and certain matters related to Spark Networks, Inc. and its management, together with a form of proxy on which stockholders can vote for or against each matter being submitted. In addition, the proxy rules permit stockholders to submit proposals to Spark Networks, Inc. for inclusion in its proxy statement if the stockholders meet certain criteria and make a request therefor on a timely basis.

A public company must file preliminary proxy materials with the SEC for review before distribution to its stockholders unless the solicitation relates to a stockholders’ meeting at which the only matters to be acted upon are (a) the election of directors, (b) the election or approval of accountants, (c) a proposal submitted by a stockholder which is required to be included in the proxy material under the Exchange Act or (d) the approval or ratification of certain compensation plans or amendments to such a plan.

(ii)    Timely disclosure of material developments

Spark Networks, Inc. will have a duty to disclose material information in numerous circumstances, such as (1) to satisfy Spark Networks, Inc.’s SEC reporting requirements, (2) when Spark Networks, Inc. or its insiders are trading in Spark Networks, Inc.’s own securities, (3) to correct a prior statement that Spark Networks, Inc. learns was materially untrue or misleading, (4) when Spark Networks, Inc. is otherwise making public disclosure and the omission of material information could be misleading or (5) to correct rumors in the marketplace that are attributable to Spark Networks, Inc. Spark Networks, Inc. may incur liability under the antifraud provisions of the Exchange Act to any person who purchases or sells its securities in the market after issuance of a misleading proxy statement, report, press release or other communication.

Spark Networks, Inc. also must refrain from selectively disclosing material non-public information. If Spark Networks, Inc. does disclose such information in a selective manner to certain outside persons, including securities market professionals or security holders, it must make broad public disclosure of that same information.

(iii)    Antifraud and insider trading prohibitions

Spark Networks, Inc. and its insiders will have duties to maintain the confidentiality of material information prior to its release and absorption by the public and to refrain from fraud in the purchase or sale of Spark Networks, Inc.’s securities. Rule 10b-5 is the general “anti-fraud” rule promulgated under the US Exchange Act, and it makes it unlawful for any person, in connection with the purchase or sale of any security, to: (1) employ any device, scheme or artifice to defraud; (2) make any untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements made not misleading; or (3) engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon any person.

Under Rule 10b-5, Spark Networks, Inc. or persons with access to special or inside information about the Spark Networks, Inc. will be required to disclose any such information that is material prior to buying or selling its securities. If Spark Networks, Inc. or its insiders are not in a position to make the required disclosures, Rule 10b-5 prohibits Spark Networks, Inc. and its insiders from buying or selling any of Spark Networks, Inc.’s securities until after the special or inside information has been disclosed to the public generally. Both the Spark Networks, Inc. and individual insiders that trade on the basis of material non-public information may incur liability either through private suits brought by purchasers or sellers or through proceedings brought by the SEC.

(iv)    Repurchases of Spark Networks, Inc.’s Stock

Because repurchases by Spark Networks, Inc. of its shares in the open market may be considered “manipulative,” such repurchases are potentially subject to certain SEC rules. A safe harbor from the operation of the anti-manipulation principles of the securities laws is provided to companies that repurchase shares in accordance with the requirements of Rule 10b-18 of the US Exchange Act. In general, Rule 10b-18 requires that purchases (1) be made through a single broker or dealer on any single day, (2) be made at specified maximum prices and at specified times and (3) not exceed on any day 25 percent of the average daily trading volume of the purchased security over the four calendar weeks preceding a week in which the purchases are to be made.

(v)    Foreign Corrupt Practices Act

The Foreign Corrupt Practices Act of 1977 requires companies to keep reasonable records and to devise an adequate system of internal accounting for the protection of assets. Spark Networks, Inc. must make and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflect Spark Networks, Inc.’s transactions and dispositions of assets. In addition to the record-keeping requirement, Spark Networks, Inc. will be required to maintain a system of internal accounting controls.

(vi)    Reporting requirements of certain insiders

Officers, directors and beneficial owners of more than 10% of the stock of Spark Networks, Inc. will be required to report transactions in Spark Networks, Inc.’s securities on Forms 3, 4 and 5, which are filed with the SEC. Form 3, an initial statement of beneficial ownership, must be filed within 10 days after the event by which a person becomes a reporting person. Form 4, a statement of changes in beneficial ownership, generally must be filed before the end of the second business day following the day on which a transaction resulting in a change in beneficial ownership is executed. Form 5, an annual statement of beneficial ownership, must be filed on or before the 45th day after the end of Spark Networks, Inc.’s fiscal year.

In addition, beneficial owners of more than 5% of any registered class of Spark Networks, Inc.’s stock are subject to special reporting and disclosure requirements. Such owners are required to make certain disclosures by filing with the SEC either a Schedule 13D or Schedule 13G.

(vii)    Short swing profits recapture

Officers, Directors and beneficial owners of more than 10% of Spark Networks, Inc.’s stock will be subject to special rules concerning short swing profits recapture. Under Section 16(b) of the US

Exchange Act, any such person that realizes a profit on a purchase and subsequent sale, or a sale and subsequent purchase, of any class of equity securities of Spark Networks, Inc. within a six-month period must return such profit to Spark Networks, Inc. Certain transactions, particularly under employee stock purchase plans and employee benefit plans, are exempt from short swing liability.

(viii)    Prohibition on personal loans to executives

Pursuant to regulations enacted under Section 402 US Sarbanes-Oxley Act of 2002, Spark Networks, Inc. will not, directly or indirectly, including through any subsidiary, be able to extend or maintain credit, arrange for the extension of credit, or renew an extension of credit, in the form of a personal loan to or for any director or executive officer of Spark Networks, Inc.

(ix)    Sale of restricted and control shares

The Spark Networks, Inc. Common Shares will not be registered under the US Securities Act, in reliance upon the exemption from the registration requirements of the US Securities Act provided by section 3(a)(10) thereof. Spark Networks, Inc. Common Shares issued to plc Ordinary Shareholder or to a GDS or ADS Holder who is neither an affiliate, for the purposes of the US Securities Act, of Spark Networks plc or Spark Networks, Inc. prior to the Scheme Effective Date, nor an affiliate of Spark Networks, Inc. after the Scheme Effective Date, may be resold without restriction under the US Securities Act. Affiliates of Spark Networks, Inc. will be subject to timing, manner of sale and volume restrictions on the sale of Spark Networks, Inc. Common Shares received in connection with the Scheme under Rule 145(d) of the US Securities Act. Holders who may be deemed to be affiliates of Spark Networks plc or Spark Networks, Inc. include individuals who, or entities that, control directly or indirectly, are controlled by or are under common control with Spark Networks plc or Spark Networks, Inc. and may include certain officers and directors of Spark Networks plc and Spark Networks, Inc., and principal shareholders (such as a holder of more than 10% of the issued share capital of Spark Networks or of the outstanding capital stock of Spark Networks, Inc.). Holders who are Affiliates, in addition to reselling their Spark Networks, Inc. Common Shares in the manner permitted by Rule 145(d) under the US Securities Act, may also sell their securities under any other available exemption under the US Securities Act, including Regulation S under the US Securities Act. Spark Networks plc Ordinary Shareholders and GDS and ADS Holders who believe they may be affiliates for the purposes of the US Securities Act should consult their own legal advisers prior to any sale of Spark Networks, Inc. Common Shares received upon implementation of the Scheme.

For the purpose of qualifying for the exemption from the registration requirements of the US Securities Act provided by Section 3(a)(10) therein with respect to the Spark Networks, Inc. Common Shares issued pursuant to the Scheme, Spark Networks plc will advise the Court that Spark Networks plc and Spark Networks, Inc. will rely on the Section 3(a)(10) exemption based on the Court’s sanctioning of the Scheme and will view the Court’s sanctioning of the Scheme as an approval of the Scheme following a hearing on its fairness to Spark Networks plc Ordinary Shareholders, at which hearing all such Ordinary Shareholders are entitled to attend in person or by counsel to support or oppose the sanctioning of the Scheme and with respect to which notification has been given to all such Ordinary Shareholders.

(c)    AMEX requirements

Spark Networks, Inc. has applied to have its Common Shares approved for quotation on the American Stock Exchange under the trading symbol “LOV.” AMEX requires its listed companies to comply with various notification, corporate governance, reporting and financial provisions. Among other requirements, Spark Networks, Inc. will have to provide AMEX notice of significant company events and must obtain stockholder approval of certain types of securities issuances.

In order for Spark Networks, Inc. to maintain its listing of its securities on AMEX, it must meet continued financial requirements, which are based on requirements such as the amount of stockholders’ equity, market value of total assets and revenue, number of shareholders, and minimum bid price for Spark Networks’s securities. If the requirements set forth by AMEX are not met, Spark Networks, Inc. may be delisted.

AMEX rules will also require Spark Networks, Inc. to obtain stockholder approval of certain types of securities issuances, including the establishment or material amendment of stock option or purchase plans, and the issuance of securities which will result in a change of control of Spark Networks, Inc. Spark Networks, Inc. must also provide notice to AMEX upon the occurrence of similar events.

Additionally, AMEX rules require that a majority of Spark Networks, Inc.’s Board of Directors be independent. AMEX rules define an independent director as a person other than an officer or employee of the company or any of its subsidiaries or any other person, who, in the opinion of the Board of Directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Spark Networks, Inc. will be required to maintain an audit committee of at least three members that is comprised solely of independent directors who meet AMEX definition of “independence” set forth in Section 121A of AMEX’s Company Guide and Rule 10A-3 under the US Exchange Act. Among other restrictions, audit committee members, cannot receive any compensation from Spark Networks, Inc. other than payment for service on the Board of Directors or a committee or be an Affiliated person of the Spark Networks, Inc. or any subsidiary. All audit committee members must be able to read and understand financial statements and one committee member must possess a certain level of experience in finance or accounting. In addition, the AMEX rules will require Spark Networks, Inc. to have a code of conduct applicable to officers (including senior financial officers), directors and employees.

(d)    Transfer agent and registrar

The transfer agent and registrar for Spark Networks, Inc. Common Shares will be The Bank of New York.

PART 5

SCHEME OF ARRANGEMENT

SCHEME OF ARRANGEMENT

IN THE HIGH COURT OF JUSTICE

CHANCERY DIVISION

COMPANIES COURT

No. 2292 of 2007

IN THE MATTER OF SPARK NETWORKS PLC

And

IN THE MATTER OF THE COMPANIES ACT 1985

SCHEME OF ARRANGEMENT

(under section 425 of the Companies Act 1985)

between

SPARK NETWORKS PLC

and THE HOLDERS OF THE SCHEME SHARES

(as hereinafter defined)

PRELIMINARY

(1)	In this Scheme, unless the context otherwise requires, the following expressions shall bear the following meanings:

“Act”	the Companies Act 1985, as amended

“Business Day”	a day (excluding Saturdays, Sundays and public holidays) on which banks are open for business in the City of London

“Cancellation Record Time”	6 pm on the Business Day immediately preceding the Hearing Date

“Capital Reduction”	the proposed reduction of capital of Spark Networks plc provided for by this Scheme

“Company” or “Spark Networks plc”	Spark Networks plc incorporated in England and Wales with registered number 03628907

“Court”	the High Court of Justice in England and Wales

“Court Hearing”	the hearing of the Petition to sanction the Scheme and confirm the Capital Reduction

“Court Meeting”	the meeting convened pursuant to an order of the Court made under section 425 of the Act to consider and, if thought fit, approve this Scheme, including any adjournment thereof

“Effective Date”	the date on which this Scheme becomes effective in accordance with clause 14

“EGM”	the extraordinary general meeting of the Company to be held immediately after the Court Meeting

“Hearing Date”	the date of the commencement of the Court Hearing

“Holder”	a registered holder, including any person entitled by transmission

“New Shares”	new ordinary shares of £0.01 each in the capital of Spark Networks plc

“Ordinary Shares”	the Ordinary Shares in Spark Networks plc

“Ordinary Shareholders”	holders of Ordinary Shares

“Overseas Shareholders”

Ordinary Shareholders on the Register of Members of Spark Networks plc at the Scheme Record Time with a registered address outside the UK or whom Spark Networks plc reasonably believes to be a citizen, resident or national or a jurisdiction outside the UK

“Scheme Record Time”	6 pm on the Business Day immediately preceding the Effective Date

“Scheme Shareholder”	a holder of Scheme Shares

“Scheme Shares”

Ordinary Shares (excluding any held by Spark Networks, Inc.): (1) in issue at the date of this document (2) (if any) issued after the date of this document and prior to the Court Meeting (3) (if any) issued at or after the Court Meeting but prior to the Cancellation Record Time either on terms that the original or any subsequent holders shall be bound by this Scheme or in respect of which the holders shall have agreed in writing to be bound by this Scheme

“this Scheme”	this scheme of arrangement in its present form or with or subject to any modification thereof or addition thereto or condition approved or imposed by the Court

“Spark Networks, Inc.”	Spark Networks, Inc., a company incorporated in the state of Delaware, USA

“Spark Networks, Inc. Common Shares”	shares of common stock in Spark Networks, Inc. having a par value of US$0.001 each and designated as Common Stock

(2)	The authorised share capital of Spark Networks plc is £800,000 divided into 80,000,000 Ordinary Shares of £0.01 each, of which at the date of this Scheme 30,913,570 Ordinary Shares have been issued and are fully paid up and the remainder are unissued. It is proposed that after the date of this document one unissued Ordinary Share will be issued to Spark Networks, Inc. prior to the Cancellation Record Time.

(3)	Spark Networks, Inc. was incorporated in the state of Delaware in the USA on 20 April 2007. The authorised share capital of Spark Networks, Inc. at the date of this Scheme is 100,000,000 Spark Networks, Inc. Common Shares of which at the date of this document one Spark Networks, Inc. Common Share has been issued.

(4)	Spark Networks, Inc. has agreed to appear by Counsel at the Court Hearing to consent to this Scheme and to undertake to the Court to be bound thereby and to execute and do or procure to be executed and done all such documents, acts and things as may be necessary or desirable to be executed or done by it or on its behalf for the purpose of giving effect to this Scheme.

THE SCHEME

Cancellation of Scheme Shares and Issue of New Shares

(1)	The capital of Spark Networks plc shall be reduced by cancelling and extinguishing the Scheme Shares.

(2)	Forthwith and contingently upon the reduction of capital referred to in clause 1 taking effect:

(a)	the authorised share capital of Spark Networks plc shall be increased to its former amount of £800,000 by the creation of such number of New Shares as have an aggregate nominal value equal to the aggregate nominal value of Scheme Shares cancelled pursuant to clause 1; and

(b)	Spark Networks plc shall apply the credit arising in its books of account as a result of the cancellation of the Scheme Shares in paying up, in full at par, the New Shares created pursuant to clause 2(a) to be allotted and issued credited as fully paid to Spark Networks, Inc. and/or its nominee or nominees.

(3)	In consideration of the cancellation of the Scheme Shares pursuant to clause 1 and issue of New Shares to Spark Networks, Inc. and/or its nominee or nominees pursuant to clause 2(b), Spark Networks, Inc. shall (subject to the provisions of clauses 4 and 5) allot and issue Spark Networks, Inc. Common Shares credited as fully paid to the Scheme Shareholders (as appearing in the Register of Members at the Scheme Record Time) on the following basis:

for every 1 Scheme Share cancelled – 1 Spark Networks, Inc. Common Share

(4)	Spark Networks, Inc. Common Shares issued pursuant to clause 3 shall be issued with the rights and subject to the restrictions set out in the Certificate of Incorporation and bylaws of Spark Networks, Inc.

(5)	The provisions of clause 3 shall be subject to any prohibition or condition imposed by law. Without prejudice to the generality of the foregoing, if in respect of any Overseas Shareholder Spark Networks, Inc. is advised that the allotment and issue of Spark Networks, Inc. Common Shares would or might infringe the laws of such jurisdiction or would or might require Spark Networks, Inc. to obtain or observe any governmental or other consent or any registration, filing or formality with which Spark Networks, Inc. is unable to comply, or compliance with which Spark Networks, Inc. regards as unduly onerous, Spark Networks, Inc. shall in its sole discretion determine that such Spark Networks, Inc. Common Shares shall not be allotted and issued to such holder but instead shall be allotted and issued to a nominee appointed by Spark Networks, Inc. as trustee for such holder, on terms that they shall, as soon as practicable following the Effective Date, be sold on behalf of such holder at the best price reasonably obtainable at the time of sale, and the net proceeds of such sale shall (after the deduction of all expenses and commissions, including any amounts in respect of any taxes, duties and contributions payable thereon) be paid to such holder by sending a cheque or warrant to such holder in accordance with the provisions of clause 7 below. In the absence of bad faith or wilful default, none of Spark Networks plc, Spark Networks, Inc. or any broker or agent of either of them shall have any liability for any loss arising as a result of the timing or terms of any such sale.

Certificates And Payment

(6)	Not later than five Business Days after the Scheme Record Time Spark Networks, Inc. shall allot and issue all the Spark Networks, Inc. Common Shares which it is required to allot and issue to give effect to this Scheme and, to the extent Common Shares are held in certificated form, shall send by post to the allottees of such Common Shares Direct Registration Transaction Advices in respect of such Common Shares not later than 21 days after the Effective Date.

(7)	Not later than 10 Business Days following the sale of any relevant Spark Networks, Inc. Common Shares pursuant to clause 5 the nominee appointed under clause 5 shall account for the cash consideration payable under clause 5 by sending a cheque and/or warrant to the holder of the Scheme Shares concerned in accordance with the remaining provisions of this clause.

(8)	All Direct Registration Transaction Advices required to be sent by Spark Networks, Inc. pursuant to clause 6 and all cheques or warrants required to be sent pursuant to clause 7 shall be sent through the post in pre-paid envelopes addressed to the persons respectively entitled thereto at their respective addresses appearing in the Register of Members of Spark Networks plc at the Scheme Record Time (or, in the case of joint holders, to the address of the first-named in the Register of Members) or in accordance with any special instructions regarding communications.

(9)	None of Spark Networks plc, Spark Networks, Inc. or any broker or agent of either of them shall be responsible for any loss or delay in the transmission of certificates, cheques or warrants sent in accordance with clause 8, which shall be sent at the risk of the persons entitled thereto except that if within 6 months of the despatch of any certificate or cheque in accordance with clause 8, notification is given to Spark Networks, Inc. that such certificate, cheque or warrant has been destroyed, Spark Networks, Inc. shall issue or procure the issue of a replacement cheque or certificate or otherwise tender payment in U.S. dollars.

(10)	All cheques and warrants shall be made payable to the holder of the Scheme Shares concerned or, in the case of joint holders, to the first-named in the Register of Members, and the encashment of any cheque or warrant shall be a complete discharge to Spark Networks, Inc. for the monies represented thereby.

(11)	With effect from the Effective Date, all certificates representing holdings of Scheme Shares shall cease to be valid in respect of such holdings and the holders of such shares shall be bound at the request of Spark Networks plc to deliver such certificates for cancellation to Spark Networks or to any person appointed by Spark Networks plc to receive the same.

(12)	The provisions of these clauses (6) to (12) (inclusive) shall take effect subject to any prohibition or condition imposed by law.

Mandates

(13)	Each mandate in force at the Scheme Record Time relating to the payment of dividends on Scheme Shares and each instruction then in force as to notices and other communications shall, unless and until varied or revoked, be deemed as from the Effective Date to be a valid and effective mandate or instruction to Spark Networks, Inc. in relation to the corresponding Spark Networks, Inc. Common Shares to be allotted and issued pursuant to this Scheme.

Effective Date

(14)	This Scheme shall become effective as soon as an office copy of the Court Order sanctioning this Scheme under section 425 of the Act and confirming the Capital Reduction in clause 1 shall have been duly delivered to the Registrar of Companies for registration and registered by him.

(15)	Unless the Scheme shall become effective on or before 31 December 2007 or such later date, if any, as Spark Networks plc and Spark Networks, Inc. may agree and the Court may allow, it shall never become effective.

Modification

(16)	Spark Networks plc and Spark Networks, Inc. may jointly consent on behalf of all persons concerned to any modification of or addition to this Scheme or to any condition which the Court may think fit to approve or impose.

Costs

(17)	Spark Networks plc is authorised and permitted to pay all the costs and expenses relating to the negotiation, preparation, approval and implementation of this Scheme.

Dated 25 April 2007

PART 6

NOTICE OF COURT MEETING

No 2292 of 2007

IN THE HIGH COURT OF JUSTICE

CHANCERY DIVISION

COMPANIES COURT

Registrar Jaques

IN THE MATTER OF SPARK NETWORKS PLC

and

IN THE MATTER OF THE COMPANIES ACT 1985

NOTICE IS HEREBY GIVEN that by an order dated 2 April 2007 made in the above matters the Court has directed a meeting (“the Court Meeting”) to be convened of the holders of Ordinary Shares of £0.01 each in the capital of the above-named Spark Networks plc (“the Company”) except Spark Networks, Inc. for the purpose of considering and, if thought fit, approving (with or without modification) a Scheme of Arrangement (“the Scheme”) proposed to be made between the Company and the Scheme Shareholders (as defined in the Scheme) and that such meeting will be held at Fifth Floor, 99 Gresham Street, London EC2V 7NG, England on 15 June 2007 at 3:00 pm at which place and time all such Ordinary Shareholders are requested to attend.

A copy of the Scheme and a copy of the Explanatory Statement required to be furnished pursuant to section 426 of the Companies Act 1985 are incorporated in the document of which this Notice forms part.

Holders of Ordinary Shares may vote in person at the Court Meeting or they may appoint another person, whether a member of the Company or not, as their proxy to attend and vote in their stead. A proxy need not be a member of the Company. A white form of proxy for use in connection with the Court Meeting is enclosed with this notice.

It is requested that forms of proxy be lodged with the Registrars of the Company, Capita Registrars, Proxy Department, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4BR, England by no later than 3:00 pm on 13 June 2007 but if forms are not so lodged, they may be handed to the Chairman of the Court Meeting before the time appointed for the Court Meeting. The completion and return of a form of proxy will not prevent a holder of Ordinary Shares who wishes to do so from attending in person.

In the case of joint holders, the vote of the senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the votes of the other joint holder(s) and for this purpose seniority will be determined by the order in which the names appear in the register of members of the Company in respect of the joint holding.

Entitlement to attend and vote at the Court Meeting and the number of votes which may be cast at that meeting will be determined by reference to the register of members of the Company at the commencement of the Court Meeting. If the Court Meeting is adjourned, entitlement to attend and vote will be determined by reference to the register of members of the Company at the commencement of the adjourned meeting.

By the said Order, the Court has appointed Joshua A. Kreinberg, or failing him Mark Thompson, or failing him Adam S. Berger to act as Chairman of the Court Meeting and has directed the Chairman to report the result of the Court Meeting to the Court.

The Scheme will be subject to the subsequent sanction of the Court.

Steptoe & Johnson
99 Gresham Street
London EC2V 7NG
England
Solicitors for the Company	Dated 25 April 2007

PART 7

NOTICE OF EGM

NOTICE OF EXTRAORDINARY GENERAL MEETING

SPARK NETWORKS PLC

NOTICE IS HEREBY GIVEN that an extraordinary general meeting of Spark Networks plc will be held at Fifth Floor, 99 Gresham Street, London EC2V 7NG, England on 15 June 2007 at 3:10 pm (or as soon thereafter as the meeting of the holders of Ordinary Shares convened on the same day and at the same place by an Order of the High Court of Justice in England and Wales shall have concluded or been adjourned) for the purpose of considering and, if thought fit, passing the following resolution, which will be proposed as a special resolution:

SPECIAL RESOLUTION

THAT:

(1)	The Scheme of Arrangement dated 25 April 2007 in its original form or with or subject to any modification, addition or condition approved or imposed by the Court (“the Scheme”) between the Company and its Scheme Shareholders (as defined in the Scheme) be approved and the Directors be authorised to take all such action as they may consider necessary or appropriate for carrying the Scheme into effect.

(2)	For the purpose of giving effect to the Scheme, the definitions in the Scheme being the same definitions as are used in this resolution:

(a)	the capital of the Company be reduced by cancelling and extinguishing the Scheme Shares;

(b)	forthwith and contingently upon the said reduction of capital taking effect:

(i)	the share capital of the Company be increased to £800,000 by the creation of such number of new ordinary shares of £0.01 each in the capital of the Company (“New Shares”) as shall have an aggregate nominal value equal to the aggregate nominal amount of the Scheme Shares cancelled pursuant to sub-paragraph (a) of this resolution;

(ii)	the Company shall apply the credit arising as a result of such reduction of capital in paying up in full at par the New Shares created pursuant to sub-paragraph (b)(i) of this resolution;

(iii)	the Directors of the Company be and they are hereby generally and unconditionally authorised for the purposes of section 80 of the Companies Act 1985 (“the Act”) to allot the New Shares created pursuant to sub-paragraph (b)(i) of this resolution provided that:

(1)	this authority shall expire at the conclusion of the next annual general meeting of the Company in 2008 or on 11 September 2008 (whichever shall be the earlier);

(2)	the maximum number which may be allotted hereunder shall be the number necessary to effect such allotments; and

(3)	this authority shall be in addition to all prior authorities conferred upon the directors but without prejudice to any allotment made pursuant to such authorities.

(iv)	the Directors of the Company be and they are hereby empowered pursuant to section 95(2) of the Act to allot one unissued ordinary share of £0.01 as if section 89(1) of the Act did not apply to such allotment provided that:

(1)	this power shall expire (unless previously renewed, varied or revoked by the Company in general meeting) on 11 September 2008; and

(2)	this power shall be in addition to any subsisting authority conferred on the Directors of the Company pursuant to the said section 95(2).

(c)	Forthwith on the passing of this resolution, the Articles of Association of the Company be altered by the adoption and inclusion of the following new Article 151:

“151    Scheme of Arrangement

151(a)    In this Article, references to the “Scheme” are to the scheme of arrangement between the Company and the holders of its Scheme Shares (as defined in the Scheme) under section 425 of the Companies Act 1985 set out in the circular to the Company’s shareholders dated 25 April 2007 (in its original form or with or subject to any modification, addition or condition approved or imposed by the Court or in accordance with the terms of the Scheme) and terms defined in the Scheme shall have the same meanings in this Article.

151(b)    Notwithstanding any other provision of these Articles, if the Company issues any shares (other than to Spark Networks, Inc. or its nominee(s)) after the date of the adoption of this Article and prior to the Cancellation Record Time, such shares shall be allotted and issued subject to the terms of the Scheme and the holder or holders of such shares shall be bound by the Scheme accordingly.

151(c)    If on or after the Cancellation Record Time any shares in the Company are allotted or issued to any person or persons other than to Spark Networks, Inc. or its nominee(s) (“a New Member”), such new shares shall be transferred immediately upon the Scheme becoming effective in accordance with its terms or, if later, on issue, free of all encumbrances to Spark Networks, Inc. (or as it may direct) in consideration of and conditional on the issue to the New Member of such number of Spark Networks, Inc. Common Shares as such person would have received had such shares been Scheme Shares and such person had been bound by the Scheme.

151(d)    On any reorganisation of, or material alteration to, the share capital of the Company (including, without limitation, any subdivision and/or consolidation), the number of Spark Networks, Inc. Common Shares to be allotted under paragraph (c) of this Article shall be adjusted by the directors in such manner as the auditors of the Company may determine to be fair and reasonable to reflect such reorganisation or alteration.

151(e)    To give effect to any such transfer required by this Article 151, the Company may appoint a person to execute a form of transfer on behalf of the New Member in favour of Spark Networks, Inc. (or as it may direct) and the Company may give a good receipt for the purchase price of the shares so transferred and may register Spark Networks, Inc. as the holder thereof and issue to it a certificate for the same. The Company shall not be obliged to issue a certificate to a New Member for any shares to which this Article 151 applies. Pending the registration of Spark Networks, Inc. and/or its nominee(s) as the holder of any share to be transferred pursuant to this Article 151, Spark Networks, Inc. shall be empowered to appoint a person nominated by the directors to act as attorney on behalf of the New Member in accordance with such directions as Spark Networks, Inc. may give in relation to any dealings with or disposal of such shares (or any interest therein), exercising any rights attached thereto in accordance with the directions of Spark Networks, Inc. but not otherwise. Payment in respect of any shares transferred under this Article 151 will be made within 14 days from the date of transfer of such shares.

151(f). The provisions of this Article 151 shall be subject to any prohibition or condition imposed by law. Without prejudice to the generality of the foregoing, if in respect of any person with an address outside the UK or whom Spark Networks, Inc. reasonably believes to be a citizen, resident or national of a jurisdiction outside the UK (“Overseas Person”) Spark Networks, Inc. is advised that the allotment and issue of Spark Networks, Inc. Common Shares would or might infringe the laws of such jurisdiction or would or might require Spark Networks, Inc. to obtain or observe any governmental or other consent or any registration, filing or formality with which Spark Networks, Inc. is unable to comply, or compliance with which Spark Networks, Inc. regards as unduly onerous, Spark Networks, Inc. shall in its sole discretion determine that such Spark Networks, Inc. Common Shares shall not be allotted and issued to such Overseas Person but instead shall be allotted and issued to a nominee appointed by Spark Networks, Inc. as trustee for such Overseas Person, on terms that they shall, as soon as practicable after allotment and issue to such nominee, be sold on behalf of such Overseas Person at the best price reasonably obtainable at the time of sale, and the net proceeds of such sale shall (after the deduction of all expenses and commissions, including any amounts in respect of any taxes, duties and contributions payable thereon) be paid to such Overseas Person by sending a cheque or warrant to such Overseas Person through the post in a pre-paid envelope addressed to such Overseas Person at their last known address or in accordance with any special instructions regarding communications. None of the Company, Spark Networks, Inc. or any broker or shall be responsible for any loss or delay in the transmission of cheques or warrants sent in accordance with this Article 151(f), which shall be sent at the risk of the persons entitled thereto except that if within 6 months of the despatch of any cheque or warrant in accordance with this Article 151(f), notification is given to Spark Networks, Inc. that such cheque or warrant has been destroyed, Spark Networks, Inc. shall issue or procure the issue of a replacement cheque or otherwise tender payment in U.S. dollars. All cheques or warrants shall be made payable to such Overseas Person or, in the case of joint holders, to the first-named, and the encashment of any cheque or warrant shall be a complete discharge to Spark Networks, Inc. for the monies represented thereby.

151(g) If the Scheme shall not have become effective by the date referred to in clause 15 of the Scheme, this Article 151 shall have no effect.

BY ORDER OF THE BOARD

25 April 2007

Joshua A. Kreinberg

Secretary

Registered office:

Spark Networks plc

24-26 Arcadia Avenue,

Finchley Central,

London N3 2JU

Notes

(1) Every member entitled to attend and vote at the Extraordinary General Meeting may appoint one or more proxies to attend and vote on a poll (but not on a show of hands) instead of him or her. A proxy need not be a member of the Company.

(2) A blue form of proxy is enclosed which members are invited to complete and return. Lodging a form of proxy will not prevent a member from attending and voting in person should they decide to do so.

(3) To be effective, the instrument appointing a proxy together with any power of attorney or other authority under which it is signed, or a duly certified copy thereof, must be deposited at the offices of the Company’s registrars, Capita Registrars, Proxy Department, The Registry, 34 Beckenham Road, Beckenham, Kent BR3 4BR before 3:10 pm on 13 June 2007.

(4) Entitlement to attend and vote at the meeting and the number of votes which may be cast at the meeting will be determined by reference to the register of members of the Company at the commencement of the meeting. If the meeting is adjourned, entitlement to attend and vote will be determined by reference to the register of members of the Company at the commencement of the adjourned meeting.

PART 8

DEFINITIONS

“Accredited Investor”	an investor in the Company as defined in Regulation D under the United States Securities Act

“American Deposit Agreement”	the American deposit agreement between the Company, Bank of New York, and the Owners and Beneficial Owners (as defined therein) dated 14 February 2006 relating to the ADSs

“American Depositary Receipt” or “ADR”	the American depository receipts as issued by the Depositary pursuant to the American Deposit Agreement

“American Depositary Shares” or “ADS”	securities representing interests in the Ordinary Shares pursuant to the American Deposit Agreement

“AMEX”	The American Stock Exchange

“Affiliates”

an affiliate of an entity is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, that entity, as defined in Rule 144 of the Securities Act of 1933, as amended

“Articles” or “Articles of Association”	the Articles of Association of Spark Networks plc

“Bank of New York”	The Bank of New York whose principal place of business is located at One Wall Street, New York, New York 10286, USA

“Board of Directors” or “Board”	as the context requires, the board of directors of Spark Networks plc and/or Spark Networks, Inc

“Business Day”	a day (excluding Saturdays, Sundays and public holidays) on which banks are open for business in the City of London

“Cancellation Record Time”	6 pm on the Business Day immediately preceding the Hearing Date

“Capita Registrars” or “Company’s Registrars”	the Company’s registrars whose address is Capita Registrars, Proxy Department, The Registry, 34 Beckenham Road, Beckenham, Kent, BR3 4BR, England

“Capital Reduction”	the proposed reduction of capital of Spark Networks plc provided for by the Scheme

“Chairman”	Mr. David E. Siminoff

“Common Shares”	shares of common stock in Spark Networks, Inc. having a par value of US$0.001 each and designated as “Common Stock”

“Company” or “Spark Networks plc”	Spark Networks plc a company incorporated in England and Wales under registered number 03628907 whose registered office is at 24-26 Arcadia Avenue, Finchley Central, London N3 2JU

“Court”	the High Court of Justice in England and Wales

“Court Hearing”	the hearing of the Petition to sanction the Scheme and confirm the Capital Reduction

“Court Meeting”

the meeting of the holders of Scheme Shares convened pursuant to an order of the Court made under section 425 of the UK Companies Act to consider and, if thought fit, approve the Scheme, including any adjournment thereof

“Court Order”	the order of the Court sanctioning the Scheme and confirming the Capital Reduction

“Deposit Agreement” or “Deposit Agreements”	As the context requires, either or both the American Deposit Agreement and/or the Global Deposit Agreement

“Depositary”	The Bank of New York

“Directors”	as the context requires, the directors of Spark Networks plc and/or Spark Networks, Inc.

“Direct Registration Transaction Advices”

evidences of ownership of securities through the Direct Registration System of DTC that allow a stockholder to hold securities registered in his/her name directly without the issuance of a physical certificate.

“DTC”	The Depository Trust Company

“Effective Date”	the date on which the Scheme becomes effective in accordance with clause 14 of the Scheme (which the Directors expect to be 9 July 2007)

“Ernst & Young”	Ernst & Young LLP, independent auditors of Spark Networks plc

“Exchange Act”	Securities Exchange Act of 1934, as amended

“Executive Officers”	Adam S. Berger, Chief Executive Officer, Gregory R. Liberman, President and Chief Operating Officer, Mark G. Thompson, Chief Financial Officer, and Joshua A. Kreinberg, General Counsel

“Explanatory Statement”	the explanatory statement given in compliance with Section 426 of the UK Companies Act which is set out in Part 2 of this document

“Extraordinary General Meeting” or “EGM”	the extraordinary general meeting of the Company to be held immediately after the Court Meeting

“form of proxy”	the voting cards for use in person or by proxy at the Meetings

“Frankfurt Stock Exchange” or “FSE”	the stock exchange operated in Frankfurt, Germany by Deutsche Börse AG

“German Takeover Act”	the Securities Purchasing and Takeover Act in Germany

“Global Depositary Receipt” or “GDR”	the global depository receipts as issued by the Depositary pursuant to the Global Deposit Agreement

“GDS/ADS Holder”	as the context requires, a holder of Global Depositary Shares and/or American Depositary Shares

“GDS/ADS Voting Instruction Card”	the voting instruction card to be used by GDS/ADS Holders in connection with the Court Meeting and the EGM

“GDS/ADS Voting Record Date”

the close of business in New York on 18 April 2007, being the record date for the determination of the GDS/ADS Holders entitled under the Global Deposit Agreement and/or American Deposit Agreement to notice of, and to give instructions to vote at, the Court Meeting and the EGM

“Global Deposit Agreement”	the global deposit agreement between the Company, Bank of New York, and the Owners and Beneficial Owners (as defined therein) dated 28 April 2000 relating to the GDSs

“Global Depositary Shares” or “GDSs”	securities representing interests in the Ordinary Shares pursuant to the Global Deposit Agreement

“Hawkpoint”	Hawkpoint Partners Limited, a company incorporated in England and Wales with registered number 3875835 whose registered office is at 41 Lothbury, London, EC2R 7AE

“Hearing Date”	the date of the commencement of the Court Hearing

“Holder”	as the context requires, a registered holder of Ordinary Shares and/or GDS/ADSs, including any person entitled by transmission

“Listing”	the listing of the Spark Networks, Inc. Common Shares on the American Stock Exchange

“Meetings”	the Court Meeting and the EGM

“New Shares”

new Ordinary Shares of £0.01 each in the capital of Spark Networks plc created for the Scheme in its present form or with or subject to any modification thereof or addition thereto or condition approved or imposed by the Court

“Options”	options to subscribe for Ordinary Shares pursuant to the rules of the Option Schemes.

“Optionholder”	a person holding an Option

“Option Schemes”	the Spark Networks plc 2000 Unapproved Executive Share Option Scheme and the Spark Networks plc 2004 Share Option Scheme

“Ordinary Shareholders”	holders of Ordinary Shares in Spark Networks plc

“Ordinary Shares”	ordinary shares of £0.01 each in the capital of Spark Networks plc

“Overseas Persons” or “Overseas Shareholders”

Ordinary Shareholders on the Register of Members of Spark Networks plc at the Scheme Record Time with a registered address or last known address outside the UK or whom Spark Networks plc reasonably believes to be a citizen, resident or national or a jurisdiction outside the UK

“Pounds Sterling” or “£”	Pounds Sterling being the lawful currency of the UK

“Proposal”	the proposed change of the principal place of incorporation of the Spark Networks Group to the United States under the Scheme

“Register of Members”	the register of members of Spark Networks plc

“Registrar of Companies”	the registrar of companies for England and Wales

“Scheme of Arrangement” or “Scheme”	the scheme of arrangement set out in Part / of this document

“Scheme Record Time”	6:00 pm on the Business Day immediately preceding the Scheme Effective Date

“Scheme Shareholder”	a holder of Scheme Shares

“Scheme Shares”

Ordinary Shares (excluding any held by Spark Networks, Inc.): (1) in issue at the date of this document (2) (if any) issued after the date of this document and prior to the Court Meeting (3) (if any) issued at or after the Court Meeting but prior to the Cancellation Record Time either on terms that the original or any subsequent holders shall be bound by this Scheme or in respect of which the holders shall have agreed in writing to be bound by this Scheme

“Shareholders”	as the context requires, Ordinary Shareholders and/or GDS/ADS holders

“Shares”	as the context requires, Ordinary Shares and/or GDS/ADSs

“Spark Networks”, “Spark Networks Group” or “Group”	Spark Networks plc, Spark Networks, Inc. and any Subsidiaries or Affiliates thereof

“Spark Networks, Inc. Common Shares”	common stock of US$0.001 par value each in the capital of Spark Networks, Inc.

“Spark Networks, Inc.”	Spark Networks, Inc, a company incorporated in the state of Delaware, USA with its principal place of business at 8383 Wilshire Blvd., Suite 800, Beverly Hills, California, 90211, USA

“Spark Networks, Inc. Bylaws”	the Bylaws of Spark Networks, Inc. as amended

“Spark Networks, Inc. Certificate”	the certificate of incorporation of Spark Networks, Inc. in the state of Delaware, USA

“Spark Networks plc Share Certificate”	a certificate representing Ordinary Shares in Spark Networks plc

“Stockholders”	holders of Spark Networks, Inc. Common Shares

“Subsidiary”

has the meaning given in Section 736 of the UK Companies Act and refers to the following subsidiaries: MatchNet Büro Deutschland, MatchNet Succursale Français, MingleMatch, Inc., SN Events, Inc., SN Services, Inc., Spark Networks (Israel) Limited, Spark Networks Canada Inc. / Spark Networks Canada Enterprises Inc. and HurryDate, LLC

“Takeover Directive”	the European Union Directive on Takeover Bids

“United Kingdom” or “UK”	the United Kingdom of Great Britain and Northern Ireland

“UK Companies Act”	the Companies Act 1985, as amended

“UK Takeover Code”	the United Kingdom Takeover Code

“United States” or “US” or “USA”	the United States of America

“US Dollars” or “$”	United States Dollars being the lawful currency of the USA

“Securities and Exchange Commission” or “SEC”	the United States Securities and Exchange Commission

“US Securities Act”	the United States Securities Act of 1933

“WpAIV”	the German regulation regarding the specifications of notification and disclosure duties and the duty to establish an insider list under the WpHG

“WpHG”	the German Securities Trading Act

IN THE HIGH COURT OF JUSTICE

CHANCERY DIVISION

COMPANIES COURT

Registrar Jaques

IN THE MATTER OF SPARK NETWORKS PLC

AND IN THE MATTER OF THE COMPANIES ACT 1985

FORM OF PROXY

SPARK NETWORKS PLC

For use at the Meeting (the “Court Meeting”) of the holders of Scheme Shares, as defined in the Scheme of Arrangement (the “Scheme”) proposed to be made between Spark Networks plc (the “Company”) and the holders of the Scheme Shares, to be held at the offices of Steptoe & Johnson at Fifth Floor, 99 Gresham Street, London EC2V 7NG on 15 June 2007 at 3:00 pm.

Please read carefully the notice convening the Court Meeting and explanatory notes set out below before completing this form in BLOCK CAPITALS

I/We

(in BLOCK CAPITALS please)

Of

a shareholder(s) (see note 1) of the Company, appoint the Chairman of the Court Meeting or (see note 2) to act as my/our proxy to attend and to vote for me/us and on my/our behalf at the Court Meeting to be held at the offices of Steptoe & Johnson at Fifth Floor, 99 Gresham Street, London EC2V 7NG on 15 June 2007 at 3:00 pm and at every adjournment thereof for the purpose of voting FOR the Scheme (with or without modification, as my/our proxy may approve) or AGAINST the Scheme, as hereby indicated (see note 3):

Resolution	For	Against
to approve the Scheme

Signed…………………………………….

Date……………………………………….

Notes:

1.	In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which names stand in the register of members in respect of the joint holding.

2.	If any other proxy is preferred, strike out the words “the Chairman of the Court Meeting” and add the name and address of the proxy you wish to appoint and initial the alteration. The proxy need not be a member of the Company but must attend the Court Meeting in person to represent you.

3.	Please indicate with an “X” in the box either “for” or “against” how you wish your vote to be cast. On any motion to amend a resolution or to adjourn the meeting, or any other resolution which may properly come before the meeting, the proxy may vote as they think fit or abstain from voting.

4.	If the appointor is a corporation this form must be completed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation.

5.	To be valid, this form and the letter or power of attorney or a duly certified copy thereof must (failing previous registration with the Company) be lodged with Capita Registrars, Proxy Department, The Registry, 34 Beckenham Rd., Beckenham, Kent, BR3 4BR by 3:00 pm on 13 June 2007. Please note that if this form is not lodged by this time it may be handed to the Chairman at the Court Meeting.

6.	The completion of this form will not preclude a member from attending the Court Meeting and voting in person.

7.	A person appointed as a proxy shall have the right to demand or join in demanding a poll, but shall have no further right to speak at the meeting, except with the permission of the chairman of the meeting.

8.	Any alteration of this form must be initialled.

FORM OF PROXY

SPARK NETWORKS PLC

This proxy is solicited on behalf of the Board of Directors of the Company for the Extraordinary

General Meeting of Shareholders to be held on 15 June 2007

For use at the Extraordinary General Meeting (the “EGM”) of Spark Networks plc (the “Company”) to be held at the offices of Steptoe & Johnson at Fifth Floor, 99 Gresham Street, London EC2V 7NG on 15 June 2007 at 3:10 pm.

Please read carefully the notice convening the EGM and explanatory notes set out below before completing this form in BLOCK CAPITALS

I/We

(in BLOCK CAPITALS please)

Of

a shareholder(s) (see note 1) of the Company, appoint the Chairman of the EGM or

(see note 2) to act as my/our proxy to attend and to vote for me/us and on my/our behalf at the EGM to be held at the offices of Steptoe & Johnson at Fifth Floor, 99 Gresham Street, London EC2V 7NG on 15 June 2007 at 3:10 pm (or, if later, as soon thereafter as the Court Meeting shall have been concluded or adjourned) and at every adjournment thereof for the purpose of considering and, if thought fit, passing the proposed special resolution set out in the notice convening the EGM. I/We direct that my/our proxy vote on the special resolution set out in the notice convening the EGM as indicated below (see note 3):

Special resolution	For	Against	Abstain

to approve the Scheme and authorise the directors to implement the Scheme, to cancel the Scheme Shares, to create and authorise the issue of New Shares to Spark Networks, Inc., and to amend the articles of association

Signed…………………………………….

Date……………………………………….

Notes:

1.	In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which names stand in the register of members in respect of the joint holding.

2.	If any other proxy is preferred, strike out the words “the Chairman of the EGM” and add the name and address of the proxy you wish to appoint and initial the alteration. The proxy need not be a member of the Company but must attend the EGM in person to represent you.

3.	Please indicate with an “X” in the box either “for”, “against”, or “abstain” how you wish your vote to be cast. If no indication is given your proxy will vote for or against the resolution or abstain from voting as he thinks fit. On any motion to amend a resolution or to adjourn the meeting, or any other resolution which may properly come before the meeting, the proxy may vote as he thinks fit or abstain from voting.

4.	If the appointor is a corporation this form must be completed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation.

5.	To be valid, this form and the letter or power of attorney or a duly certified copy thereof must (failing previous registration with the Company) be lodged with Capita Registrars, Proxy Department, The Registry, 34 Beckenham Rd., Beckenham, Kent, BR3 4BR by 3:10 pm on 13 June 2007. Please note that it will not be sufficient to hand this form to the Chairman at the EGM.

6.	The completion of this form will not preclude a member from attending the EGM and voting in person.

7.	A person appointed as a proxy shall have the right to demand or join in demanding a poll, but shall have no further right to speak at the meeting, except with the permission of the chairman of the meeting.

8.	Any alteration of this form must be initialled.

IMPORTANT: By completing and returning this voting instruction card on or before 3:00 pm (New York Time) on 8 June 2007, the undersigned registered holder of American Depositary Receipts and/or Global Depositary Receipts and/or beneficial holder of American Depositary Shares and/or Global Depositary Shares (“Spark holder”) hereby: (1) authorises the disclosure to Spark Networks PLC of the name and address of such Spark holder together with details of such Spark holder’s instructions on this voting instruction card; (2) consents to be lent and registered on the register of members of Spark Networks PLC (either in his/her name or through a nominee) as holder of one ordinary share of Spark Networks PLC (the “Spark Share”); and (3) appoints the Company Secretary of Spark Networks PLC or such other person as may be nominated by the board of directors of Spark Networks PLC as the holder’s attorney-in-fact to (i) appoint (or authorise the appointment of) a proxy to vote the Spark Share at the Shareholder Court Meeting and the Extraordinary General Meeting in accordance with the instructions on this voting instruction card, and in the absence of such instructions at the discretion of the proxy (who will vote to pass the Special Resolution and to approve the Scheme of Arrangement dated 25 April 2007 and as they think fit on any other resolution which may properly come before the Shareholder Court Meeting or the Extraordinary General Meeting) and (ii) sign any necessary documentation to initially borrow and thereafter transfer the Spark Share back into the name of the lender of the Spark Share after the Shareholder Court Meeting and Extraordinary General Meeting.

DETACH PROXY CARD HERE

Mark, Sign, Date and Return X the Proxy Card Promptly Votes must be indicated Using the Enclosed Envelope.(x) in Black or Blue ink.

Please vote in relation to both the Extraordinary General Meeting and the Shareholder Court Meeting

EXTRAORDINARY GENERAL MEETING SHAREHOLDER COURT MEETING

FOR AGAINST FOR AGAINST

Special Resolution to approve the Scheme, authorise the directors to implement the Scheme, cancel the Scheme

Shares, create and authorise the issue of New Shares to To approve the Scheme of Spark Networks, Inc. and amend the articles of association. Arrangement dated 25 April 2007.

To change your address, please mark this box.

SCAN LINE

The Voting Instruction must be signed by the person in whose name the relevant Receipt is registered on the books of the Depositary. In the case of a Corporation, the Voting Instruction must be executed by a duly authorized Officer or Attorney.

Date Share Owner sign here Co-Owner sign here

SPARK NETWORKS PLC

NOTICES OF THE EXTRAORDINARY GENERAL MEETING AND THE SHAREHOLDER COURT

MEETING RELATING TO THE SCHEME OF ARRANGEMENT DATED 25 April 2007

Instructions to The Bank Of New York, as Depositary

(Must be received prior to 3:00 pm (New York Time) on 8 June 2007)

The undersigned registered holder of American Depositary Receipts and/or Global Depositary Receipts and/or

beneficial holder of American Depositary Shares and/or Global Depositary Shares hereby requests and instructs The

Bank of New York, as Depositary, to endeavor, in so far as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities of Spark Networks PLC represented by such Receipts or held in the name of the undersigned as of the close of business 18 April 2007, at the Court Meeting of Spark Networks PLC to be held at 3:00 pm and the Extraordinary General Meeting of Spark Networks PLC to be held at 3:10 pm (or as soon thereafter as the

Court Meeting shall have concluded or adjourned), both to be held at the offices of Steptoe & Johnson at Fifth Floor, 99 Gresham Street, London EC2V 7NG

on 15 June 2007 in respect of the resolutions specified on the reverse.

NOTE:

The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions or deemed instructions. If no instructions are received by the Depositary from any Owner with respect to any of the Deposited Securities represented by the American Depositary Shares and/or Global Depositary Shares evidenced by such

Owner’s Receipts on or before the Instruction Date, the Depositary shall deem such Owner to have instructed the Depositary to give a discretionary proxy to a person designated by the Issuer with respect to such Deposited Securities and the Depositary shall give a discretionary proxy to a person designated by the Issuer to vote such Deposited Securities.

To include any comments, please mark this box.

Please complete and date this proxy on the reverse side and return it promptly in the accompanying envelope.